Registration No. 333________

   As filed with the Securities and Exchange Commission on February 14, 2000

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

               ------------------------------------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                -----------------------------------------------

               FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
            (Exact name of registrant as specified in its charter)

        North Carolina                             56-1643598
(State or other jurisdiction)                   (I.R.S. Employer
      of incorporation)                        Identification No.)

                            One First Union Center
                     Charlotte, North Carolina 28288-0600
                                (704) 374-6161
                  (Address, including zip code, and telephone
                 number, including area code, of registrant's
                          principal executive office)
               -------------------------------------------------

                                James F. Powers
              Senior Vice President and Assistant General Counsel
                            First Union Corporation
                            One First Union Center
                     Charlotte, North Carolina 28288-0630
                                (704) 374-6611

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                   ----------------------------------------
                                with copies to:


                                Michael Durrer
                                 Brown & Wood
                                 Princes Court
                               7 Princes Street
                                London EC2R 8AQ

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, determined in light of market and other conditions.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



                                            CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
                                                          Proposed Maximum         Proposed Maximum
  Title of Shares to be           Amount to be           Aggregate Price per       Aggregate Offering        Amount of
        Registered               Registered (1) (2              Unit (3)                  Price           Registration Fee

   Commercial Mortgage             $1,000,000                   100%                  $1,000,000                 $264
Pass-Through Certificates

--------------------------------------------------------------------------------------------------------------------------


(1) $389,020,965 aggregate principal amount of Commercial Mortgage Pass-Through Certificates registered by the Registrant under the Registrant's Registration Statement on Form S-3 (Registration No. 333-62671) (the "Prior Registration Statement") referred to below and not previously sold are consolidated in this Registration Statement pursuant to Rule 429 of the Securities Act. All registration fees in connection with such unsold amount of Commercial Mortgage Pass-Through Certificates (amounting to $108,148) have been previously paid by the Registrant under the Prior Registration Statement.

(2) There is also being registered hereunder an indeterminate amount of Commercial Mortgage Pass-Through Certificates that may be sold by the Registrant or any affiliate of Registrant, including First Union Securities, Inc., in furtherance of market-making activities in the Commercial Mortgage Pass-Through Certificates and in connection with which it is necessary under the federal securities laws to deliver a market-making prospectus.

(3)      Estimated solely for purposes of determining the registration fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus and the Prospectus Supplement contained in this Registration Statement also relate to the Registrant's Prior Registration Statement on Form S-3. This Registration Statement, which is a new registration statement, also constitutes a post-effective amendment to the Prior Registration Statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with
Section 8(c) of the Securities Act of 1933.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Neither this prospectus supplement nor the accompanying prospectus is an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT MAY BE AMENDED OR
                        COMPLETED, DATED [ ] [ ], 20[ ]

PROSPECTUS SUPPLEMENT
(to accompanying prospectus dated [     ] [ ], 20[  ])

                              $[ ] (Approximate)
                            (Offered Certificates)
              First Union National Bank Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates
                               Series 20[ ]-[ ]
               First Union Commercial Mortgage Securities, Inc.
                                  (Depositor)


You should carefully consider the risk factors        The trust fund:
beginning on page S-[  ] of this prospectus               As of [    ] [ ], 20[ ] , the mortgage loans included in the
supplement and on page [  ] of the accompanying           trust fund will have an aggregate principal balance of
prospectus.                                               approximately $[ ].
                                                      o   The trust fund will consist of a pool of [    ] fixed
Neither the offered certificates nor the                  rate mortgage loans.
underlying mortgage loans are insured or              o   The mortgage loans are secured by first liens on
guaranteed by any government agency or                    commercial and multifamily properties.
instrumentality.                                      o   All of the mortgage loans were originated or acquired by
                                                          either First Union National Bank or [                ].
The offered certificates will represent
interests in the trust fund only. They                The certificates:
will not represent obligations of any other           o   The trust fund will issue [           ] classes of
party.                                                    certificates.
                                                      o   Only the [ ] classes of offered certificates described in the
The offered certificates will not be listed               following table are being offered by this prospectus
on any national securities exchange or any                supplement and the accompanying prospectus.
automated quotation system of any registered
securities association.

This prospectus supplement may be used to offer
and sell the offered certificates only if it is
accompanied by the prospectus dated [     ] [
] , 20[ ] .



================== ======================== =================== ================= ================== =====================
                        Closing Date
                         Certificate          Percentage of          Pass-
                         Balance or            Cut-Off Date         Through                                Expected
                          Notional                 Pool               Rate                                 [ ]/[ ]
Class                    Amount (1)              Balance          Description         CUSIP No.           Rating (3)
------------------ ------------------------ ------------------- ----------------- ------------------ ---------------------
                   $
                   $
       (4)         $
                   $                                                  (5)
================== ======================== =================== ================= ================== =====================


(Footnotes explaining the table are on page S-3)

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or has determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

     First Union Securities, Inc. and [ ] are acting as co-lead managers for the offering. First Union Securities, Inc. and [ ] are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. We expect to receive from this offering approximately [ ]% of the initial certificate balance of the offered certificates, plus accrued interest from [ ] [ ], 20[ ] , before deducting expenses.

     We expect that delivery of the offered certificates will be made in book-entry form on or about [ ] [ ], [ ].

First Union Securities, Inc.              [                                  ]

                                [ ] [ ], 20[ ]

                              [MAP APPEARS HERE]

                               [Graphic Omitted]

  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates.

     You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates. You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. The information in this document may only be accurate as of the date of this document. If the descriptions of the offered certificates vary between the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

     o Summary of Prospectus Supplement, commencing on page S-[ ] of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

     o Risk Factors, commencing on page S-[ ] of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Definitions" beginning on page S-[ ] in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to First Union Commercial Mortgage Securities, Inc.

     We do not intend this prospectus supplement and the accompanying prospectus to be an offer or solicitation:

     o if used in a jurisdiction in which such offer or solicitation is not authorized;

     o if the person making such offer or solicitation is not qualified to do so; or

     o if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     This prospectus supplement and the accompanying prospectus may be used by us, First Union Securities, Inc., our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. First Union Securities, Inc. or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

(Footnotes to table on the front cover)

--------------

(1)      Subject to a permitted variance of plus or minus [  ]%.
(2) The assumed final distribution date has been determined on the basis of the assumptions set forth in "DESCRIPTION OF THE CERTIFICATES-Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a [ ]% constant prepayment rate. The rated final distribution date is the distribution date to occur in [ ] , 20[ ]. See "DESCRIPTION OF THE CERTIFICATES-Assumed Final Distribution Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.
(3)      By each of [     ] and [     ].
(4) The Class [ ] certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each component of the Class [ ] certificates, as described in this prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES-Certificate Balances and Notional Amount" and "-Pass-Through Rates" in this prospectus supplement. The interest rate applicable to each component of the Class [ ] certificates for each distribution date will equal the excess, if any, of the weighted average net mortgage rate for such distribution date over the pass-through rate then applicable to the corresponding class of offered certificates entitled to receive distributions of principal.
(5) The pass-through rate applicable to the Class [ ] certificates on each distribution date will equal the lesser of the rate set forth in the table on the front cover and the applicable weighted average net mortgage rate for such distribution date.


                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

SUMMARY OF PROSPECTUS SUPPLEMENT..................................................................................6
RISK FACTORS.....................................................................................................23
DESCRIPTION OF THE MORTGAGE POOL.................................................................................57
SERVICING OF THE MORTGAGE LOANS..................................................................................88
DESCRIPTION OF THE CERTIFICATES..................................................................................97
YIELD AND MATURITY CONSIDERATIONS...............................................................................120
USE OF PROCEEDS.................................................................................................127
MATERIAL FEDERAL INCOME TAX CONSEQUENCES........................................................................127
ERISA CONSIDERATIONS............................................................................................129
LEGAL INVESTMENT................................................................................................131
METHOD OF DISTRIBUTION..........................................................................................131
LEGAL MATTERS...................................................................................................132
RATINGS.........................................................................................................132
INDEX OF PRINCIPAL DEFINITIONS..................................................................................134



ANNEX A-1        --        CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES...............A-1

ANNEX A-2        --        DEBT SERVICE PAYMENT SCHEDULES FOR CERTAIN CREDIT LEASE LOANS........................A-2

ANNEX A-3        --        CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES.......................A-3

ANNEX A-4        --        RESERVE ACCOUNTS.....................................................................A-4

ANNEX A-5        --        COMMERCIAL TENANT SCHEDULE...........................................................A-5

ANNEX B          --        PRICE/YIELD TABLES...................................................................B-1

ANNEX C          --        FORM OF DISTRIBUTION DATE STATEMENT..................................................C-1

ANNEX D          --        FORM OF DELINQUENT LOAN STATUS REPORT................................................D-1

ANNEX E          --        FORM OF HISTORICAL LOAN MODIFICATION REPORT..........................................E-1

ANNEX F          --        FORM OF HISTORICAL LIQUIDATION REPORT................................................F-1

ANNEX G          --        FORM OF REO STATUS REPORT............................................................G-1

ANNEX H          --        SERVICER WATCH LIST..................................................................H-1

ANNEX I          --        FORM OF OPERATING STATEMENT ANALYSIS REPORT..........................................I-1

ANNEX J          --        FORM OF NOI ADJUSTMENT WORKSHEET FOR "YEAR"..........................................J-1

ANNEX K          --        FORM OF COMPARATIVE FINANCIAL STATUS REPORT..........................................K-1


                       SUMMARY OF PROSPECTUS SUPPLEMENT

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you must carefully read this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

o We provide information in this prospectus supplement on the certificates that are not offered by this prospectus supplement only to enhance your understanding of the offered certificates. We are not offering the non-offered certificates pursuant to this prospectus supplement.

o Unless otherwise stated, all percentages of the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, referred to in this prospectus supplement are calculated using the aggregate principal balance of all the mortgage loans included in the trust fund as of the cut-off date. Percentages of mortgaged properties are references to the percentages of the aggregate principal balance of all the mortgage loans included in the trust fund as of the cut-off date represented by the aggregate principal balance of the related mortgage loans as of the cut-off date.

o All numerical information concerning the mortgage loans included in the trust fund is provided on an approximate basis.

                         Overview of the Certificates

The table below lists certain summary information concerning the First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 20[ ]-[ ], which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class R-[ ], Class R-[ ] and Class R-[ ] certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.


              Closing Date                                                                  Cash Flow or
               Certificate   Percentage                 Pass-       Initial     Weighted     Principal     Expected
               Balance or    of Cut-Off                Through       Pass-      Average        Window        [ ]/
                Notional      Date Pool    Credit       Rate        Through       Life         (Mon./         [ ]
Class           Amount(1)      Balance     Support   Description     Rate     (Years) (2)     Yr.) (2)     Rating(3)



(1)  Subject to a permitted variance of plus or minus [   ]%.
(2) Based on no prepayments and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement.
(3)  By each of [        ] and [          ]. "NR" indicates that such class is
     not rated by the applicable rating agency.
(4) The Class [ ] certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the Class [ ] certificates as described in this prospectus supplement. The pass-through rate applicable to each component of the Class [ ] certificates for each distribution date will equal the excess, if any, of the weighted average net mortgage rate for such distribution date over the pass-through rate then applicable to the corresponding class of offered certificates entitled to receive distributions of principal.
(5) The pass-through rate applicable to the Class [ ], Class [ ] and Class [ ] certificates on each distribution date will equal the lesser of the rate set forth above and the applicable weighted average net mortgage rate for such distribution date.
(6) The pass-through rate applicable to the Class [ ] and Class [ ] certificates on each distribution date will equal the weighted average net mortgage rate for such distribution date.
     _______
    |_______| offered certificates

     -------
    |///////| private certificates
     -------


                                  The Parties

The Trust Fund...........................   The trust fund will be created on or about the closing date pursuant
                                            to a pooling and servicing agreement dated as of [      ] [ ], 20[ ]
                                            by and among the depositor, the master servicer, the special servicer and the trustee.

The Depositor............................   First Union Commercial Mortgage Securities, Inc. We are a
                                            wholly-owned subsidiary of First Union National Bank, which is one of the mortgage loan sellers and the master servicer, and an affiliate of one of the underwriters. Our principal executive office is located at One First Union Center, Charlotte, North Carolina 28288-0630 and
                                            our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see "THE DEPOSITOR" in the accompanying prospectus.

                                            On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

The Issuer...............................   The trust fund to be established under the pooling and servicing agreement. For more detailed information, see "DESCRIPTION OF THE
                                            CERTIFICATES" in the accompanying prospectus.

The Mortgage Loan Sellers................   First Union National Bank and [      ]. For more information, see
                                            "DESCRIPTION OF THE MORTGAGE POOL--The Mortgage Loan Sellers" in this prospectus supplement. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See "DESCRIPTION OF THE MORTGAGE POOL--Representations and
                                            Warranties; Repurchases and Substitutions" in this prospectus supplement.

                                            [ ] ([ ]) of the mortgage loans to be included in the trust fund, representing [ ]% of the cut-off date pool balance of all of the mortgage loans included in the trust fund, are being assigned to us by First Union National Bank, and [ ] ([ ]) of the mortgage loans to be included in the trust fund, representing [ ]% of the cut-off date pool balance of all of the mortgage loans to be included in the trust fund, are being assigned to us by [ ].

The Master Servicer......................   First Union National Bank. First Union National Bank is our affiliate and is one of the mortgage loan sellers.  The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund. See "SERVICING OF THE MORTGAGE LOANS--The Master Servicer" in
                                            this prospectus supplement.

The Special Servicer.....................   [                ]. The special servicer will be responsible for
                                            performing certain servicing functions with respect to the mortgage loans included in the trust fund that, in general, are in default or as to which default is imminent. Some holders of certificates will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer  under certain circumstances.  See "SERVICING OF THE
                                            MORTGAGE LOANS--The Special Servicer" in this prospectus supplement.

The Trustee..............................   [                 ]. The trustee will be responsible for distributing
                                            payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. See "DESCRIPTION OF THE CERTIFICATES--The Trustee"
                                            in this prospectus supplement.

The Underwriters.........................   First Union Securities, Inc. and [     ]. [   ] is an affiliate of
                                            [   ]. First Union Securities, Inc. is our affiliate and is an affiliate of First Union National Bank and the master servicer.
                                            First Union Securities, Inc. and [          ] are acting as co-lead
                                            managers for the offering.

                                           Important Dates and Periods

Closing Date.............................   On or about [     ] [ ], 20[ ].

Cut-Off Date.............................   [     ] [ ], 20[ ] . The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal
                                            scheduled to be paid in [     ] on each mortgage loan and no
                                            defaults, delinquencies or prepayments on any mortgage loan as of the cut-off date.

Distribution Date........................   The [   ]th day of each month or, if such day is not a business day, the next succeeding business day; provided, however, that the distribution date will be no earlier than the fourth business day following the determination date in the month in which such distribution date occurs. The first distribution date on which investors in the offered certificates may receive distributions will
                                            occur in [    ] 20[  ].

Determination Date.......................   For each distribution date, the [  ]th day of each month, or if such day is not a business day, the immediately succeeding business day.

Collection Period........................   For any distribution date, the period beginning on the day after a determination date in the immediately preceding month (or the cut-off date, in the case of the first collection period) through and including the related determination date.

                                                 The Certificates

Offered Certificates.....................   We are offering to you the following [     ] classes of certificates
                                            of our Commercial Mortgage Pass-Through Certificates, Series 20[
                                            ]-[  ] pursuant to this prospectus supplement:

                                                    Class [ ]
                                                    Class [ ]
                                                    Class [ ]
                                                    Class [ ]

Priority of Distributions................   On each distribution date, you will be entitled to distributions of all payments or other collections on the mortgage loans that the master servicer collected or advanced during or with respect to the related collection period after deducting certain fees and expenses.
                                            The trustee will distribute such amounts to the extent that the money is available, in the following order of priority, to pay:


                                            ------------------------------------------------------------------------
                                            | Interest, pro rata, on the Class [ ], Class [ ] and Class [ ]        |
                                            | certificates.                                                        |
                                            ------------------------------------------------------------------------

                                            ------------------------------------------------------------------------
                                            | Principal on the Class [ ] certificates, up to the principal         |
                                            | distribution amount, until their certificate balance is reduced to   |
                                            | zero.                                                                |
                                            ------------------------------------------------------------------------

                                            ------------------------------------------------------------------------
                                            | Principal on the Class [ ] certificates, up to the principal         |
                                            | distribution amount, until their certificate balance is reduced to   |
                                            | zero.                                                                |
                                            ------------------------------------------------------------------------

                                            ------------------------------------------------------------------------
                                            | Reimbursement to the Class [ ] and Class [ ] certificates, pro rata, |
                                            | for any realized losses and trust fund expenses borne by such        |
                                            | classes.                                                             |
                                            ------------------------------------------------------------------------

                                            ------------------------------------------------------------------------
                                            | Interest on the Class [ ] certificates.                              \
                                            ------------------------------------------------------------------------

                                            ------------------------------------------------------------------------
                                            | Principal on the Class [ ] certificates, up to the principal         |
                                            | distribution amount, until their certificate balance is reduced to   |
                                            | zero.                                                                |
                                            ------------------------------------------------------------------------

                                            ------------------------------------------------------------------------
                                            | Reimbursement to the Class [ ] certificates for any realized losses  |
                                            | and trust fund expenses borne by such class.                         |
                                            ------------------------------------------------------------------------

                                            ------------------------------------------------------------------------
                                            | Distributions to the non-offered certificates.                       |
                                            ------------------------------------------------------------------------

                                            If, on any distribution date, the certificate balances of the Class
                                            [ ] through Class [ ] certificates have been reduced to zero, but the
                                            Class [ ] and Class [ ] certificates remain outstanding,
                                            distributions of principal will be made pro rata to the Class [ ] and
                                            Class [ ] certificates. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in
                                            this prospectus supplement.

Interest.................................   On each distribution date each class of offered certificates will be entitled to receive:

                                               o  the distributions of accrued interest for such class of certificates on such distribution date; and

                                               o  any unpaid accrued interest for such class of certificates from all prior distribution dates.

                                            On any distribution date, the amount of interest distributable to each class of certificates generally will equal:

                                               o  one month's interest at the applicable pass-through rate accrued during the calendar month prior to the related distribution date, on the certificate balance or notional amount of such class of certificates immediately prior to such distribution date;

                                               o  minus (other than in the case of the Class [ ] certificates) such class' share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund that are not offset by certain payments made by the master servicer; and

                                               o  minus (other than in the case of the Class [ ] certificates) such class' allocable share of certificate deferred interest. See
                                                  "DESCRIPTION OF THE CERTIFICATES-Certificate Balances and Notional
                                                  Amount" and "--Distributions" in this prospectus supplement.

                                            The certificates will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

                                            Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                                            As reflected in the chart under "Priority of Distributions" on page S-[ ] above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates:

                                               o   first, pro rata, to the Class [ ] certificates, Class [ ] certificates and
                                                   Class [ ] certificates, and then to each other class of offered certificates in alphabetical order; and

                                               o   only to the extent funds remain after the trustee makes all distributions of interest and principal required to be made on such date on each class of certificates with a higher priority of distribution.

                                            You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. Such distributions are in addition to the distributions of principal and interest described above. See "DESCRIPTION OF THE
                                            CERTIFICATES--Distributions" in this prospectus supplement.

Pass-Through Rates.......................   The pass-through rate for each class of offered certificates on each distribution date is set forth above under "Overview of the
                                            Certificates."

                                            The pass-through rate on the Class [ ] certificates is variable and is equal to the weighted average net mortgage rate.

                                            The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances on the first day of the related collection period.

                                            The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

                                               o   the mortgage interest rate in effect for such mortgage loan as of the closing date; minus

                                               o   the applicable administrative cost rate, as described in this prospectus supplement.

                                            The stated principal balance of each mortgage loan included in the trust fund will generally equal the balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

                                               o   any payments or other collections (or advances in lieu thereof) of principal on such mortgage loan that are due or received, as the case may be, during the related collection period and distributed on the certificates on and prior to such date; and

                                               o   the principal portion of any realized loss incurred in respect of such mortgage loan during the related collection period.

                                            See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

Principal Distributions..................   On the closing date, each class of offered certificates will have the certificate balance shown in the table at the beginning of this summary. The certificate balance for each class of certificates entitled to receive principal may be reduced by:

                                               o   distributions of principal; and

                                               o   allocations of realized losses and trust fund expenses.

                                            The certificate balance of a class of offered certificates may be increased in certain circumstances by the allocation of accrued but unpaid interest to the certificate balance of such class. See "DESCRIPTION OF THE
                                            CERTIFICATES--Certificate Balances and Notional Amount" in this prospectus supplement.

                                            The Class [ ] certificates have no principal balance and will not receive distributions of principal.

                                            As reflected in the chart under "Priority of Distributions" above:

                                               o   Principal is distributed to each class of offered certificates entitled to receive distributions of principal in alphabetical and, if applicable, numerical order.

                                               o   Principal is only distributed on a class of certificates to the extent funds remain after the trustee makes all distributions of principal and interest on each class of certificates with an earlier alphabetical and, if applicable, numerical designation.

                                               o   Generally, no class of certificates is entitled to distributions of principal until the certificate balance of each class of certificates with an earlier alphabetical and, if applicable, numerical designation has been reduced to zero.

                                            The amount of principal to be distributed for each distribution date generally will be an amount equal to:

                                               o   the scheduled principal payments (other than balloon payments) due on the mortgage loans included in the trust fund during the related collection period whether or not such scheduled payments are actually received;

                                               o   balloon payments actually received with respect to mortgage loans included in the trust fund during the related collection period;

                                               o   prepayments received with respect to the mortgage loans included in the trust fund during the related collection period; and

                                               o   all liquidation proceeds, insurance proceeds, condemnation awards and repurchase and substitution amounts received during the related collection period that are allocable to principal.

Subordination; Allocation of Losses
  and Certain Expenses...................   Credit support for any class of certificates (other than the Class [
                                            ], Class [ ], Class [ ] and Class [ ] certificates) is provided by the subordination of payments and allocation of any losses to such classes of certificates which have a later alphabetical class designation. The certificate balance of a class of certificates
                                            (other than the Class [ ], Class [ ], Class [ ] and Class [ ]
                                            certificates) will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to such class of certificates on such distribution date. Losses on the mortgage loans that have been realized and additional trust fund expenses will first be allocated to the certificates (other than the Class [ ], Class [ ],
                                            Class [ ] and Class [ ] certificates) that are non-offered certificates and then to the certificates (other than the Class [ ],
                                            Class [ ], Class [ ] and Class [ ] certificates) that are offered certificates in reverse alphabetical order as indicated on the following table.


                                                                         Closing       Percentage       Order of
                                                                          Date        Cut-Off Date    application
                                            Class                      Certificate        Pool       of losses and
                                            Designation                  Balance         Balance        expenses
                                            -----------                -----------    -------------  -------------





                                            Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of certificates (other than the Class [ ], Class [ ], Class [ ] and
                                            Class [ ] certificates) will result in a corresponding reduction in the notional amount for the interest-only component of the Class [ ] certificates that is related to such class of certificates.


                                            See "DESCRIPTION OF THE CERTIFICATES--Subordination; Allocation of Losses and
                                            Certain Expenses" in this prospectus supplement.

Prepayment Premiums; Yield
  Maintenance Charges....................   On each distribution date, any prepayment premium or yield maintenance charge collected during the related collection period on a mortgage loan included in the trust fund will be distributed to the holders of each class of offered certificates then entitled to distributions as follows:

                                            The holders of each class of offered certificates then entitled to distributions of principal on such distribution date will be entitled to a portion of prepayment premiums equal to the product of:

                                            o   the amount of such prepayment premiums, multiplied by

                                            o   a fraction, the numerator of which is equal to the amount of principal distributable to such class of certificates on such distribution date, and the denominator of which is the principal distribution amount for such distribution date, multiplied by

                                            o   [ ]%.

                                            The remaining portion of prepayment premiums will be distributed to the holders of the Class [ ] certificates.

                                            The holders of each class of offered certificates then entitled to distributions of principal on such distribution date will be entitled to a portion of yield maintenance charges equal to the product of:

                                            o   the amount of such yield maintenance charges, multiplied by

                                            o   a fraction (in no event greater than one), the numerator of which is equal to the excess, if any, of the pass-through rate of such class of offered certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, multiplied by

                                            o   a fraction, the numerator of which is equal to the amount of principal distributable on such class of offered certificates on such distribution date, and the denominator of which is the principal distribution amount for such distribution date.

                                            If there is more than one class of offered certificates entitled to distributions of principal on any particular distribution date on which a yield maintenance charge or principal prepayment is distributable, the aggregate amount of such yield maintenance charge or principal prepayment will be allocated among all such classes on a pro rata basis in accordance with the foregoing entitlements. The portion, if any, of the yield maintenance charges or principal prepayments remaining after any such payments to the holders of the offered certificates will be distributed to the holders of the Class [ ] certificates.

                                            The "discount rate" applicable to any class of offered certificates or non-offered certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the yield maintenance charge with respect to such principal prepayment. To the extent a discount rate is not stated
                                            therein, the discount rate will equal the yield (when compounded monthly) on the
                                            U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

                                            o   In the event that there are two or more such U.S. Treasury issues with the same coupon, the issue with the lowest yield will be utilized; and

                                            o   In the event that there are two or more such U.S. Treasury issues with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

                                            Examples of Allocation of Yield Maintenance Charges

                                                 Mortgage interest rate...............................     = 8%
                                                 Pass-through rate for applicable class...............     = 6%
                                                 Discount rate........................................     = 5%



                                           Allocation Percentage                Allocation Percentage for Class
                                           for Applicable Class                 []
                                           --------------------                 ---
                                           6% - 5%      = 33 1/3%               100% - 33 1/3 = 66 2/3%
                                           --------
                                           8% - 5%


                                            See "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment
                                            Premiums and Yield Maintenance Charges" in this prospectus supplement.

Advancing................................   In the event the master servicer fails to receive one or more scheduled payments of principal and interest (other than balloon payments) on a mortgage loan by the related determination date and the master servicer determines that such scheduled payment of principal and interest will be ultimately recoverable from the related mortgage loan, the master servicer, or if it fails to do so, the trustee is required to make a principal and interest cash advance of such scheduled payment of principal and interest.  These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable. See "DESCRIPTION OF THE CERTIFICATES--P&I Advances" in
                                            this prospectus supplement.

Optional Termination
  of the Trust Fund......................   The trust fund may be terminated when the aggregate principal balance of the mortgage loans included in the trust fund is less than [  ]%
                                            of the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date. See "DESCRIPTION OF THE
                                            CERTIFICATES--Termination" in this prospectus supplement and in the accompanying prospectus.

Registration and Denomination............   The offered certificates will be registered in the name of Cede &
                                            Co., as nominee for The Depository Trust Company in the United
                                            States, or in Europe through Clearstream, Luxembourg or The Euroclear
                                            System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See "DESCRIPTION OF THE
                                            CERTIFICATES--Book-Entry Registration and Definitive Certificates" in
                                            the accompanying prospectus.

                                            Beneficial interests in the Class [ ], Class [ ] and Class [ ] certificates will be offered in minimum denominations of $[ ] actual principal amount and in integral multiples of $[ ] in excess of those amounts. The Class [ ] certificates will be offered in minimum denominations of $[ ] notional amount and in integral multiples of $[ ] in excess of those amounts.

Material Federal
  Income Tax Consequences................   One or more separate real estate mortgage investment conduit elections will be made with respect to the trust fund.  However, a
                                            "real estate mortgage investment conduit" election will not be made with respect to any additional interest that has accrued on a mortgage loan that provides for the accrual of such additional interest if the unamortized principal amount of such mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note. The certificates will evidence regular interests in a real estate mortgage investment conduit and generally will be treated as debt instruments of such real estate mortgage investment conduit.
                                            Certificateholders' entitlement to a portion of the additional interest described above will be treated as a grantor trust strip certificate (as described in the accompanying prospectus) issued by an entity treated as a grantor trust for United States federal income tax purposes.

                                            Based on expected issue prices, the Class [ ] certificates will, and certain of the classes of certificates (other than the Class [ ], Class [ ], Class [ ] and
                                            Class [ ] certificates), depending on their issue prices, may, be treated as having been issued with original issue discount for federal income tax reporting purposes.

                                            For further information regarding the federal income tax consequences of investing in the offered certificates, see "MATERIAL FEDERAL INCOME TAX
                                            CONSEQUENCES" in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations.....................   Subject to important considerations described under "ERISA
                                            CONSIDERATIONS" in this prospectus supplement and the accompanying prospectus, only the following certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

                                                     Class [ ]
                                                     Class [ ]
                                                     Class [ ]

                                            The offered certificates that are subordinated to one or more other classes of certificates in entitlement to certain distributions may not be sold to such plans and accounts except as may be permitted under a prohibited transaction exemption available to certain insurance companies using general account assets.

                                            See "ERISA CONSIDERATIONS" in this prospectus supplement and in the accompanying prospectus.

SMMEA Eligibility........................   We expect that the following certificates will constitute "mortgage related securities" pursuant to the Secondary Mortgage Market
                                            Enhancement Act of 1984:

                                                      Class [ ]
                                                      Class [ ]
                                                      Class [ ]
                                                      Class [ ]

                                            See "LEGAL INVESTMENT" in this prospectus supplement and in the accompanying prospectus.

Ratings..................................   The offered certificates will not be issued unless they have received
                                            the following ratings from [   ] and [   ]:





                                                                                                      Expected
                                                                                                    Rating from
                                           Class                                                      [ ]/[ ]





                                            The offered certificates are required to receive the ratings from [ ] and [ ]
                                            indicated on the cover page of this prospectus supplement. The ratings on the offered certificates address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the Class [ ] certificateholders to fail to recover their initial investments. See "Ratings" in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

                                                 The Mortgage Loans

General..................................   It is expected that the mortgage loans to be included in the trust fund will have the following approximate characteristics as of the cut-off date. Where a mortgage loan is secured by multiple properties, statistical information in this prospectus supplement relating to geographical locations and mortgaged property types is based on the loan amount allocated to each such property. Such allocation is based on the relative appraised values of such properties. In addition, the loan-to-value ratio or debt service coverage ratio of each mortgaged property securing a mortgage loan secured by multiple mortgaged properties is assumed to be the weighted average loan-to-value ratio or debt service coverage ratio of such mortgage loan. The totals in the following tables may not add up to 100% due to rounding.

                                             Number of mortgage loans............................
                                             Number of mortgaged properties......................
                                             Aggregate balance of all mortgage loans in the
                                               trust fund........................................
                                             Minimum balance.....................................
                                             Maximum balance.....................................
                                             Average balance.....................................
                                             Weighted average loan-to-value ratio(1).............
                                             Weighted average debt service coverage ratio(1).....
                                             Weighted average loan-to-value ratio at stated
                                               maturity..........................................
                                             Range of mortgage interest rates....................
                                             Weighted average mortgage interest rate.............
                                             Range of remaining term to maturity or
                                               anticipated repayment date (months)...............
                                             Weighted average remaining term to maturity or
                                               anticipated repayment date (months)...............
                                             Range of remaining amortization term
                                               (months) (2)......................................
                                             Weighted average remaining amortization term
                                               (months)(2).......................................
                                             Weighted average occupancy rate(3)..................
                                            --------------
                                            (1)  The weighted average loan-to-value ratio and the weighted average debt service coverage ratio information shown above does not reflect the [ ] credit lease loans, or approximately [ ]% of the mortgage pool, which typically at origination have loan-to-value ratios at origination that range from 90-100% and debt service coverage ratios at origination that generally range from 1.00x - 1.05x.
                                                 Credit lease loans are generally underwritten based upon the creditworthiness of the tenant leasing the related mortgaged property or the related guarantor.

                                            (2)  Excludes [ ] mortgage loan, or approximately [ ]% of the mortgage pool, which is interest-only throughout the
                                                 loan term.

                                            (3)  The weighted average occupancy rate information shown above excludes all hospitality properties, or approximately [ ]% of the mortgage pool.



Security for the Mortgage
  Loans                                     o   Generally, all of the mortgage loans included in the trust fund are non-recourse obligations of the related borrowers.

                                            o   No mortgage loan included in the trust fund is insured or guaranteed by any government agency or private insurer.

                                            o   All of the mortgage loans included in the trust fund are secured by first lien fee mortgages or leasehold mortgages on commercial or multifamily properties.


Property Types...........................   The following table describes the mortgage loans expected to be included in the trust fund based upon property type as of the cut-off date:

                                                   Mortgaged Properties by Property Type

                               =====================================================================================

                                                                                                         Percentage
                                                                Number       Number       Aggregate          of
                                                                  of           of          Cut-Off        Cut-Off
                                                               Mortgage    Mortgaged         Date        Date Pool
                               Property Type                    Loans      Properties      Balance        Balance
                               -------------                    -----      ----------      -------        -------



                                                                                       $                          %












                                                               ___________ __________ _______________ ____________
                               Total......................                             $                          %

                                                               =========== ========== =============== =============

                                --------------
                                (1)  Including [ ] mortgage loan, or approximately [ ]% of the mortgage pool, secured by an assisted living facility, and [ ] mortgage loan, or approximately
                                     [ ]% of the mortgage pool, secured by a skilled nursing facility.

                                (2)  Includes [ ] hospitality properties, or approximately [ ]% of the mortgage pool, and [ ] retail property, or approximately [ ]% of the mortgage pool.

                                        [Pie Chart Omitted]

Geographic Concentrations................   The mortgaged properties are located throughout [  ] states and the
                                            District of Columbia. The following table lists the number and percentage of mortgaged properties in states which have
                                            concentrations of mortgaged properties above [ ]%:

               Mortgaged Properties by Geographic Concentration

                                                                                                       Percentage
                                                                                       Aggregate           of
                                                                       Number of        Cut-off       Cut-Off Date
                                                                       Mortgaged          Date            Pool
                                           States                      Properties       Balance         Balance
                                           ------                      ----------      ---------      -------------

                                                                                    $                            %







                                                                     ------------   ------------      -------------
                                           Total....                                $                            %
                                                                     ============   ============      =============


Principal and Interest
 Payment Terms                             o  All of the mortgage loans included in the trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an adjustment of fixed interest after a certain date.

                                           o  As of the cut-off date, payments on all of the mortgage loans included in the trust fund are due on the first day of the month, subject to grace periods which do not exceed 10 days.

                                           o  As of the cut-off date, [ ] of the mortgage loans included in the trust fund, or approximately [ ]% of the mortgage pool, bear interest on a 30/360 basis, which includes [ ] mortgage loan, or approximately [ ]% of the mortgage pool, which is an interest-only loan for the entire term.

                                           o  As of the cut-off date, [ ] of the mortgage loans included in the trust fund, or approximately [ ]% of the mortgage pool, bear interest on an actual/360 basis. [ ] of such mortgage loans, or approximately [ ]% of the mortgage pool, have periods during which only interest is due and periods in which principal and interest are due, but in either case interest is calculated on an actual/360 basis.

                                            The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:

                                                                 Range of Cut-Off Date Balances

                                                                                                       Percentage
                                                                                      Aggregate            of
                                                    Range of             Number        Cut-Off        Cut-Off Date
                                                     Cut-Off               of            Date             Pool
                                                Date Balances($)         Loans         Balance          Balance
                                                ----------------        -------       ---------        -----------
                                                                                  $                            %







                                                                        -------   -----------------     ----------
                                           Total...................               $                            %

                                                                        =======   =================     ==========

                                                                     Range of Mortgage Rates


                                                                                                       Percentage
                                                                                      Aggregate            of
                                                                         Number        Cut-Off        Cut-Off Date
                                                    Range of               of            Date             Pool
                                                Mortgage Rates(%)        Loans         Balance          Balance
                                             ---------------------   -----------  -----------------   -------------
                                                                                  $                            %








                                                                     -----------  -----------------   -------------
                                           Total...................               $                            %
                                                                     ==========   =================   =============


                                                                Range of Cut-Off Date DSC Ratios


                                                                                                       Percentage
                                                                                      Aggregate            of
                                                    Range of             Number        Cut-Off        Cut-Off Date
                                                    DSCRs (x)              of            Date             Pool
                                                (Excluding CTLs)        Loans(1)      Balance(1)       Balance(1)
                                             ---------------------   -----------  -----------------   -------------
                                                    (2)                           $                            %








                                                                     -----------  -----------------   -------------
                                           Total...................               $                            %
                                                                     ===========  =================   =============

                                            -----------
                                            (1)  Excludes [ ] credit lease loans, or approximately [ ]% of the mortgage pool, secured by credit lease properties. The debt service coverage ratio for all such mortgage loans is generally 1.00x-1.05x. Credit lease loans are generally underwritten based upon the creditworthiness of the tenant leasing the related mortgaged property or the related guarantor.

                                            (2)  Includes [ ] mortgage loans, or approximately [ ]% of the mortgage pool, that are secured by Section 42 multifamily properties which entitle the owners to low-income housing tax credits.


                                                                Range of Cut-Off Date LTV Ratios

                                                                                                       Percentage
                                                                                      Aggregate            of
                                                    Range of             Number        Cut-Off        Cut-Off Date
                                                Cut-Off LTVs (%)           of            Date             Pool
                                                (Excluding CTLs)        Loans(1)      Balance(1)       Balance(1)
                                             ---------------------   -----------  -----------------   -------------
                                                                                  $                            %







                                                    (2)
                                                                     -----------  -----------------   -------------
                                           Total...................               $                            %
                                                                     ===========  =================   ==============

                                            -----------
                                            (1)  Excludes [ ] credit lease loans, or approximately [ ]% of the mortgage pool, secured by credit lease properties. The loan-to-value ratio for all such mortgage loans at origination is generally 90-100%. Credit lease loans are generally underwritten based upon the creditworthiness of the tenant leasing the related mortgaged property or the related guarantor.

                                            (2)  The loan with the highest loan-to-value ratio as of the cut-off date is secured by a Section 42 multifamily property which entitles owners to low-income housing tax credits.


                                                     Range of Remaining Term to Maturity Date or Anticipated
                                                                         Repayment Date

                                                                                                       Percentage
                                                                                      Aggregate            of
                                                    Range of             Number        Cut-Off        Cut-Off Date
                                                    Remaining              of            Date             Pool
                                                  Terms (Mos.)           Loans         Balance          Balance
                                             ---------------------   -----------  -----------------   -------------
                                                                                  $                            %








                                                                     -----------  -----------------   -------------
                                           Total...................               $                            %
                                                                     ===========  =================   =============


                                                                       Amortization Types


                                                                                                       Percentage
                                                                                      Aggregate            of
                                                                         Number        Cut-Off        Cut-Off Date
                                                     Type of               of            Date             Pool
                                                  Amortization           Loans         Balance          Balance
                                             ---------------------   -----------  -----------------   -------------
                                                                                  $                            %







                                                                     -----------  -----------------   -------------
                                           Total...................               $                            %
                                                                     ===========  =================   =============

                                            Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

                                            Mortgage loans providing for anticipated repayment dates fully or substantially amortize through their terms to maturity. However, if such a mortgage loan is not prepaid by the date specified in its mortgage note, interest will accrue at a higher rate and the borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

                                            See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the
                                            Mortgage Loans," in this prospectus supplement.

Prepayment Restrictions..................   As of the cut-off date, all of the mortgage loans included in the trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

                                                                Types of Prepayment Restrictions

                                                                                                       Percentage
                                                                                      Aggregate            of
                                                                         Number        Cut-Off        Cut-Off Date
                                                     Type of               of            Date             Pool
                                             Prepayment Restriction      Loans         Balance          Balance
                                           -------------------------   ---------  ----------------   --------------
                                                    (1)
                                                    (1)
                                                    (1)
                                                                       ---------  ----------------   --------------
                                           Total...................               $                            %
                                                                       =========  ================   ==============

                                           --------------

                                            (1)  For the purposes hereof, "remaining term" refers to either remaining term to maturity or anticipated repayment date, as applicable.

                                            See "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in
                                            this prospectus supplement.

                                            The ability of the special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See "SERVICING OF THE
                                            MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

Defeasance...............................   [                  ] ([    ]) of the mortgage loans included in the
                                            trust fund as of the cut-off date, or approximately [  ]% of the mortgage pool, permit the borrower, under certain conditions, to substitute direct non-callable United States Treasury obligations as collateral for the related mortgage loans (or a portion thereof)
                                            following their respective lock-out periods. Upon such substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure such mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property.
                                            The master servicer may not permit borrowers to defease a mortgage loan under certain circumstances.

                                            See "RISK FACTORS--The Mortgage Loans-Risks Associated with Commercial Lending
                                            May Be Different Than For Residential Lending" and "-Future Cash Flow and
                                            Property Values Are Not Predictable" and "DESCRIPTION OF THE MORTGAGE POOL" in
                                            this prospectus supplement.

Ten Largest Mortgage Loans...............   The following table and summaries describe the ten largest mortgage loans in the trust fund by principal balance as of the cut-off date:

              Ten Largest Mortgage Loans by Cut-Off Date Balance

                                                    Percentage
                                                        of                              LTV
                           Number       Cut-Off      Cut-Off               Cut-Off   Ratio at    Cut-Off
                             of          Date       Date Pool   Property  Date LTV   Maturity   Date DSC   Mortgage
Loan Name                 Properties    Balance      Balance      Type      Ratio     or ARD      Ratio      Rate
---------                 ----------    -------     ---------   --------  --------   --------   ---------  ---------
                                     $                     %                     %          %                     %






                          ----------    -------     ---------   --------  --------   --------   ---------  ---------
Total................                   $                   %                    %          %                     %
                          ==========    =======     =========   ========  ========   ========   =========  =========


[Property 1].............................   [Description of Property 1].



[Property 2].............................   [Description of Property 2].



[Property 3 ]............................   [Description of Property 3].



[Property 4 ]............................   [Description of Property 4].



[Property 5].............................   [Description of Property 5].



[Property 6].............................   [Description of Property 6].



[Property 7].............................   [Description of Property 7].



[Property 8].............................   [Description of Property 8].



[Property 9].............................   [Description of Property 9].



[Property 10]............................   [Description of Property 10].


                                 RISK FACTORS

     o You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

     o The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     o If any of the following risks are realized, your investment could be materially and adversely affected.


                           The Offered Certificates


Only Trust Fund Assets Are                   If the assets of the trust fund, primarily the mortgage loans, are
  Available to Pay You                       insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See "Risk
                                             Factors -The Assets of the Trust Fund May Not Be Sufficient to Pay
                                             Your Certificates" in the accompanying prospectus.

Prepayments Will Affect Your Yield           Prepayments.  The yield to maturity on the offered certificates will depend on the rate and timing of principal
                                             payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of principal.  The yield to maturity of the Class [ ]
                                             certificates will be particularly sensitive to the rate and timing of receipt of principal since its sole distribution is interest based upon the aggregate principal balance of all the certificates.

                                             In addition, upon the occurrence of certain limited events, a party may be required to repurchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium would be payable with respect to any such repurchase). We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" and in the accompanying prospectus.

                                             Yield. In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. In the case of the Class [ ] certificates, this could result in the failure of investors in the Class [ ] certificates to recover their initial investment. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase. In addition, the yield on the Class [ ] certificates will be adversely affected if mortgage loans with higher mortgage interest rates pay faster than mortgage loans with lower mortgage interest rates.

                                             Interest Rate Environment. Mortgagors generally are less likely to prepay if prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are less likely to prepay mortgage loans with a lockout period or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower prepayment premiums.

                                             Premiums. Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay such premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as, a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties.

Borrower Defaults May                        The aggregate amount of distributions on the offered certificates, the
  Adversely Affect Your Yield                yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund. Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

                                             If you calculate your anticipated yield based on an assumed rate of default and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. Losses on the mortgage loans included in the trust fund will reduce the notional amount of the Class [ ] certificates. This could result in the failure of investors in the Class [ ] certificates to recover their initial investment. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See "Yield and
                                             Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                             Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

Delinquencies Will Entitle the               To the extent described in this prospectus supplement, the master
  Servicer to Receive Certain                servicer, the special servicer or the trustee, as applicable, will be
  Additional Compensation Which              entitled to receive interest on unreimbursed advances and unreimbursed
  Takes Precedence Over Your                 servicing expenses. The right of the master servicer, the special
  Right to Receive Distributions             servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status.
                                             This will result in shortfalls which may be allocated to the offered certificates.

Votes of Other Certificateholders            Under certain circumstances, the consent or approval of the holders of
  May Adversely Affect Your Interests        a specified percentage of the aggregate certificate balance of all outstanding certificates will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. For example, such certificateholders may direct the actions of the special servicer or the master servicer with respect to certain mortgage loans and real estate owned properties and may amend the pooling and servicing agreement in certain circumstances. See "Description of the Certificates - Voting Rights" in this prospectus supplement.

                              The Mortgage Loans

Risks Associated With Commercial            Commercial and multifamily lending is generally viewed as exposing a
  Lending May Be Different Than For         lender (and your investment in the trust fund) to a     greater risk of
  Residential Lending                       loss than lending which is secured by single-family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, and unlike loans which are secured by single-family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

                                             o   to generate income sufficient to pay operating expenses and leasing commissions, to make necessary repairs, tenant improvements and capital improvements and to pay debt service; and

                                             o   in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing.

Future Cash Flow and Property Values         A number of factors, many beyond     the control of the property owner, may
  Are Not Predictable                        affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

                                             o   economic conditions generally and in the area of the project;

                                             o   the age, quality, functionality and design of the project;

                                             o   the degree to which the project competes with other projects in the area;

                                             o   changes or continued weakness in specific industry segments;

                                             o   increases in operating costs;

                                             o   the willingness and ability of the owner to provide capable property management and maintenance;

                                             o   the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

                                             o   an increase in the capital expenditures needed to maintain the properties or make improvements;

                                             o   a decline in the financial condition of a major tenant;

                                             o   the location of a mortgaged property;

                                             o   whether a mortgaged property can be easily converted to alternative uses;

                                             o   an increase in vacancy rates;

                                             o   perceptions regarding the safety, convenience and attractiveness of such properties;

                                             o   vulnerability to litigation by tenants and patrons; and

                                             o   environmental contamination caused by adjacent properties.

                                             If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

                                             Other factors are more general in nature, such as:

                                             o   national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

                                             o   local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

                                             o   demographic factors;

                                             o   consumer confidence;

                                             o   consumer tastes and preferences; and

                                             o   changes in building codes and other applicable laws.

                                             The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                             o   the length of tenant leases;

                                             o   the creditworthiness of tenants;

                                             o   in the case of rental properties, the rate at which new rentals occur; and

                                             o   the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants).

                                             A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Some Mortgaged Properties May                Some of the mortgaged properties     securing the mortgage loans included
  Not Be Readily Convertible to              in     the trust fund may not be readily convertible to alternative uses if
  Alternative Uses                           those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Loans Not Insured or Guaranteed              The mortgage loans included in the trust fund (other than certain credit lease loans with respect to which a residual value insurance policy is in effect) will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

                                             We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, other than [ ] mortgage loans included in the trust fund as of the cut-off date (control number [ ]), or [ ] % of the mortgage pool, you should assume all of the mortgage loans included in the trust fund are nonrecourse loans, and that recourse in the case of default will be limited to the related mortgaged property.

                                             However, in certain circumstances the mortgage loan sellers will be obligated to repurchase or substitute a mortgage loan if:

                                             o   there is a defect with respect to certain of the documents relating to such mortgage loan; or

                                             o   certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects your interests and is not cured as required.

                                             We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Risks Relating to Certain Property           Particular types of income properties are exposed to particular risks. For
  Types                                      instance:

   Special Risks Associated with             Multifamily projects are part of a market that, in general, is
   Multifamily Projects                      characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

                                             A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

                                             o   the physical attributes of the apartment building (for example, its age, appearance and construction quality);

                                             o   the location of the property (for example, a change in the neighborhood over time);

                                             o   the ability of management to provide adequate maintenance and insurance;

                                             o   the types of services and amenities that the property provides;

                                             o   the property's reputation;

                                             o   the level of mortgage interest rates (which, if relatively low, may encourage tenants to purchase rather than lease housing);

                                             o   the presence of competing properties;

                                             o   adverse local or national economic conditions; and

                                             o   state and local regulations.

                                             Multifamily properties secure [ ] of the mortgage loans included in the trust fund as of the cut-off date, or approximately [ ]% of the mortgage pool.

                                             In addition, [ ] of the mortgage loans included in the trust fund as of the cut-off date, or approximately [ ]% of the mortgage pool, entitle their owners to receive low income housing tax credits under Section 42 of the Internal
                                             Revenue Code of 1986, as amended. The tax credit provisions impose limits on the amount of gross rents that can be charged to tenants and require the property owner to comply with tenant income restrictions during established compliance periods. These limitations and restrictions may adversely affect the value and operation of a multifamily project upon which low income tax credits have been taken. In addition, the owner's failure to comply with these limits and restrictions may result in the prospective loss or recapture of previously taken tax credits which may have an adverse effect on the borrower.

   Special Risks Associated with             Shopping centers are affected by the    health of the retail industry,
   Shopping Centers and Other Retail         which is    currently undergoing a consolidation and is experiencing
   Properties                                changes due to the growing market share of "off-price" retailing, including the popularity of home shopping networks, shopping via Internet web sites and telemarketing. A particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                             In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant at its store, notwithstanding its continued payment of rent after "going dark," may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases.

                                             Retail properties, including shopping centers, secure [ ] of the mortgage loans included in the trust fund as of the cut-off date, or approximately [ ]% of the mortgage pool.

   Special Risks Associated with             Hospitality properties are affected by various factors, including:
   Hospitality Properties
                                             o   location;

                                             o   quality;

                                             o   management ability;

                                             o   amenities;

                                             o   franchise affiliation (or lack thereof);

                                             o   continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

                                             o   a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

                                             o   changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors; o adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

                                             o   construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

                                             Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties. The successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hospitality property as a result of foreclosure may be unable to succeed to the borrower's rights under any franchise license agreement.

                                             Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

                                             Moreover, the hotel and lodging industry is generally seasonal in nature;
                                             different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses. Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

                                             Hospitality properties secure [ ] of the mortgage loans included in the trust fund as of the cut-off date, or approximately [ ]% of the mortgage pool, of which [ ] mortgage loans, or approximately [ ]% of the mortgage pool, are credit lease loans.

   Special Risks Associated with             Office properties may require their owners to expend significant amounts of
   Office Properties                         cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive.

                                             In addition, a large number of factors may adversely affect the value of office properties, including:

                                             o   the quality of an office building's tenants;

                                             o   the physical attributes of the building in relation to competing buildings
                                                 (e.g. age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

                                             o   the desirability of the area as a business location; and

                                             o   the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

                                             Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

                                             Office properties secure [ ] of the mortgage loans included in the trust fund as of the cut-off date, or approximately [ ]% of the mortgage pool.

                                             Special Risks Associated with Residential healthcare facilities pose risks not associated with other Residential Healthcare Facilities types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers. The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

                                             In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

                                             To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and
                                             Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

                                             Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

                                             Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

                                             Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

                                             o   increasing governmental regulation and supervision;

                                             o   a decline in the financial health, skill or reputation of the operator;

                                             o   increased operating expenses; and

                                             o   competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

                                             Residential healthcare facilities secure [ ] of the mortgage loans included in the trust fund as of the cut-off date, or approximately [ ]% of the mortgage pool.

                                             See "RISK FACTORS--Special Risks of Mortgage Loans Secured by Healthcare-Related
                                             Properties" in the accompanying prospectus.

   Special Risks Associated with Self        The self storage facilities market contains low barriers to entry. In
   Storage Facilities                        addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self-storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See "--Environmental Laws May Adversely Affect the Value Of and
                                             Cash Flow From a Mortgaged Property" below.

                                             Due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties. In addition, because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

                                             Self storage properties secure [ ] of the mortgage loans included in the trust fund as of the cut-off date, or approximately [ ]% of the mortgage pool.

   Special Risks Associated with Credit      [      ] ([  ]) of the mortgage loans included in the trust fund as of
   Lease Loans                               the cut-off date, or approximately [ ]% of the mortgage pool, are credit lease loans. The payment of interest and principal on credit lease loans is dependent principally on the payment by each tenant or guarantor of the credit lease, if any, of monthly rental payments and other payments due under the terms of its credit lease.

                                             In addition, because the ability of a borrower to make payments on the related credit lease loan is dependent on revenue from a single tenant, in the event of a default under a credit lease or the associated guarantee, as the case may be, the related borrower may not have the ability to make required payments on such credit lease loan until the premises are re-let. If a payment default on the credit lease loan occurs, the special servicer may be entitled to foreclose upon or otherwise realize upon the related mortgaged property to recover amounts due under the credit lease loan, and will also be entitled to pursue any available remedies against the defaulting tenant and any guarantor.

                                             Any failure by the provider of any residual value policy to pay under the terms of any such policy, or any downgrade, qualification or withdrawal of the credit rating of such provider or of any tenant or guarantor, may have an adverse effect on the ratings of your certificates. See "DESCRIPTION OF THE MORTGAGE
                                             POOL--Credit Lease Loans" and "--Special Risks Associated With Balloon Loans and
                                             Anticipated Repayment Date Loans" in this prospectus supplement.

Environmental Laws May Adversely             If an adverse environmental condition exists with respect to a mortgaged property
  Affect the Value Of and Cash               securing a mortgage loan included in the trust fund, the trust Fund will be subject
  Flow From a Mortgaged Property             to certain risks including the following:

                                             o   reduction in the value of such mortgaged property or the inability to foreclose against such mortgaged property;

                                             o   the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

                                             o   liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

                                             o   the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

                                             Under certain federal and state laws, federal and state agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct environmental conditions. This lien may be prior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

                                             Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required remediation and the owner's liability therefor is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an "owner" or
                                             "operator" of the related mortgaged property if it is determined that the lender actually participated in the management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required removal or remediation of hazardous substances. The trust fund's potential exposure to liability for cleanup costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND
                                             LEASES--Environmental Considerations" in the accompanying prospectus, and
                                             "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property
                                             Condition--Environmental Assessments" in this prospectus supplement.

                                             A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment)
                                             with respect to each mortgaged property securing a mortgage loan included in the trust fund. Such assessments do not generally include environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then
                                             (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

                                             o   an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer; or

                                             o   either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law has been performed; or

                                             o   an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents.

                                             We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

                                             With respect to [ ] ([ ]) mortgage loans included in the trust fund as of the cut-off date, or approximately [ ]% of the mortgage pool, borrowers were required to purchase a secured creditor impaired property environmental insurance policy in lieu of or in addition to environmental escrows established, provided:


                                             o   the policy premium for the term is fully paid and the deductible either escrowed or is less than or equal to $[ ];

                                             o   at issuance, the issuer has a claims paying ability of not less than "AA" by
                                                 S&P or if not rated by S&P, such comparable rating by another nationally recognized statistical rating agency, and

                                             o   the policy is in an amount not less than the full principal amount of the loan.

                                             We cannot provide assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                             The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation.
                                             Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See "DESCRIPTION OF
                                             THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans," "RISK
                                             FACTORS--Environmental Liability May Affect Lien on Mortgaged Property and
                                             Expose Lender to Costs" and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND
                                             LEASES--Environmental Considerations" in the accompanying prospectus.

Special Risks Associated With                [ ] ([ ]) of the mortgage loans    included in the trust fund
  Balloon Loans and Anticipated              as of the cut-off date, or approximately [ ]% of the mortgage pool,
  Repayment Date Loans                       including [ ] interest-only mortgage loans, or approximately [ ]% of the mortgage pool, provide for scheduled payments of principal and interest based on amortization schedules significantly longer than their respective remaining terms to maturity and a balloon payment on their respective maturity dates. [ ]
                                             ([ ]) of the mortgage loans included in the trust fund as of the cut-off date, or approximately [ ]% of the mortgage pool, are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

                                             o   A borrower's ability to make a balloon payment or repay its anticipated repayment date loan on the anticipated repayment date typically will depend upon its ability either to refinance fully the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make such payment.

                                             o   Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

                                             o   The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the mortgaged property, the financial condition and operating history of the borrower and the mortgaged property, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

                                             We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. For additional description of risks associated with balloon loans, see "RISK FACTORS--Balloon Payments on Mortgage Loans Result in Heightened Risk
                                             of Borrower Default" in the accompanying prospectus.

                                             In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under "SERVICING OF THE MORTGAGE LOANS--Modifications,
                                             Waivers and Amendments" in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

Adverse Consequences Associated              Certain borrowers under the mortgage loans included in the trust fund
  With Borrower Concentration,               are affiliated or under common control with one another. In such
  Borrowers Under Common Control             circumstances, any adverse circumstances    relating to a borrower or an
  and Related Borrowers                      affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

                                             Mortgaged properties owned by related borrowers are likely to:

                                             o   have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

                                             o   have common general partners which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.




                 Significant Affiliated Sponsor Concentrations


Sponsor                   Number        Cut-Off     Percentage  Property   Cut-Off      LTV      Cut-Off   Mortgage
Name                        of           Date          of        Type    Date LTV   Ratio at   Date DSC     Rate
                        Properties     Balance      Cut-Off                Ratio    Maturity     Ratio
                                                    Date Pool                        or ARD
                                                    Balance



                                     $                     %                     %          %                     %





                         ---------  ---------      ------------  --------  --------  ----------   ---------  ------
Total................                $                     %                     %          %                     %
                         =========  =========      ============  ========  ========  ==========   =========   =====



The Geographic Concentration of              Except as indicated in the following table, less than 5.0% of the
  Mortgaged Properties Subjects              mortgage loans, by initial pool balance are secured by mortgaged
  the Trust Fund to a Greater                properties in any one state.
  Extent to State and Regional
  Conditions

                                                                                                     Percentage
                                                                                                   of Cut-off Date
                                                                                   Number of        Pool Balance
                                                                                                   ---------------
                                               State                                 Loans
                                               -----                                 -----







                                             The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

                                             o   economic conditions;

                                             o   conditions in the real estate market;

                                             o   changes in governmental rules and fiscal policies;

                                             o   acts of God (which may result in uninsured losses); and

                                             o   other factors which are beyond the control of the mortgagors.


Special Risks Associated With                Several of the mortgage loans
  High Balance Mortgage Loans                included in the trust fund,
                                             individually or together with
                                             other such mortgage loans with
                                             which they are
                                             cross-collateralized, have
                                             principal balances as of the
                                             cut-off date that are
                                             substantially higher than the
                                             average principal balance as of
                                             the cut-off date.

                                             In general, concentrations in a
                                             mortgage pool of loans with
                                             larger-than-average balances can
                                             result in losses that are more
                                             severe, relative to the size of
                                             the pool, than would be the case
                                             if the aggregate balance of the
                                             pool were more evenly
                                             distributed.

                                             o    The largest mortgage loan
                                                  included in the trust fund
                                                  as of the cut-off date
                                                  represents approximately [
                                                  ]% of the mortgage pool.

                                             o    The [ ] largest mortgage
                                                  loans included in the trust
                                                  fund as of the cut-off date
                                                  represent, in the aggregate,
                                                  approximately [ ]% of the
                                                  mortgage pool.

                                             o    The [ ] largest mortgage
                                                  loans included in the trust
                                                  fund as of the cut-off date
                                                  represent, in the aggregate,
                                                  approximately [ ]% of the
                                                  mortgage pool.

Concentration of Mortgaged Property Types    A concentration of mortgaged
  Subject the Trust Fund to Increased Risk   property types can increase the
  of Decline in a Particular Industry        risk that a decline in a
                                             particular industry or business
                                             would have a disproportionately
                                             large impact on a pool of
                                             mortgage loans. For example, if
                                             there is a decline in tourism,
                                             the hotel industry might be
                                             adversely affected, leading to
                                             increased losses on loans secured
                                             by hospitality properties as
                                             compared to the mortgage loans
                                             secured by other property types.

                                             In that regard:

                                             o    mortgage loans included in
                                                  the trust fund and secured
                                                  by multifamily properties
                                                  represent as of the cut-off
                                                  date approximately [ ]% of
                                                  the mortgage pool;

                                             o    mortgage loans included in
                                                  the trust fund and secured
                                                  by retail properties
                                                  represent as of the cut-off
                                                  date approximately [ ]% of
                                                  the mortgage pool (based on
                                                  the primary property type
                                                  for combined office/retail
                                                  properties) (which includes
                                                  [ ] credit lease loans, or
                                                  approximately [ ]% of the
                                                  mortgage pool); and

                                             o    mortgage loans included in
                                                  the trust fund and secured
                                                  by hospitality properties
                                                  represent as of the cut-off
                                                  date approximately [ ]% of
                                                  the mortgage pool (which
                                                  includes [ ] credit lease
                                                  loans or approximately [ ]%
                                                  of the mortgage pool).

We Have Not Reunderwritten Any of the        We have not reunderwritten the
   Mortgage Loans                            mortgage loans included in the
                                             trust fund. Instead, we have
                                             relied on the representations and
                                             warranties made by the mortgage
                                             loan sellers, and the applicable
                                             mortgage loan seller's obligation
                                             to repurchase, cure or substitute
                                             a mortgage loan in the event that
                                             a representation or warranty was
                                             not true when made. These
                                             representations and warranties do
                                             not cover all of the matters that
                                             we would review in underwriting a
                                             mortgage loan and you should not
                                             view them as a substitute for
                                             reunderwriting the mortgage
                                             loans. If we had reunderwritten
                                             the mortgage loans included in
                                             the trust fund, it is possible
                                             that the reunderwriting process
                                             may have revealed problems with a
                                             mortgage loan not covered by a
                                             representation or warranty. In
                                             addition, we cannot provide
                                             assurance that the applicable
                                             mortgage loan seller will be able
                                             to repurchase or substitute a
                                             mortgage loan if a representation
                                             or warranty has been breached.
                                             See "DESCRIPTION OF THE MORTGAGE
                                             POOL--Representations and
                                             Warranties; Repurchases and
                                             Substitutions" in this prospectus
                                             supplement.

Foreclosure on Mortgaged Properties May      One or more of the REMICs
Result in Adverse Tax Consequences           established under the pooling and
                                             servicing agreement might become
                                             subject to federal (and possibly
                                             state or local) tax on certain of
                                             its net income from the operation
                                             and management of a mortgaged
                                             property subsequent to the trust
                                             fund's acquisition of a mortgaged
                                             property pursuant to a
                                             foreclosure or deed-in-lieu of
                                             foreclosure, including in some
                                             circumstances a 100% prohibited
                                             transaction tax. Any such tax
                                             would substantially reduce net
                                             proceeds available for
                                             distribution to you. See
                                             "MATERIAL FEDERAL INCOME TAX
                                             CONSEQUENCES--Taxation of Owners
                                             of REMIC Regular Certificates,"
                                             and "--Taxation of Owners of
                                             REMIC Residual Certificates" in
                                             the accompanying prospectus.

Insurance Coverage on Mortgaged Properties   The master servicer and/or
May Not Cover Special Hazard Losses          special servicer will generally
                                             be required to cause the borrower
                                             on each mortgage loan included in
                                             the trust fund and serviced by it
                                             to maintain such insurance
                                             coverage on the related mortgaged
                                             property as is required under the
                                             related mortgage, including
                                             hazard insurance; provided, that,
                                             each of the master servicer and
                                             the special servicer may satisfy
                                             its obligation to cause hazard
                                             insurance to be maintained with
                                             respect to any mortgaged property
                                             by acquiring a blanket or master
                                             single interest insurance policy.
                                             In general, the standard form of
                                             fire and extended coverage policy
                                             covers physical damage to or
                                             destruction of the improvements
                                             on the related mortgaged property
                                             by fire, lightning, explosion,
                                             smoke, windstorm and hail, and
                                             riot, strike and civil commotion,
                                             subject to the conditions and
                                             exclusions specified in each
                                             policy.

                                             Although the policies covering
                                             the mortgaged properties are
                                             underwritten by different
                                             insurers under different state
                                             laws in accordance with different
                                             applicable state forms, and
                                             therefore do not contain
                                             identical terms and conditions,
                                             most such policies typically do
                                             not cover any physical damage
                                             resulting from:

                                             o   war;

                                             o   revolution;

                                             o   governmental actions;

                                             o   floods, and other
                                                 water-related causes;

                                             o   earth movement (including
                                                 earthquakes, landslides and
                                                 mud flows);

                                             o   wet or dry rot;

                                             o   vermin;

                                             o   domestic animals; and

                                             o   other kinds of risks not
                                                 specified in the preceding
                                                 paragraph.

                                             Any losses incurred with respect
                                             to mortgage loans included in the
                                             trust fund due to uninsured risks
                                             or insufficient hazard insurance
                                             proceeds could adversely affect
                                             distributions on your
                                             certificates.

Some Mortgaged Properties May Be Encumbere   In general, the borrowers are:
   by Subordinated Debt Which May Delay
   Foreclosure                               o   required to satisfy any
                                                 existing indebtedness
                                                 encumbering the related
                                                 mortgaged property as of the
                                                 closing of the related
                                                 mortgage loan; and

                                             o   prohibited from encumbering
                                                 the related mortgaged
                                                 property with additional
                                                 secured debt without the
                                                 lender's prior approval.

                                             With respect to [ ] mortgage
                                             loans included in the trust fund
                                             as of the cut-off date (control
                                             numbers [ ] and [ ]), or
                                             approximately [ ]% of the
                                             mortgage pool, the mortgaged
                                             properties remain encumbered by
                                             existing subordinate debt,
                                             subject to the terms of a
                                             subordination and standstill
                                             agreement entered into in favor
                                             of the lender.

                                             With respect to [ ] mortgage
                                             loans included in the trust fund
                                             as of the cut-off date (control
                                             numbers [ ], [ ] and [ ]), or
                                             approximately [ ]% of the
                                             mortgage pool, the related
                                             mortgage loan documents provide
                                             that the borrower, under certain
                                             specified circumstances, may
                                             encumber the related mortgaged
                                             property with a subordinate
                                             mortgage in the future.

                                             Secured subordinated debt
                                             encumbering any mortgaged
                                             property may increase the
                                             difficulty of refinancing the
                                             related mortgage loan at maturity
                                             and the possibility that reduced
                                             cash flow could result in
                                             deferred maintenance. Also, in
                                             the event that the holder of the
                                             subordinated debt has filed for
                                             bankruptcy or been placed in
                                             involuntary receivership,
                                             foreclosure by any senior
                                             lienholder (including the trust
                                             fund) on the mortgaged property
                                             could be delayed. Many of the
                                             mortgage loans included in the
                                             trust fund, and the mortgage loan
                                             documents and organizational
                                             documents of the related
                                             borrower, do not prohibit the
                                             borrower from incurring
                                             additional indebtedness if
                                             incurred in the ordinary course
                                             of business and not secured by a
                                             lien on the related mortgaged
                                             properties. A default by the
                                             borrower on such additional
                                             indebtedness could impair the
                                             borrower's financial condition
                                             and result in the bankruptcy or
                                             receivership of the borrower
                                             which would cause a delay in the
                                             foreclosure by the trust fund on
                                             the mortgaged property. It may
                                             not be evident that a borrower
                                             has incurred any such future
                                             subordinate second lien debt
                                             until the related mortgage loan
                                             otherwise defaults. In cases in
                                             which one or more subordinate
                                             liens are imposed on a mortgaged
                                             property or the borrower incurs
                                             other indebtedness, the trust
                                             fund is subject to additional
                                             risks, including, without
                                             limitation, the following:

                                             o   the risk that the necessary
                                                 maintenance of the mortgaged
                                                 property could be deferred to
                                                 allow the borrower to pay the
                                                 required debt service on the
                                                 subordinate financing and
                                                 that the value of the
                                                 mortgaged property may fall
                                                 as a result;

                                             o   the risk that the borrower
                                                 may have a greater incentive
                                                 to repay the subordinate or
                                                 unsecured indebtedness first;

                                             o   the risk that it may be more
                                                 difficult for the borrower to
                                                 refinance the mortgage loan
                                                 or to sell the mortgaged
                                                 property for purposes of
                                                 making any balloon payment
                                                 upon the maturity of the
                                                 mortgage loan;

                                             o   the existence of subordinated
                                                 debt encumbering any
                                                 mortgaged property may
                                                 increase the difficulty of
                                                 refinancing the related
                                                 mortgage loan at maturity and
                                                 the possibility that reduced
                                                 cash flow could result in
                                                 deferred maintenance; and

                                             o   the risk that, in the event
                                                 that the holder of the
                                                 subordinated debt has filed
                                                 for bankruptcy or been placed
                                                 in involuntary receivership,
                                                 foreclosing on the mortgaged
                                                 property could be delayed and
                                                 the trust may be subjected to
                                                 the costs and administrative
                                                 burdens of involvement in
                                                 foreclosure or bankruptcy
                                                 proceedings or related
                                                 litigation.

                                             See "CERTAIN LEGAL ASPECTS OF THE
                                             MORTGAGE LOANS AND LEASES
                                             --Subordinate Financing" and
                                             "--Due-on-Sale and
                                             Due-on-Encumbrance" in the
                                             accompanying prospectus and
                                             "DESCRIPTION OF THE MORTGAGE
                                             POOL--Certain Terms and
                                             Conditions of the Mortgage
                                             Loans--`Due-on-Sale' and
                                             `Due-on-Encumbrance' Provisions"
                                             in this prospectus supplement.

                                             With respect to [ ] mortgage
                                             loans included in the trust fund
                                             as of the cut-off date (control
                                             numbers [ ] and [ ]), or
                                             approximately [ ]% of the
                                             mortgage pool, the owners of the
                                             related borrowers have pledged
                                             their limited partnership
                                             interests or other ownership
                                             interests in the borrower as
                                             security for mezzanine debt that
                                             was in existence as of the date
                                             of origination of the related
                                             mortgage loan. The enforcement of
                                             such mezzanine debt may be
                                             subject, however, to certain
                                             limitations and restrictions
                                             imposed upon the borrower and the
                                             holders of the mezzanine debt
                                             pursuant to subordination or
                                             standstill agreements.

                                             Mezzanine debt is debt that is
                                             incurred by the owner of equity
                                             in one or more borrowers and is
                                             secured by a pledge of the equity
                                             ownership interests in such
                                             borrowers. Because mezzanine debt
                                             is secured by the obligor's
                                             equity interest in the related
                                             borrowers, such financing
                                             effectively reduces the obligor's
                                             economic stake in the related
                                             mortgaged property. The existence
                                             of mezzanine debt may reduce cash
                                             flow on the borrower's mortgaged
                                             property after the payment of
                                             debt service and may increase the
                                             likelihood that the owner of a
                                             borrower will permit the value or
                                             income producing potential of a
                                             mortgaged property to fall and
                                             may create a slightly greater
                                             risk that a borrower will default
                                             on the mortgage loan secured by a
                                             mortgaged property whose value or
                                             income is relatively weak.

                                             Upon a default under mezzanine
                                             debt, the holder of such
                                             mezzanine debt would be entitled
                                             to foreclose upon the equity in
                                             the related mortgagor, which has
                                             been pledged to secure payment of
                                             such mezzanine debt. Although
                                             such transfer of equity would not
                                             trigger the due on sale clause
                                             under the related mortgage loan,
                                             it could cause the obligor under
                                             such mezzanine debt to file for
                                             bankruptcy, which could
                                             negatively affect the operation
                                             of the related mortgaged property
                                             and such borrower's ability to
                                             make payments on the related
                                             mortgage loan in a timely manner.

                                             See "CERTAIN LEGAL ASPECTS OF
                                             MORTGAGE LOANS AND
                                             LEASES--Due-on-Sale and
                                             Due-on-Encumbrance" in the
                                             accompanying prospectus and
                                             "DESCRIPTION OF THE MORTGAGE
                                             POOL--Certain Terms and
                                             Conditions of the Mortgage
                                             Loans-`Due-on-Sale' and
                                             `Due-on-Encumbrance' Provisions"
                                             in this prospectus supplement.

The Borrower's Form of Entity May            The borrowers may be either
   Cause Special Risks                       individuals or legal entities.
                                             Mortgage loans made to legal
                                             entities may entail risks of loss
                                             greater than those of mortgage
                                             loans made to individuals. For
                                             example, a legal entity, as
                                             opposed to an individual, may be
                                             more inclined to seek legal
                                             protection from its creditors
                                             under the bankruptcy laws. Unlike
                                             individuals involved in
                                             bankruptcies, various types of
                                             entities generally do not have
                                             personal assets and
                                             creditworthiness at stake. The
                                             bankruptcy of a borrower, or a
                                             general partner or managing
                                             member of a borrower, may impair
                                             the ability of the lender to
                                             enforce its rights and remedies
                                             under the related mortgage.

                                             The borrowers are generally not
                                             bankruptcy-remote entities, and
                                             therefore may be more likely to
                                             become insolvent or the subject
                                             of a voluntary or involuntary
                                             bankruptcy proceeding because
                                             such borrowers may be:

                                             o   operating entities with
                                                 businesses distinct from the
                                                 operation of the property
                                                 with the associated
                                                 liabilities and risks of
                                                 operating an ongoing
                                                 business; and

                                             o   individuals that have
                                                 personal liabilities
                                                 unrelated to the property.

                                             However, any borrower, even a
                                             bankruptcy-remote entity, as
                                             owner of real estate will be
                                             subject to certain potential
                                             liabilities and risks. We cannot
                                             provide assurances that any
                                             borrower will not file for
                                             bankruptcy protection or that
                                             creditors of a borrower or a
                                             corporate or individual general
                                             partner or managing member of a
                                             borrower will not initiate a
                                             bankruptcy or similar proceeding
                                             against such borrower or
                                             corporate or individual general
                                             partner or managing member.
                                             Furthermore, with respect to any
                                             related borrowers, creditors of a
                                             common parent in bankruptcy may
                                             seek to consolidate the assets of
                                             such borrowers with those of the
                                             parent. Consolidation of the
                                             assets of such borrowers would
                                             likely have an adverse effect on
                                             the funds available to make
                                             distributions on your
                                             certificates, and may lead to a
                                             downgrade, withdrawal or
                                             qualification of the ratings of
                                             your certificates. See "CERTAIN
                                             LEGAL ASPECTS OF MORTGAGE LOANS
                                             AND LEASES--Bankruptcy Laws" in
                                             the accompanying prospectus.

Inspections and Appraisal of Mortgaged       In general, appraisals represent
   Property May Have Overlooked Necessary    only the analysis and opinion of
   Repairs                                   qualified experts and are not
                                             guaranties of present or future
                                             value, and may determine a value
                                             of a property that is
                                             significantly higher than the
                                             amount that can be obtained from
                                             the sale of a mortgaged property
                                             under a distress or liquidation
                                             sale. Information regarding the
                                             values of the mortgaged
                                             properties at the date of such
                                             report is presented under
                                             "DESCRIPTION OF THE MORTGAGE
                                             POOL--Additional Mortgage Loan
                                             Information" in this prospectus
                                             supplement for illustrative
                                             purposes only. Any engineering
                                             reports obtained in connection
                                             with this offering represent only
                                             the analysis of the individual
                                             engineers or site inspectors
                                             preparing such reports at the
                                             time of such report, and may not
                                             reveal all necessary or desirable
                                             repairs, maintenance or capital
                                             improvement items.

The Mortgaged Properties May Not Be in       The mortgaged properties securing
   Compliance With Current Zoning Laws       the mortgage loans included in
                                             the trust fund are typically
                                             subject to building and zoning
                                             ordinances and codes affecting
                                             the construction and use of real
                                             property. Since the zoning laws
                                             applicable to a mortgaged
                                             property (including, without
                                             limitation, density, use, parking
                                             and set-back requirements) are
                                             usually subject to change by the
                                             applicable regulatory authority
                                             at any time, the improvements
                                             upon the mortgaged properties may
                                             not comply fully with all
                                             applicable current and future
                                             zoning laws. Such changes may
                                             limit the ability of the related
                                             borrower to rehabilitate,
                                             renovate and update the premises,
                                             and to rebuild or utilize the
                                             premises "as is" in the event of
                                             a substantial casualty loss with
                                             respect thereto. Such limitations
                                             may adversely affect the cash
                                             flow of the mortgaged property
                                             following such loss.

                                             In addition, certain of the
                                             mortgaged properties securing
                                             mortgage loans included in the
                                             trust fund which are
                                             non-conforming may not be
                                             "permitted non-conforming" uses.
                                             The failure of a mortgaged
                                             property to comply with zoning
                                             laws or to be a "permitted
                                             non-conforming" use may adversely
                                             affect the market value of the
                                             mortgaged property or the
                                             borrower's ability to continue to
                                             use it in the manner it is
                                             currently being used.

                                             In addition, certain of the
                                             mortgaged properties are subject
                                             to certain use restrictions
                                             imposed pursuant to reciprocal
                                             easement agreements or operating
                                             agreements. Such use restrictions
                                             include, for example, limitations
                                             on the character of the
                                             improvements or the properties,
                                             limitations affecting noise and
                                             parking requirements, among other
                                             things, and limitations on the
                                             borrowers' right to operate
                                             certain types of facilities
                                             within a prescribed radius. These
                                             limitations could adversely
                                             affect the ability of the related
                                             borrower to lease the mortgaged
                                             property on favorable terms, thus
                                             adversely affecting the
                                             borrower's ability to fulfill its
                                             obligations under the related
                                             mortgage loan.

Compliance With Applicable Laws and          A borrower may be required to
   Regulations May Result in Losses          incur costs to comply with
                                             various existing and future
                                             federal, state or local laws and
                                             regulations applicable to the
                                             related mortgaged property
                                             securing a mortgage loan included
                                             in the trust fund. Examples of
                                             these laws and regulations
                                             include zoning laws and the
                                             Americans with Disabilities Act
                                             of 1990, which requires all
                                             public accommodations to meet
                                             certain federal requirements
                                             related to access and use by
                                             disabled persons. See "CERTAIN
                                             LEGAL ASPECTS OF MORTGAGE LOANS
                                             AND LEASES--Americans with
                                             Disabilities Act" in the
                                             accompanying prospectus. The
                                             expenditure of such costs or the
                                             imposition of injunctive relief,
                                             penalties or fines in connection
                                             with the borrower's noncompliance
                                             could negatively impact the
                                             borrower's cash flow and,
                                             consequently, its ability to pay
                                             its mortgage loan.

Enforceability of Due-on-Sale Clauses and    The mortgages securing the
    Assignments of Leases and Rents          mortgage loans included in the
    is Limited                               trust fund generally contain
                                             due-on-sale clauses, which permit
                                             the acceleration of the maturity
                                             of the related mortgage loan if
                                             the borrower sells, transfers or
                                             conveys the related mortgaged
                                             property or its interest in the
                                             mortgaged property without the
                                             consent of the lender. There also
                                             may be limitations on the
                                             enforceability of such clauses.
                                             The mortgages also generally
                                             include a debt-acceleration
                                             clause, which permits the
                                             acceleration of the related
                                             mortgage loan upon a monetary or
                                             non-monetary default by the
                                             borrower. The courts of all
                                             states will generally enforce
                                             clauses providing for
                                             acceleration in the event of a
                                             material payment default, but may
                                             refuse the foreclosure of a
                                             mortgaged property when
                                             acceleration of the indebtedness
                                             would be inequitable or unjust or
                                             the circumstances would render
                                             acceleration unconscionable.
                                             However, certain of the mortgage
                                             loans included in the trust fund
                                             permit one or more transfers of
                                             the related mortgaged property to
                                             pre-approved borrowers or
                                             pursuant to pre-approved
                                             conditions without the lender
                                             approval. See "CERTAIN LEGAL
                                             ASPECTS OF MORTGAGE LOANS AND
                                             LEASES--Due-on-Sale and
                                             Due-on-Encumbrance" in the
                                             accompanying prospectus.

                                             The mortgage loans included in
                                             the trust fund may also be
                                             secured by an assignment of
                                             leases and rents pursuant to
                                             which the borrower typically
                                             assigns its right, title and
                                             interest as landlord under the
                                             leases on the related mortgaged
                                             property and the income derived
                                             thererom to the lender as further
                                             security for the related mortgage
                                             loan, while retaining a license
                                             to collect rents for so long as
                                             there is no default. In the event
                                             the borrower defaults, the
                                             license termiantes and the lender
                                             is entitled to collect the rents.
                                             Such assignments are typically
                                             not perfected as security
                                             interests prior to the lender's
                                             taking possession of the related
                                             ortgaged property and/or
                                             appointment of a receiver. Some
                                             state laws may require that the
                                             lender take possession of the
                                             mortgaged proeprty and obtain a
                                             judicial appointment of a
                                             receiver before becoming entitled
                                             to collect the rents. In
                                             addition, if bankruptcy or
                                             similar proceedings are commenced
                                             by or in respect of the borrower,
                                             the lender's ability to collect
                                             the rents may be adversely
                                             affected. See "CERTAIN LEGAL
                                             ASPECTS OF THE MORTGAGE LOANS AND
                                             LEASES--Leases and Rents" in the
                                             accompanying prospectus.

Limitations on the Benefits of               [ ] ([ ]) groups of mortgage
  Cross-Collateralized and                   loans included in the trust fund
  Cross-Defaulted Properties                 as of the cut-off date (control
                                             numbers [ ] and [ ]; control
                                             numbers [ ] and [ ]; control
                                             numbers [ ] and [ ]; and control
                                             numbers [ ] and [ ]), or
                                             approximately [ ]% of the
                                             mortgage pool, are
                                             cross-collateralized and
                                             cross-defaulted with one or more
                                             related cross-collateralized
                                             loans. Such arrangements could be
                                             challenged as fraudulent
                                             conveyances by creditors of any
                                             of the related borrowers or by
                                             the representative of the
                                             bankruptcy estate of any related
                                             borrower if one or more of such
                                             borrowers becomes a debtor in a
                                             bankruptcy case. Generally, under
                                             federal and most state fraudulent
                                             conveyance statutes, a lien
                                             granted by any such borrower
                                             could be voided if a court
                                             determines that:

                                             o   such borrower was insolvent
                                                 at the time of granting the
                                                 lien, was rendered insolvent
                                                 by the granting of the lien,
                                                 was left with inadequate
                                                 capital or was not able to
                                                 pay its debts as they
                                                 matured; and

                                             o   the borrower did not, when it
                                                 allowed its mortgaged
                                                 property to be encumbered by
                                                 the liens securing the
                                                 indebtedness represented by
                                                 the other
                                                 cross-collateralized loans,
                                                 receive "fair consideration"
                                                 or "reasonably equivalent
                                                 value" for pledging such
                                                 mortgaged property for the
                                                 equal benefit of the other
                                                 related borrowers.

                                             We cannot give assurances that a
                                             lien granted by a borrower on a
                                             cross-collateralized loan to
                                             secure the mortgage loan of
                                             another borrower, or any payment
                                             thereon, would not be avoided as
                                             a fraudulent conveyance. See
                                             "DESCRIPTION OF THE MORTGAGE
                                             POOL--Certain Terms and
                                             Conditions of the Mortgage
                                             Loans--Cross-Default and
                                             Cross-Collateralization of
                                             Certain Mortgage Loans" and Annex
                                             A to this prospectus supplement
                                             for more information regarding
                                             the cross-collateralized loans.

                                             No mortgage loan included in the
                                             trust fund is
                                             cross-collateralized with a
                                             mortgage loan not included in the
                                             trust fund. See "DESCRIPTION OF
                                             THE MORTGAGE POOL--Certain Terms
                                             and Conditions of the Mortgage
                                             Loans--Other Financing".

Single Tenants and Concentration             Certain of the mortgaged
  of Tenants Subject the Trust               properties securing mortgage
  Fund to Increased Risk                     loans included in the trust fund
                                             are leased wholly or in large
                                             part to a single tenant or are
                                             wholly or in large part
                                             owner-occupied. Any default by a
                                             major tenant could adversely
                                             affect the related borrower's
                                             ability to make payments on the
                                             related mortgage loan. We cannot
                                             give assurances that any major
                                             tenant will continue to perform
                                             its obligations under its lease
                                             (or, in the case of an
                                             owner-occupied mortgaged
                                             property, under the related
                                             mortgage loan documents).

                                             Mortgaged properties leased to a
                                             single tenant, or a small number
                                             of tenants, also are more likely
                                             to experience interruptions of
                                             cash flow if a tenant fails to
                                             renew its lease because there may
                                             be less or no rental income until
                                             new tenants are found and it may
                                             be necessary to expend
                                             substantial amounts of capital to
                                             make the space acceptable to new
                                             tenants.

                                             Retail and office properties also
                                             may be adversely affected if
                                             there is a concentration of
                                             particular tenants among the
                                             mortgaged properties or of
                                             tenants in a particular business
                                             or industry.

The Failure of a Tenant Will Have            The bankruptcy or insolvency of a
   a Negative Impact on Single               major tenant, or a number of
   Tenant Properties                         smaller tenants, in retail,
                                             industrial and office properties
                                             may adversely affect the income
                                             produced by a mortgaged property.
                                             Under the Bankruptcy Code, a
                                             tenant has the option of assuming
                                             or rejecting any unexpired lease.
                                             If the tenant rejects the lease,
                                             the landlord's claim for breach
                                             of the lease would be a general
                                             unsecured claim against the
                                             tenant (absent collateral
                                             securing the claim) and the
                                             amounts the landlord could claim
                                             would be limited.

Litigation May Have Adverse Affect           From time to time, there may be
   on Borrowers                              legal proceedings pending or
                                             threatened against the borrowers
                                             and their affiliates relating to
                                             the business of, or arising out
                                             of the ordinary course of
                                             business of, the borrowers and
                                             their affiliates. It is possible
                                             that future litigation may have a
                                             material adverse effect on any
                                             borrower's ability to meet its
                                             obligations under the related
                                             mortgage loan and, thus, on
                                             distributions on your
                                             certificates.

Poor Property Management Will Lower          The successful operation of a
   the Performance of the Related            real estate project depends upon
   Mortgaged Property                        the property manager's
                                             performance and viability. The
                                             property manager is responsible
                                             for:

                                             o   responding to changes in the
                                                 local market;

                                             o   planning and implementing the
                                                 rental structure;

                                             o   operating the property and
                                                 providing building services;

                                             o   managing operating expenses;
                                                 and

                                             o   assuring that maintenance and
                                                 capital improvements are
                                                 carried out in a timely
                                                 fashion.

                                             Properties deriving revenues
                                             primarily from short-term
                                             sources, such as short term
                                             leases, are generally more
                                             management intensive than
                                             properties leased to creditworthy
                                             tenants under long-term leases.

                                             We make no representation or
                                             warranty as to the skills of any
                                             present or future managers.
                                             Additionally, we cannot provide
                                             assurance that the property
                                             managers will be in a financial
                                             condition to fulfill their
                                             management responsibilities
                                             throughout the terms of their
                                             respective management agreements.

Condemnations of Mortgaged                   From time to time, there may be
    Properties May Result in                 condemnations pending or
    Losses                                   threatened against one or more of
                                             the mortgaged properties securing
                                             mortgage loans included in the
                                             trust fund. The proceeds payable
                                             in connection with a total
                                             condemnation may not be
                                             sufficient to restore the related
                                             mortgaged property or to satisfy
                                             the remaining indebtedness of the
                                             related mortgage loan. The
                                             occurrence of a partial
                                             condemnation may have a material
                                             adverse effect on the continued
                                             use of, or income generation
                                             from, the affected mortgaged
                                             property. Therefore, we cannot
                                             give assurances that the
                                             occurrence of any condemnation
                                             will not have a negative impact
                                             upon distributions on your
                                             certificates.

Timing of Principal Payments and             Principal payments (including
   Prepayments May Result in Different       prepayments) on the mortgage
   Asset Concentrations in the Trust Fund    loans included in the trust fund
                                             will occur at different rates. In
                                             addition, mortgaged properties
                                             can be released from the trust
                                             fund as a result of prepayments,
                                             repurchases or condemnations. As
                                             a result, the aggregate balance
                                             of the mortgage loans
                                             concentrated in various property
                                             types changes over time. You
                                             therefore may be exposed to
                                             varying concentration risks as
                                             the mixture of property types and
                                             relative principal balance of the
                                             mortgage loans associated with
                                             certain property types changes.
                                             See the table entitled "Range of
                                             Remaining Term to Maturity or
                                             Anticipated Repayment Date for
                                             all Mortgaged Loans as of the
                                             Cut-off Date" under "DESCRIPTION
                                             OF THE MORTGAGE POOL--Additional
                                             Mortgage Loan Information" in
                                             this prospectus supplement for a
                                             description of the respective
                                             maturity dates of the mortgage
                                             loans included in the trust fund.
                                             Because principal on your
                                             certificates (other than the
                                             Class [ ] certificates) is
                                             payable in sequential order to
                                             the extent described in this
                                             prospectus supplement under
                                             "DESCRIPTION OF THE
                                             CERTIFICATES--Distributions",
                                             classes that have a lower
                                             priority of distributions are
                                             more likely to be exposed to the
                                             risk of changing concentrations
                                             discussed under "--Special risks
                                             associated with high balance
                                             mortgage loans" above than
                                             classes with a higher sequential
                                             priority.

The Status of a Ground Lease May Be          [ ] of the mortgaged properties
    Uncertain in a Bankruptcy Proceeding     securing mortgage loans included
                                             in the trust fund as of the
                                             cut-off date, or approximately [
                                             ]% of mortgage pool, are secured
                                             in whole or in part by leasehold
                                             interests. Pursuant to Section
                                             365(h) of the Bankruptcy Code,
                                             ground lessees have the right to
                                             continue in a ground lease even
                                             though the representative of
                                             their bankrupt ground lessor
                                             rejects the lease. The leasehold
                                             mortgages provide that the
                                             borrower may not elect to treat
                                             the ground lease as terminated on
                                             account of any such rejection by
                                             the ground lessor without the
                                             prior approval of the holder of
                                             the mortgage note. In a
                                             bankruptcy of a ground
                                             lessee/borrower, the ground
                                             lessee/borrower under the
                                             protection of the Bankruptcy Code
                                             has the right to assume
                                             (continue) or reject (terminate)
                                             any or all of its ground leases.
                                             If the ground lessor and the
                                             ground lessee/borrower are
                                             concurrently involved in
                                             bankruptcy proceedings, the
                                             trustee may be unable to enforce
                                             the bankrupt ground
                                             lessee/borrower's right to
                                             continue in a ground lease
                                             rejected by a bankrupt ground
                                             lessor. In such circumstances, a
                                             ground lease could be terminated
                                             notwithstanding lender protection
                                             provisions contained therein or
                                             in the related mortgage.

Mortgage Loan Sellers May Not Be Able to     Each mortgage loan seller is the
    Make a Required Repurchase or            sole warranting party in respect
    Substitution of a Defective Mortgage     of the mortgage loans sold by
    Loan                                     such mortgage loan seller to us.
                                             Neither we nor any of our
                                             affiliates are obligated to
                                             repurchase or substitute any
                                             mortgage loan in connection with
                                             either a breach of the mortgage
                                             loan seller's representations and
                                             warranties or any document
                                             defects, if such mortgage loan
                                             seller defaults on its obligation
                                             to do so. We cannot give
                                             assurances that either mortgage
                                             loan seller will have the
                                             financial ability to effect such
                                             repurchases or substitutions.

                                             In addition, one or more of the
                                             mortgage loan sellers has
                                             acquired a portion of the
                                             mortgage loans included in the
                                             trust fund in one or more
                                             secondary market purchases. Such
                                             purchases may be challenged as
                                             fraudulent conveyances. Such a
                                             challenge, if successful, may
                                             have a negative impact on the
                                             distributions on your
                                             certificates. See "DESCRIPTION OF
                                             THE MORTGAGE POOL-- Assignment of
                                             the Mortgage Loans; Repurchases
                                             and Substitutions" and
                                             "--Representations and
                                             Warranties; Repurchases and
                                             Substitutions" in this prospectus
                                             supplement and "DESCRIPTION OF
                                             THE POOLING
                                             AGREEMENTS--Representations and
                                             Warranties; Repurchases" in the
                                             accompanying prospectus.

One Action Jurisdiction May Limit the        Several states (including
    Ability of the Special Servicer to       California) have laws that
    Foreclose on the Mortgaged Property      prohibit more than one judicial
                                             action to enforce a mortgage
                                             obligation, and some courts have
                                             construed the term judicial
                                             action broadly. Accordingly, the
                                             special servicer is required to
                                             obtain advice of counsel prior to
                                             enforcing any of the trust fund's
                                             rights under any of the mortgage
                                             loans that include mortgaged
                                             properties where this rule could
                                             be applicable. In the case of
                                             either a cross-collateralized and
                                             cross-defaulted mortgage loan or
                                             a multi-property mortgage loan
                                             which is secured by mortgaged
                                             properties located in multiple
                                             states, the special servicer may
                                             be required to foreclose first on
                                             properties located in states
                                             where such "one action" rules
                                             apply (and where non-judicial
                                             foreclosure is permitted) before
                                             foreclosing on properties located
                                             in the states where judicial
                                             foreclosure is the only permitted
                                             method of foreclosure. As a
                                             result, the special servicer may
                                             incur delay and expense in
                                             foreclosing on mortgaged
                                             properties affected by one action
                                             rules. See "CERTAIN LEGAL ASPECTS
                                             OF MORTGAGE LOANS AND
                                             LEASES--Foreclosure" in the
                                             accompanying prospectus.


Property Managers May Experience Conflicts   The managers of the mortgaged
    Interest in Managing Multiple            properties securing mortgage
     Properties                              loans of included in the trust
                                             fund and the borrowers may
                                             experience conflicts of interest
                                             in the management and/or
                                             ownership of such properties
                                             because:

                                             o   a substantial number of the
                                                 mortgaged properties are
                                                 managed by property managers
                                                 affiliated with the
                                                 respective borrowers;

                                             o   these property managers also
                                                 may manage and/or franchise
                                                 additional properties,
                                                 including properties that may
                                                 compete with the mortgaged
                                                 properties securing the
                                                 mortgage loans included in
                                                 the trust fund; and

                                             o   affiliates of the managers
                                                 and/or the borrowers, or the
                                                 managers and/or the borrowers
                                                 themselves, also may own
                                                 other properties, including
                                                 competing properties.

                       DESCRIPTION OF THE MORTGAGE POOL

General

     The Mortgage Pool will consist of [ ] fixed rate Mortgage Loans, with an aggregate balance as of the Cut-Off Date (the "Cut-Off Date Pool Balance") of approximately $[ ] secured by [ ] Mortgaged Properties located in [ ] states and the District of Columbia. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the Cut-Off Date, after reduction for all payment of principal due on or before such date, whether or not received. The Cut-Off Date Balances of the Mortgage Loans range from $[ ] to $[ ] and the Mortgage Loans have an average Cut-Off Date Balance of $[ ] . All percentages of the Mortgage loans, or of any specified group of Mortgage Loans, referred to in this Prospectus Supplement without further description are approximate percentages calculated using the Cut-Off Date Pool Balance. References to percentages of Mortgaged Properties referred to in this Prospectus Supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans. Where a Mortgage Loan is secured by multiple properties, statistical information in this Prospectus Supplement relating to geographical locations and property types of the Mortgaged Properties is based on the loan amount allocated to such property. Such allocation is based on the relative appraised values of such properties. In addition, wherever information is presented in this Prospectus Supplement with respect to LTV Ratios or DSC Ratios, the LTV Ratio or DSC Ratio of each Mortgaged Property securing a Mortgage Loan secured by multiple Mortgaged Properties is assumed to be the weighted average LTV Ratio or DSC Ratio of such Mortgage Loan.

     All of the Mortgage Loans are evidenced by a promissory note (each a "Mortgage Note"). All of the Mortgage Loans are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a borrower's fee simple estate (or, with respect to [ ] Mortgaged Properties, or approximately [ ]% of the Cut-Off Date Pool Balance, on the borrower's leasehold estate) in an income-producing real property (each, a "Mortgaged Property").

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                     Mortgaged Properties by Property Type

                                                                                                          Percentage
                                                                                      Aggregate               of
                                                    Number of       Number of        Cut-Off Date        Cut-Off Date
        Property Type                                 Loans        Properties          Balance           Pool Balance
        -------------                               ---------      ----------        ------------        ------------
Multifamily................................
Retail (Anchored)..........................
Hospitality................................
Office.....................................
Healthcare(1)..............................
Retail (Unanchored)........................
Credit Lease Loans(2)......................
Industrial/Warehouse.......................
Mixed Use..................................
Mobile Home Community......................
Self Storage...............................
  Total....................................

------------------------------------------------------------------------------

(1) Including [ ] Mortgage Loan, or approximately [ ]% of the Cut-Off Date Pool Balance, secured by an assisted living facility; and [1] Mortgage Loan, or approximately [ ]% of the Cut-Off Date Pool Balance, secured by a skilled nursing facility.
(2) Including [ ] Mortgage Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, secured by hospitality properties and [ ] Mortgage Loan, or approximately [ ]% of the Cut-Off Date Pool Balance, secured by a retail property.

Mortgage Loan History

     All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers, which either originated each such Mortgage Loan or acquired it in connection with their commercial and multifamily mortgage loan conduit programs. None of the Mortgage Loans was 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

Certain Terms and Conditions of the Mortgage Loans

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this Prospectus Supplement. See "Amortization" below. [ ] of the Mortgage Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of twelve 30-day months and [ ] of the Mortgage Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, accrue interest on the basis (an "Actual/360 basis") of the actual number of days elapsed over a 360 day year. [ ] of the [ ] Mortgage Loans that accrue interest on an Actual/360 basis, or approximately [ ]% of the Cut-Off Date Pool Balance, have periods during which only interest is due.

     Mortgage Loan Payments. Scheduled payments of principal and interest other than Balloon Payments (the "Periodic Payments") on [ ] of the Mortgage Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, are due monthly and [ ] of the Mortgage Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, are due semi-annually (the "Semi-Annual Loans"). With respect to each Semi-Annual Loan the Depositor has arranged for the Master Servicer to advance at the Depositor's sole cost, on a monthly basis, the interest payments that would have otherwise been payable if the Periodic Payments had been paid monthly by the related borrower.

     Due Dates. All of the Mortgage Loans are due on the date (each such date, a "Due Date") occurring on the first day of the month, subject to grace periods which do not exceed 10 days.

     Amortization. [ ]of the Mortgage Loans (the "Balloon Loans"), or approximately [ ]% of the Cut-Off Date Pool Balance, provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity. [ ] of the Mortgage Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, (the "Fully Amortizing Loans") fully or substantially amortize through their respective remaining terms to maturity. [ ] Mortgage Loan, or approximately [ ]% of the Cut-Off Date Pool Balance, provides for interest only Periodic Payments for the entire term and does not amortize. [ ] ([ ]) of the Mortgage Loans (the "ARD Loans"), or approximately [ ]% of the Cut-Off Date Pool Balance, provides that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property (as determined in the related loan documents) to the repayment of principal outstanding on the Mortgage Loan. Additional Interest will not be included in the calculation of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date. [ ] of the Balloon Loans, or approximately [ ]% of the Cut-Off Date Pool Balance provide for changes in the amount of their respective Periodic Payments at specified times in the future which coincide with rent increases on the underlying property leases.

     [ ] Mortgage Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, all of which are Credit Lease Loans, have a Balloon Payment which is insured (an "Insured Balloon Payment") through a Residual Value Insurance Policy (defined below). With respect to all such Mortgage Loans, the related Tenant is obligated to make a rent payment corresponding to such Balloon Payment (a "Tenant Balloon Payment"). If a default occurs under such Balloon Loans with respect to an Insured Balloon Payment and no recovery is available from the related borrower, the Tenant or any Guarantor, the Special Servicer will be entitled to recover in full the amount of the Balloon Payment due under such Mortgage Loan through the Residual Value Insurance Policy after the maturity date for such Mortgage Loan. In the event a Residual Value Insurer defaults on an Insured Balloon Payment, the Special Servicer will still be able to assert whatever other remedies it has with respect to the related Mortgaged Property and the Residual Value Insurer.

     Residual Value Insurance Policy. With respect to each Mortgage Loan which has an Insured Balloon Payment, the Trustee will be named as the loss-payee under a related non-cancelable Residual Value Insurance Policy obtained to cover the Balloon Payment relating to such Mortgaged Property (each such policy, a "Residual Value Insurance Policy"). The Residual Value Insurance Policy will be or has been issued by R.V.I. America Insurance Company (the "Residual Value Insurer") which, as of [ ] [ ] , 20[ ] , had a rating of "A" by [ ] and a claims paying rating of "AA-" by [ ]. Each Residual Value Insurance Policy is subject to certain limited exclusions. The Residual Value Insurer under each Residual Value Insurance Policy is not required to pay amounts due under the Mortgage Loan other than the related Balloon Payment and, subject to certain limitations set forth in the Residual Value Insurance Policy, accrued interest, and therefore is not required to pay any Prepayment Premium or interest due thereunder or any amounts the related borrower may be obligated to pay thereunder as reimbursement for outstanding P&I Advances.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary payments for most of the term of the related Mortgage Loan, but permit defeasance after a date specified in the related Mortgage Note for most of the remaining term ([ ] Mortgage Loans, or approximately [ ]% of the Cut-Off Date Pool Balance) (ii) prohibit voluntary prepayments of principal for a period ending on a date specified in the related Mortgage Note, and thereafter either impose a Yield Maintenance Charge or Prepayment Premium (but not both) for most of the remaining term ([ ] Mortgage Loans, or approximately [ ]% of the Cut-Off Date Pool Balance) or
(iii) prohibit prepayment until the date specified in the related Mortgage Note and then allow prepayment without a Yield Maintenance Charge or a Prepayment Premium for the remaining term ([ ] Mortgage Loan, or approximately [ ]% of the Cut-Off Date Pool Balance); provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. With respect to [ ] Mortgage Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, which impose Yield Maintenance Charges, such Mortgage Loans provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the Discount Rate. See"--Additional Mortgage Loan Information" in this Prospectus Supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed to the holders of the Offered Certificates as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges." The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. None of the Mortgage Loans require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or a Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     [ ] of the Mortgage Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, provide that, in general, under certain conditions, the related borrower will have the right, after two years following the Closing Date, to substitute a pledge of "Defeasance Collateral" in exchange for a release of the related Mortgaged Property from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Yield Maintenance Charge or Prepayment Premium. Mortgage Loans secured by more than one Mortgaged Property which provide for partial defeasance generally require that (i) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain DSCR and LTV tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans), with each such payment being equal to or greater than (with any excess to be returned to the borrower), the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent provided for in the related Mortgage Note, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such United States Treasury obligations may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the lender's prior consent. With respect to [ ] Mortgage Loans (control numbers [ ] and [ ]), or approximately [ ]% of the Cut-Off Date Pool Balance, the Mortgaged Properties remain encumbered by existing subordinate debt, subject to the terms of a subordination and standstill agreement entered in favor of the lender. With respect to [ ] Mortgage Loans (control numbers [ ], [ ] and [ ]), or approximately [ ]% of the Cut-Off Date Pool Balance, the related Mortgage Loan documents provide that the borrower may, under certain specified circumstances, encumber the related Mortgaged Property with a subordinate mortgage in the future. See "--`Due-On-Sale' and `Due-On-Encumbrance' Provisions" below.

     With respect to [ ] Mortgage Loans (control numbers[ ] and [ ]), or approximately [ ]% of the Cut-Off Date Pool Balance, the owners of the related borrowers have pledged their limited partnership interest or other ownership interests in the borrower as security for mezzanine debt that was in existence as of the date of origination of the related Mortgage Loan. See "RISK FACTORS--Some Mortgaged Properties May Be Encumbered by Subordinated Debt Which May Delay Foreclosure" in this Prospectus Supplement.

     Nonrecourse Obligations. Other than [ ] mortgage loan (control number [ ]) or approximately [ ]% of the Cut-Off Date Pool Balance, the Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse.

     "Due-On-Sale" and "Due-On-Encumbrance" Provisions. Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans permit one or more transfers of the related Mortgaged Property to pre-approved borrowers or pursuant to pre-approved conditions without Lender approval. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer, with respect to Specially Serviced Mortgage Loans, and the Master Servicer, with respect to all other Mortgage Loans and with the consent of the Special Servicer, on behalf of the Trust Fund, will determine, in a manner consistent with the servicing standard described in this Prospectus Supplement under "SERVICING OF THE MORTGAGE LOANS--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Cross-Default and Cross-Collateralization of Certain Mortgage Loans. [ ] ([ ]) groups of Mortgage Loans, or approximately [ ]% of the Cut-Off Date Pool Balance (control numbers [ ] and [ ]; control numbers [ ] and [ ]; control numbers [ ] and [ ]; and control numbers [ ] and [ ]), are cross-collateralized and cross-defaulted with one or more Mortgage Loans in the Mortgage Pool as indicated in Annex A. No Mortgage Loans are cross-collateralized or cross-defaulted with any loans that are not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

Assessments of Property Condition

     Property Inspections. All of the Mortgaged Properties were inspected by or on behalf of the applicable Mortgage Loan Seller in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion of the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to all the Mortgaged Properties in connection with the origination of the related Mortgage Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such "Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party.

     Engineering Assessments. In connection with the origination of [ ] of the Mortgage Loans, or approximately [ ] % of the Cut-Off Date Pool Balance, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. No engineering inspections were made with respect to the remaining [ ] Mortgage Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, which were determined by the applicable Mortgage Loan Seller to be "new construction" or a "substantially rehabilitated property" pursuant to its underwriting guidelines. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on certain of the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least [ ]% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on the [ ] Mortgaged Properties, or approximately [ ]% of the Cut-Off Date Pool Balance, located in a seismic zone 3 or 4 as determined by the United States Geological Survey in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, three of the Mortgaged Properties, securing Mortgage Loans which represent approximately [ ]% of the Cut-Off Date Pool Balance, are likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property. None of the [ ] Mortgaged Properties described above are covered by earthquake insurance.

Credit Lease Loans

     [ ] of the Mortgage Loans, or approximately [ ]% of the Cut-Off Date Pool Balance (the "Credit Lease Loans"), are secured by Mortgages on Mortgaged Properties that are, in each case, subject to a lease (a "Credit Lease") to a tenant (each a "Tenant" and, collectively, the "Tenants") which possesses (or the parent of which or other affiliate of which guarantees the Credit Lease obligation possesses) the rating indicated in the Credit Lease Table below. Scheduled monthly rent payments (the "Monthly Rental Payments") under the Credit Leases are generally determined in underwriting to be sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Lease Loans.

     The Credit Leases generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property. In the event of a casualty or condemnation of a material portion of the related Mortgaged Property, except with respect to [ ] Credit Lease Loan, or approximately [ ]% of the Cut-Off Date Pool Balance, the Credit Lease provides that the Tenant is obligated to continue making payments, and/or the Tenant must make an offer to purchase the applicable Mortgaged Property for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Lease Loan.

     The payment of interest and principal on Credit Lease Loans is dependent principally on the payment by each Tenant or guarantor of the Tenant's Credit Lease (the "Guarantor"), if any, of Monthly Rental Payments and other payments due under the terms of its Credit Lease. Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be fully repaid from (i) Monthly Rental Payments made over the Primary Term of the related Credit Lease or (ii) with respect to Credit Lease Loans which are Balloon Loans, Monthly Rental Payments and the related Tenant Balloon Payments (which Balloon Payments (except for [ ] Credit Lease Loan, or approximately [ ]% of the Cut-Off Date Pool Balance), are guaranteed by a Residual Value Insurance Policy). Certain of the Credit Leases give the Tenant the right to extend the term of the Credit Lease by one or more renewal periods after the end of the Primary Term.

     The amount of the Monthly Rental Payments payable by each Tenant is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan.

     All of the Credit Lease Loans are Balloon Loans which require the related Tenant to make a rent payment corresponding to the Tenant Balloon Payment. [ ] of the Credit Lease Loans or approximately [ ]% of the Cut-Off Date Pool Balance, which are Balloon Loans are insured to the extent of the related Balloon Payment through a Residual Value Insurance Policy. Pursuant to the terms of such policies, if a default occurs under such Credit Lease Loans and no recovery is available from the related Mortgagor, the Tenant or any Guarantor, the Special Servicer will be entitled to recover in full the amount of the Balloon Payment due under such Credit Lease Loan after the maturity date for such Credit Lease Loan.

     Set forth in the table below (the "Credit Lease Loan Table") for each Credit Lease Loan, is the name of the Tenant, the Cut-Off Date Balance of the related Credit Lease Loan, the Guarantor, if any, the rating of the Tenant or Guarantor and the Credit Lease type.

                            Credit Lease Loan Table

                                                                                                  [ ]
  Control                                                                          Cut-Off       Rating   Lease Type
  Number     Property Type                  Guarantor/Tenant    Property Type    Date Balance     (1)      Code (2)
  -------    -------------                  ----------------    -------------    ------------    ------   -----------
                                                                                           $






                                                                 Total                     $
                                                                                           =

----------------

(7) Unless otherwise indicated, such ratings were the highest assigned to the applicable Tenant or Guarantor, as applicable, by [ ].

(8)  "NNN" means triple net lease; "B" means bond type lease.

     Generally, each Credit Lease provides that the related Tenant is responsible for all real property taxes and assessments levied or assessed against the related Mortgaged Property, all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property.

     Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in such Credit Lease (a "Credit Lease Default"), then the holder of the related Mortgage may require the related Mortgagor either (i) to terminate such Credit Lease or (ii) refrain from the exercise of any of its rights thereunder. A Credit Lease Default will constitute a default under the related Credit Lease Loan, although in certain cases the Mortgagor may possess certain cure rights.

     In addition, most of the Credit Leases permit the Tenant, at its own expense, and generally with the consent of the Mortgagor, to make alterations or improvements on the related Mortgaged Property as the Tenant may deem necessary or desirable. Such actions, if undertaken by the Tenant, will not affect the Tenant's obligations under the Credit Lease.

     Lease termination rights and rent abatement rights, if any, provide that Tenants in the Credit Leases may be divided into three categories: (i) termination and abatement rights directly arising from certain casualty occurrences or condemnations ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a Mortgagor's default relating to its obligations under a Credit Lease to perform required maintenance, repairs or replacements with respect to the related Mortgaged Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a Mortgagor's default in the performance of various other obligations under the Credit Lease, including remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting other property owned by the Mortgagor in the area of the related Mortgaged Property and complying with laws affecting such Mortgaged Property or common areas related to such Mortgaged Property ("Additional Rights"). Certain Credit Leases ("Bond-Type Leases") provide neither Casualty or Condemnation Rights, Maintenance Rights nor Additional Rights and the Tenants thereunder are required, at their expense, to maintain their related Mortgaged Property in good order and repair. Other Credit Leases provide Casualty or Condemnation Rights and may provide Additional Rights ("Triple Net Leases"). The Tenants under Triple Net Leases are required, at their expense, to maintain their Mortgaged Properties, including the roof and structure, in good order and repair. If the Mortgagor defaults in the performance of certain obligations under a Triple Net Lease and the Tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Credit Lease Loans. Generally, Additional Rights and Maintenance Rights are mitigated by repair and maintenance reserves, debt service coverage ratios in excess of 1.0x and, prior to the disbursement of such Mortgage Loan, receiving Tenant estoppel certificates (i.e., Tenant certificates confirming the non-existence of landlord default).

     Credit Leases with respect to [ ] of the Mortgage Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, are Bond-Type Leases, and the Credit Lease with respect to [ ] Mortgage Loan, or approximately [ ]% of the Cut-Off Date Pool Balance, is a Triple Net Lease.

     At the end of the term of the Credit Leases, Tenants are generally obligated to surrender the related Mortgaged Properties in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

     Pursuant to the terms of each assignment of a Credit Lease (the "Credit Lease Assignment"), the related Mortgagor has assigned to the Mortgagee of the related Credit Lease Loan, as security for such Mortgagor's obligations thereunder, such Mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related Mortgaged Property including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the Credit Leases. Pursuant to the terms of the Credit Lease Assignments, each Tenant is obligated under its Credit Lease to make all Monthly Rental Payments directly to the owner of the related Credit Lease Loan. Repayment of the Credit Lease Loans and other obligations of the Mortgagors are expected to be funded from such Monthly Rental Payments and Tenant Balloon Payments. Notwithstanding the foregoing, the Mortgagors remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

     The Mortgage Loans which are Credit Lease Loans are indicated on Annex A-1 to this Prospectus Supplement.

Section 42 Low Income Housing Tax Credits

     [ ] of the Mortgaged Properties, representing approximately [ ]% of the Cut-Off Date Pool Balance, entitle their owners to receive low-income housing tax credits ("Tax Credits") pursuant to Section 42 of the Internal Revenue Code of 1986 as amended (the "Code"). Section 42 of the Code provides a Tax Credit for owners of residential rental property meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency.

     At the time the project is "placed in service," the property owner must make an irrevocable election of one of two set-aside rules, either (i) at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income, or (ii) at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income. The aggregate amount of Tax Credits the owner is entitled to is based upon the percentage of total units made available to qualified tenants. Median income is determined by the U.S. Department of Housing and Urban Development ("HUD") for each metropolitan area or county in the United States and is adjusted annually.

     The Tax Credit provisions require that gross rent for each low-income unit not exceed 30% of the annual HUD median income, adjusted for household size based on the number of bedrooms in the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable Tax Credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service.

     Under the Tax Credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the property may require an "extended use period" which has the effect of extending the income and rental restrictions for an additional period.

     In the event a Tax Credit project does not maintain compliance with the Tax Credit restrictions on tenant income or rental rates or otherwise satisfy the Tax Credit provisions of the Code, the owners of the related Mortgaged Property may suffer a reduction in the amount of available Tax Credits and/or face the recapture of all or part of the Tax Credits related to the period of the noncompliance and face the partial recapture of previously taken Tax Credits. The loss of Tax Credits, and the possibility of recapture of Tax Credits already taken, may provide significant incentive for project owners to keep the related Mortgaged Property project in compliance and to fund property operating deficits.

Additional Mortgage Loan Information

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4 and A-5 to this Prospectus Supplement. Certain additional information regarding the Mortgage Loans is contained in this Prospectus Supplement under "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions," and in the Prospectus under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES."

     In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4 and A-5 to this Prospectus Supplement, cross collateralized Mortgage Loans are not grouped together; instead, references are made under the heading "Cross Collateralized Group" with respect to the other Mortgage Loans with which they are cross collateralized.

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4 and A-5:

          (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the Mortgage Loan Sellers on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home community, industrial, self-storage and office properties (each a "Rental Property"). In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties. References to "Cut-Off Date DSC Ratio" and "Cut-Off Date DSCR" are references to the DSC Ratio as of the Cut-Off Date.

         In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

         In determining the "revenue" component of Net Cash Flow for each Rental Property, the Mortgage Loan Sellers generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-Multifamily Properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and mobile home park properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, other than hospitality properties securing Credit Lease Loans, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two to three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for the private health care facilities were generally within the then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

         In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.5% of gross receipts was assumed, and with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed and, with respect to single tenant properties, where fees as low as 3.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards--Escrow Requirements--Replacement Reserves" in this Prospectus Supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the Mortgage Loan Sellers determined appropriate.

         The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

          (ii) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers.

          (iii)References to "Maturity Date LTV Ratio" and "LTV at ARD or Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers prior to the Cut-Off Date.

          (iv) References to "Loan per Sq Ft, Unit, Bed, Pad or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home community), hospitality property or healthcare facility, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

          (v) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vi) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

          (vii)References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

          (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan, (b) [ ]%, which percentage represents the trustee fee rate with respect to each Mortgage Loan and (c) with respect to the Semi-Annual Loans (control numbers [ ] and [ ]) [ ]%, which percentage represents costs of the Depositor to provide for the advance of monthly interest on such Semi-Annual Loans (the "Swap Fee").

          (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

          (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the month in which such Mortgage Loan would fully amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment or any interest-only period, if any, due on such Mortgage Loan.

          (xi) References to "L ( )" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the duration in years of such period. References to "X ( )" represent the percentage of Prepayment Premium percentages and the duration such Prepayment Premium is assessed. References to "O ( )" represent the period for which no (A) Prepayment Premium or Yield Maintenance Charge is assessed or (B) defeasance can be required. References to "YMx% ( )" represent the period for which the Prepayment Premium for such Mortgage Loan is equal to the greater of the Yield Maintenance Charge for such Mortgage Loan and x% of such Mortgage Loan's outstanding principal balance. References to "YM ( )" represent the period for which the Yield Maintenance Charge is assessed. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

          (xii)References to "D" or "Defeasance" represent, with respect to each Mortgage Loan, the right of the related holder of the Mortgage to require the related borrower, in lieu of a prepayment premium, to pledge to such holder Defeasance Collateral.

          (xiii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties, mobile home communities and assisted living/congregate care facilities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and
     (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

          (xiv)References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD Loan).

          (xv) References to "NAP" indicate that with respect to a particular category of data, that such data is not applicable.

          (xvi)References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

          (xvii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xviii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xix)References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

     The sum in any column of any of the following tables may not equal the indicated total due to rounding.

     The Cut-Off Date DSC Ratio and the Cut-Off Date LTV Ratio calculations for the Mortgage Loans are exclusive of Credit Lease Loans because the Credit Lease Loans were originated primarily on the basis of the creditworthiness of the related Tenants or Guarantors.

                           MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS


                                                                                                                  Wtd.Avg.   Wtd.
                                                          % by                              Wtd.Avg.  Wtd.Avg.    Stated     Avg.
                                 Number    Aggregate    Cut-Off    Average      Highest     Cut-Off     LTV    Remaining   Cut-Off
                       Number      of       Cut-Off       Date     Cut-Off      Cut-Off      Date    Ratio at   Term to     Date
                         of    Properties     Date        Pool       Date        Date         LTV    Maturity   Maturity     DSC
Property Type          Loans      (5)       Balance     Balance    Balance      Balance    Ratio (1)    (2)     Mos (2)   Ratio (1)
-------------          ------  ----------  ---------    -------   ----------    -------    --------- --------  ---------  ---------
Multifamily.........
Retail - Anchored...
Hospitality.........
Office..............
Healthcare..........
Retail - Unanchored.
Credit Lease Loans(4)
Industrial..........
Mixed Use...........
Mobil  Home
 Community..........
Self Storage........

Total/Weighted
 Average............


                           Minimum    Maximum
                           Cut-Off    Cut-Off
                            Date       Date     Wtd.Avg.   Wtd. Avg.
                             DSC        DSC      Occupancy  Mortgage
                          Ration (1) Ratio (1)   Rate (3)     Rate
                          ---------- ---------   ---------  ---------
Multifamily.........
Retail - Anchored...
Hospitality.........
Office..............
Healthcare..........
Retail - Unanchored.
Credit Lease Loans(4)
Industrial..........
Mixed Use...........
Mobil  Home
 Community..........
Self Storage........

Total/Weighted
 Average............


(9) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the [ ] Credit Lease Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.
(10) Calculated with respect to the Anticipated Repayment Date for ARD Loans.
(11) Occupancy Rates were calculated without reference to hospitality properties.
(12) Including [ ] Mortgage Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, secured by hospitality properties and [ ] Mortgage Loan, or approximately [ ]% of the Cut-Off Date Pool Balance, secured by a retail property.
(13) Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage or the appraised value of the Mortgaged Property) for the Mortgage Loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the Mortgage Pool level in other tables in this Prospectus Supplement.

             RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS


                                                                       % by                                  Wtd.Avg.
                                                                      Cut-Off      Average      Highest       Cut-Off      Wtd.Avg.
                                                       Aggregate       Date        Cut-Off      Cut-Off        Date       LTV Ratio
Range of Cut-Off                         Number of   Cut-Off Date      Pool          Date         Date          LTV      at Maturity
Date Balances ($)                          Loans        Balance       Balance      Balance      Balance      Ratio (1)       (2)
-----------------                        ---------   ------------     -------      -------      -------      ---------   -----------
[            ] -2,000,000............
2,000,001 - 4,000,000................
4,000,001 - 6,000,000................
6,000,001 - 8,000,000................
8,000,001 -10,000,000................
10,000,001 -15,000,000...............
15,000,001 -20,000,000...............
20,000,001 -25,000,000...............
25,000,001 -30,000,000...............
45,000,001 -50,000,000...............
Total/Weighted Average...............

                                        Wtd.Avg.
                                         Stated
                                        Remaining     Wtd. Avg.
                                         Term to       Cut-Off     Wtd. Avg.
                                        Maturity      Date DSC      Mortgage
                                         Mos (2)      Ratio (1)       Rate
                                        ---------     ---------    ---------

[            ] -2,000,000............
2,000,001 - 4,000,000................
4,000,001 - 6,000,000................
6,000,001 - 8,000,000................
8,000,001 -10,000,000................
10,000,001 -15,000,000...............
15,000,001 -20,000,000...............
20,000,001 -25,000,000...............
25,000,001 -30,000,000...............
45,000,001 -50,000,000...............
Total/Weighted Average...............

The average Cut-Off Date Balance for all Mortgage Loans is $[ ].
________________
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the [ ] Credit Lease Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.
(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

                       MORTGAGED PROPERTIES BY STATE FOR
                              ALL MORTGAGE LOANS

                                                                       % by                                  Wtd.Avg.
                                                                      Cut-Off      Average      Highest       Cut-Off      Wtd.Avg.
                                         Number of      Aggregate       Date       Cut-Off      Cut-Off        Date       LTV Ratio
                                         Mortgaged    Cut-Off Date      Pool        Date         Date          LTV      at Maturity
State                                   Properties(3)   Balance       Balance      Balance      Balance      Ratio (1)       (2)
-----                                   ------------- -----------     -------      -------      -------      ---------  -----------






                                        Wtd.Avg.
                                         Stated
                                        Remaining     Wtd. Avg.
                                         Term to       Cut-Off     Wtd. Avg.
                                        Maturity     Date DSC      Mortgage
                                         Mos (2)      Ratio (1)       Rate
                                        --------     ----------    ---------


Total/Weighted Average...............

------------------------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the [ ] Credit Lease Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.
(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.
(3) Because this table is presented at the Mortgaged Property Level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage or the appraised value of the Mortgaged Property) for the Mortgage Loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the mortgage pool level in other tables in this Prospectus Supplement.

                              RANGE OF DSC RATIOS
             FOR ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS
                            AS OF THE CUT-OFF DATE

                                                                              Wtd.Avg.                Wtd.Avg.
  Range of                                % by                               Cut-Off     Wtd.Avg.     Stated     Wtd. Avg.
Cut-Off Date                Aggregate    Cut-Off      Average      Highest    Date      LTV Ratio   Remaining     Cut-Off  Wtd. Avg.
     DSC       Number of  Cut-Off Date  Date Pool     Cut-Off      Cut-Off    LTV      at Maturity   Term to     Date DSC   Mortgage
  Ratios(x)     Loans       Balance      Balance    Date Balance    Balance  Ratio (1)      (2)    Maturity (2)   Ratio (1)   Rate
------------   ---------  ------------  ---------   ------------   --------  --------- ----------- ------------  ---------- --------















Total/Weighted Average...............


The weighted average Cut-Off Date DSC Ratio for all Mortgage Loans other than Credit Lease Loans is 1.35x.

----------------------

(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the [ ] Credit Lease Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.
(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.
(3) Includes [ ] Mortgage Loans that are secured by Section 42 multifamily properties which entitle the owners to low-income housing tax credits.

                              RANGE OF LTV RATIOS
             FOR ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS
                            AS OF THE CUT-OFF DATE

                                                                                                    Wtd.Avg.
                                                                            Wtd.Avg.                 Stated
     Range of                                % by      Average   Highest    Cut-Off     Wtd.Avg.    Remaining   Wtd. Avg.
   Cut-Off Date                 Aggregate   Cut-Off    Cut-Off   Cut-Off     Date      LTV Ratio     Term to     Cut-Off   Wtd. Avg.
       LTV        Number of   Cut-Off Date  Date Pool     Date      Date       LTV     at Maturity  Maturity   Date DSC    Mortgage
    Ratios (%)      Loans        Balance     Balance    Balance   Balance   Ratio (1)      (2)       Mos (2)    Ratio (1)    Rate
   ------------   ---------  ------------   --------   --------  --------  ---------  ------------ ----------  ---------- ----------

















Total/Weighted Average...............

The weighted average Cut-Off Date LTV Ratio for all the Mortgage Loans other than Credit Lease Loans is [ ]%.
-----------------------

(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the [ ] Credit Lease Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.
(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.
(3)  The Mortgage Loan with the highest Cut-Off Date LTV Ratio is secured by a
     Section 42 multifamily property which entitles the owner to low-income housing tax credits.

                              RANGE OF LTV RATIOS
                FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE

                                                                                                Wtd.Avg.
Range of                                 % by                           Wtd.Avg.                 Stated
Maturity                                Cut-Off   Average   Highest     Cut-Off    Wtd.Avg.    Remaining     Wtd. Avg.
 Date                     Aggregate       Date     Cut-Off   Cut-Off      Date     LTV Ratio    Term to       Cut-Off     Wtd. Avg.
 LTV        Number of   Cut-Off Date      Pool       Date      Date        LTV    at Maturity  Maturity     Date DSC      Mortgage
Ratios (%)    Loans        Balance       Balance   Balance   Balance    Ratio (1)     (2)       Mos (2)      Ratio (1)       Rate
---------   ---------  ------------     --------- ---------  -------    --------- ----------- ------------  ----------    --------
















Total/Weighted Average...............


The weighted average LTV Ratio at maturity for all Mortgage Loans is [ ]%.

-----------------------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the [ ] Credit Lease Loans that are Balloon Loans, comprising approximately [ ]% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.
(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

                            RANGE OF MORTGAGE RATES
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                  Wtd.Avg.
                                         % by                          Wtd.Avg.                    Stated
                                        Cut-Off   Average    Highest    Cut-Off      Wtd.Avg.    Remaining   Wtd. Avg.
Range of                 Aggregate       Date     Cut-Off    Cut-Off     Date       LTV Ratio     Term to     Cut-Off     Wtd. Avg.
Mortgage   Number of   Cut-Off Date      Pool       Date       Date       LTV      at Maturity    Maturity   Date DSC      Mortgage
Rates (%)    Loans        Balance       Balance   Balance    Balance   Ratio (1)       (2)        Mos (2)    Ratio (1)       Rate
---------   ---------  ------------     --------- ---------  -------    --------- ----------- ------------  ----------    --------

















Total/Weighted Average...............


The weighted average Mortgage Rate for all Mortgage Loans is [ ]%.

-------------------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the [ ] Credit Lease Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, which typically origination have at debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.
(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

    Range of                                                                                        Wtd.Avg.
Remaining Terms                                % by                         Wtd.Avg.                 Stated
  to Maturity                                 Cut-Off   Average   Highest    Cut-Off     Wtd.Avg.  Remaining   Wtd. Avg.
 or Anticipated                  Aggregate     Date     Cut-Off   Cut-Off     Date      LTV Ratio   Term to     Cut-Off   Wtd. Avg.
 Repayment Date    Number of   Cut-Off Date    Pool       Date      Date       LTV     at Maturity  Maturity   Date DSC    Mortgage
    (months)         Loans        Balance     Balance   Balance   Balance   Ratio (1)      (2)      Mos (2)    Ratio (1)     Rate
----------------   ---------   ------------  --------- ---------  -------   --------- ----------- ------------ ----------  --------

















Total/Weighted Average...............


The weighted average original term to maturity for all Mortgage Loans is [ ] months.

---------------------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the [ ] Credit Lease Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.
(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

       RANGE OF REMAINING TERM TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

   Range of                                                                                           Wtd.Avg.
Remaining Terms                               % by                          Wtd.Avg.                   Stated
  to Maturity                                Cut-Off    Average   Highest    Cut-Off     Wtd.Avg.    Remaining  Wtd. Avg.
or Anticipated                  Aggregate     Date      Cut-Off   Cut-Off     Date      LTV Ratio     Term to    Cut-Off   Wtd. Avg.
Repayment Date     Number of  Cut-Off Date    Pool        Date      Date       LTV     at Maturity    Maturity  Date DSC   Mortgage
   (months)          Loans       Balance     Balance    Balance   Balance   Ratio (1)      (2)        Mos (2)   Ratio (1)    Rate
----------------   ---------   ------------  --------- ---------  -------   --------- ----------- ------------ ----------  --------

















Total/Weighted Average...............

The weighted average remaining term to maturity for all Mortgage Loans is [ ] months.

-----------------

(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the [ ] Credit Lease Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.
(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

                     RANGE OF REMAINING AMORTIZATION TERMS
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                    Wtd.Avg.
                                             % by                           Wtd.Avg.                 Stated
                                            Cut-Off   Average    Highest    Cut-Off      Wtd.Avg.   Remaining   Wtd. Avg.
  Remaining                   Aggregate       Date     Cut-Off    Cut-Off    Date       LTV Ratio    Term to     Cut-Off   Wtd. Avg.
Amortization    Number of   Cut-Off Date      Pool       Date       Date      LTV      at Maturity   Maturity   Date DSC   Mortgage
Term (months)     Loans        Balance       Balance   Balance    Balance   Ratio (1)       (2)       Mos (2)    Ratio (1)    Rate
-------------   ---------   ------------    ---------  ---------  -------   --------- ----------- ------------ ----------  --------

















Total/Weighted Average...............

The weighted average remaining amortization term for all Mortgage Loans is [ ] months.
----------------------------

(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the [ ] Credit Lease Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

                   AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                                                     Wtd.Avg.
                                           % by                           Wtd.Avg.                 Stated
                                          Cut-Off    Average    Highest   Cut-Off     Wtd.Avg.   Remaining    Wtd. Avg.
                            Aggregate      Date      Cut-Off    Cut-Off    Date      LTV Ratio    Term to      Cut-Off   Wtd. Avg.
Amortization  Number of   Cut-Off Date     Pool        Date       Date      LTV     at Maturity   Maturity     Date DSC   Mortgage
    Types       Loans        Balance      Balance    Balance    Balance   Ratio (1)      (2)       Mos (2)     Ratio (1)    Rate
-----------   ---------   ------------   ---------  ---------   -------   --------- ----------- ------------ ----------  --------













Total/Weighted Average...............

--------------------

(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the [ ] Credit Lease Loans, or approximately [ ]% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.
(2)  Calculated with respect to the Anticipation Repayment Date for ARD Loans.
(3) Contains certain Credit Lease Loans that are subject to changes in the amount of the monthly payment at specified times in the future. Refer to Annex A-2 contained in this Prospectus Supplement and to the sheet named "CTL Step Schedules" in the file "FUNB[ ]" on the diskette in the back cover of the Prospectus Supplement.
(4) These Mortgage Loans require payments of interest only for a period of [ ] to [ ] months from origination prior to the commencement of payments of principal and interest.

                RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS
              OTHER THAN LOANS SECURED BY HOSPITALITY PROPERTIES

                                                                                                   Wtd.Avg.
                                            % by                          Wtd.Avg.                  Stated
                                           Cut-Off    Average   Highest    Cut-Off    Wtd.Avg.    Remaining   Wtd. Avg.
 Range of                     Aggregate     Date      Cut-Off   Cut-Off     Date     LTV Ratio     Term to     Cut-Off   Wtd. Avg.
 Occupancy      Number of   Cut-Off Date    Pool        Date      Date       LTV    at Maturity    Maturity   Date DSC    Mortgage
Rates (%)(1)       Loans        Balance    Balance    Balance   Balance   Ratio (1)     (2)        Mos (2)    Ratio (1)     Rate
-------------   ---------   ------------  ---------  ---------  -------   --------- ----------- ------------ ----------  --------












Total/Weighted Average...............

--------------------

(1) Excludes [ ] hospitality properties, or approximately [ ]% of the Cut-Off Date Pool Balance.
(2) Occupancy Rates have been calculated in this table based upon rent rolls made available to the Mortgage Loan Sellers by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement.
(3) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the [ ] Credit Lease Loan, or approximately [ ]% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan to value ratios in excess of 90%.
(4)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

                        PERCENTAGE OF MORTGAGE POOL BY
                PREPAYMENT RESTRICTION (ASSUMING NO PREPAYMENT)

Prepayment Restriction                                [     ]      [     ]     [    ]      [    ]      [     ]    [     ]    [    ]
----------------------                              -----------  -----------  ---------  ----------  ----------- ---------  --------
Lock-out/Defeasance...........................
Yield Maintenance/Prepayment Premium..........
Sub Total.....................................


Prepayment Premium








   Total......................................


Ten Largest Mortgage Loans

     The following table and summaries describe the ten largest Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:

              Ten Largest Mortgage Loans by Cut-Off Date Balance

                                                  Percentage
                                                      of                                 LTV
                                       Cut-Off     Cut-Off                  Cut-Off     Ratio     Cut-Off
                            No. of       Date     Date Pool     Property    Date LTV     at      Date DSC   Mortgage
Property Name              Properties  Balance     Balance        Type       Ratio    Maturity     Ratio      Rate
-------------              ----------  -------    ---------     --------    --------  --------   ---------  --------










[insert description of largest mortgage loans]


The Mortgage Loan Sellers

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each a "Mortgage Loan Purchase Agreement," and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers acquired or originated the Mortgage Loans as described above under "--Mortgage Loan History."

Underwriting Standards

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is a vertically integrated entity, staffed by real estate professionals. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes distinct groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan package, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant. The credit analysis of the borrower includes a review of historical financial statements, including operating statements and rent rolls (generally unaudited), historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller also performs a qualitative analysis which incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. A member of the loan underwriting team also conducts a site inspection or causes such inspection to be performed to confirm the occupancy rate of the mortgaged property, analyzes the market and assesses the utility of the mortgaged property within the market. Each Mortgage Loan Seller requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Mortgage Loan Seller staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, modify the loan terms or decline a loan transaction. All mortgage loans purchased by either Mortgage Loan Seller from non-affiliated originators must be reviewed by the underwriting staff and credit committee to determine if they comply with such Mortgage Loan Seller's underwriting standards.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios for each of the indicated property types as follows:

                                                                      Minimum                      Maximum
       Property Type                                           DSC Ratio Guidelines         LTV Ratio Guidelines
       -------------                                           --------------------         --------------------
       Multifamily.....................................
       Anchored Retail.................................
       Unanchored Retail...............................
       Office..........................................
       Industrial......................................
       Hospitality.....................................
       Credit Lease....................................
       Self-Storage....................................
       Healthcare......................................
       Mixed Use.......................................
       Mobile Home Park................................
       Section 42 Properties...........................


     See Annex A for actual DSC Ratios and LTV Ratios with respect to the Mortgage Loans.

     The debt service coverage ratio guidelines listed above are calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by such Mortgage Loan Seller may vary from these guidelines. See Annex A-1 to this Prospectus Supplement.

     Escrow Requirements. Except with respect to Credit Lease Loans, each Mortgage Loan Seller requires substantially all borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

     o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current mileage rate) are required to provide the Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

     o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage Loan Seller with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, the Mortgage Loan Seller reserves the right in the mortgage to require a separate insurance policy and insurance escrows.

     o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     Notwithstanding the actual level of escrowed reserves, the following minimum reserve level ranges (the level of which varies according to the Mortgage Loan Seller) were generally assumed by each Mortgage Loan Seller in determining net cash flow:

                    Multifamily...............................
                    Retail....................................
                    Office....................................
                    Industrial................................
                    Hospitality...............................
                    Self-Storage..............................
                    Healthcare................................
                    Mixed Use.................................
                    Mobile Home Community.....................

     o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required. An initial deposit, upon funding of the applicable Mortgage Loan, in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

     o Re-tenanting/Debt Service Coverage--In some cases, major tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves are required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Assignment of the Mortgage Loans; Repurchases and Substitutions

     On the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan sold by the applicable Mortgage Loan Seller (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage
Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon; (iv) an original assignment of the Mortgage in favor of the Trustee and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller and (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; and (xi) the original or copy of any ground lease, any Credit Lease, Residual Value Insurance Policy or guaranty relating to a Mortgage Loan.

     As described in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Trustee a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and has delivered to the Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period. The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for such Mortgage Loan Seller's repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the second preceding paragraph to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. See "DESCRIPTION OF THE POOLING AGREEMENTS--Assignment of Mortgage Loans; Repurchases" in the Prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related Mortgage File; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an Opinion of Counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date three years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative; provided, that the Controlling Class Representative shall cease to have the right to approve the substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan after the aggregate of the Stated Principal Balances of all Qualified Substitute Mortgage Loans which were previously substituted for deleted Mortgage Loans exceeds 10% of the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-Off Date; provided, further, that such approval of the Controlling Class Representative may not be unreasonably withheld, as determined by the Special Servicer; and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

Representations and Warranties; Repurchases and Substitutions

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in the applicable Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

          (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A) is true and correct in all material respects as of the Cut-Off Date;

          (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan and such Mortgage Loan has been serviced in accordance with the servicing performed on comparable mortgage loans originated by the applicable Mortgage Loan Seller;

          (iii)immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

          (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder;

          (v) each of the related Mortgage Note, related Mortgage, related assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan are the legal, valid and binding obligations of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, and, as of the Closing Date, to the actual knowledge of the applicable Mortgage Loan Seller there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements;

          (vii)the assignment of the related Mortgage and assignment of leases in favor of the Trustee constitutes the legal, valid and binding assignment of such Mortgage and leases to the Trustee (subject to customary limitations);

          (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for (a) liens for current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property;

          (ix) all taxes and governmental assessments that prior to the Closing Date became due and owing in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (x) to the applicable Mortgage Loan Seller's actual knowledge as of the Closing Date, each related Mortgaged Property was free and clear of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan, except to the extent, based upon engineering reports, reserves or escrows have been established with respect thereto, and to the applicable Mortgage Loan Seller's knowledge as of the Closing Date there was no proceeding pending for the total or partial condemnation of such Mortgaged Property that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan;

          (xi) as of the date of its origination, all insurance coverage required under each related Mortgage (including comprehensive general liability and business interruption coverage for a period of twelve months), which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the replacement cost of improvements located on such Mortgaged Property, or an amount at least equal to the initial principal balance of the Mortgage Loan in each case, without deduction for depreciation, and was in full force and effect with respect to each related Mortgaged Property;

          (xii)as of the Cut-Off Date, the Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment; and

          (xiii) one or more environmental site assessments were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and such Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s) and either (a) no such report reveals any known circumstances or conditions with respect to the related Mortgaged Property that rendered such Mortgaged Property, as of the date of such report, in material violation of applicable environmental laws or (b) if such report reveals such circumstances or conditions with respect to the related Mortgaged Property, then either:
     (i) an environmental insurance policy was obtained from a third-party insurer; or (ii) either (a) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (b) remediation in accordance with applicable law has been performed; or (iii) an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents.

     In the case of a breach of any of the representations and warranties in the applicable Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure, and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor, the other Mortgage Loan Seller nor any of such party's affiliates will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of such Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

Changes in Mortgage Pool Characteristics

     The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the applicable Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this Prospectus Supplement. The Depositor believes that the information set forth in this Prospectus Supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this Prospectus Supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                        SERVICING OF THE MORTGAGE LOANS

General

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis, and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this Prospectus Supplement); (v) the ownership, servicing or management for others of any other mortgage loans or real property; and (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller.

     Set forth below, following the subsections captioned "--The Master Servicer"and "--The Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AGREEMENTS," for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative, and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this Prospectus Supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the Prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus.

The Master Servicer

     First Union National Bank, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer") will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer is a wholly-owned subsidiary of First Union Corporation, and as such is our affiliate and is one of the Mortgage Loan Sellers. The Master Servicer's principal servicing offices are located at [ ].

     As of [ ] [ ] , 20[ ], the Master Servicer and its affiliates were responsible for servicing approximately [ ] commercial and multifamily loans, totaling approximately $[ ] in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this Prospectus Supplement concerning the Master Servicer has been provided by the Master Servicer, and neither the Depositor nor either Underwriter makes any representation or warranty as to the accuracy or completeness of such information. The Master Servicer (apart from its obligations as a Mortgage Loan Seller and except for the information in the first two paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement or related documents.

The Special Servicer

     [ ], a [ ] limited liability company, will be the Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans. As of [ ] [ ] , 20[ ], [ ] served as the named special servicer on [ ] securitized transactions encompassing [ ] loans, with an aggregate principal balance of approximately $[ ]. Additionally, [ ] manages a master servicing portfolio of commercial and multifamily loans with an aggregate principal balance, as of [ ] [ ] , 20[ ] , of approximately $[ ], the collateral for which is located in [ ] states, [ ], [ ], [ ], and[ ]. [ ]'s servicing operations are located at[ ].

     The information set forth in this Prospectus Supplement concerning the Special Servicer has been provided by the Special Servicer and neither the Depositor nor either Underwriter makes any representation or warranty as to the accuracy or completeness of such information. The Special Servicer (except for the information in the immediately preceding paragraph) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement or related documents.

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the "Controlling Class Representative") who may advise and direct the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. The Controlling Class Representative is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See "--The Controlling Class Representative" in this Prospectus Supplement. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 25% of its original Certificate Balance; provided that if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 25% of its original Certificate Balance, the then outstanding class of Sequential Pay Certificates with the latest alphabetical class designation will be the "Controlling Class." The Class [ ] and Class [ ] Certificates will be treated as one class for determining the Controlling Class. Any such replacement of a Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of written confirmation from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this Prospectus Supplement.

     The Special Servicer is responsible for servicing and administering any Mortgage Loan as to which (a) any Periodic Payment shall be delinquent 60 or more days (or, in the case of a Balloon Payment, if the related borrower continues to make the Periodic Payment and the Master Servicer receives written evidence that the related borrower has obtained a binding commitment from an institutional lender to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur);
(b) the Master Servicer shall have determined in its good faith reasonable judgment based on communications with the related mortgagor that a default in making a Periodic Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer reasonably expects the related borrower to continue to make the Periodic Payment and the Master Servicer receives written evidence, among other things, that the related borrower has obtained a binding commitment from an institutional lender to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (c) there shall have occurred a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (g) above, a "Servicing Transfer Event").

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to in this Prospectus Supplement as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets." The Master Servicer has no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

         (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely (or, in the case of any Semi-Annual Loan, two consecutive) Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

         (b) with respect to any of the circumstances described in clauses
     (b), (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

          (d) with respect to the circumstances described in clause (g) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable judgment of the Special Servicer.

Servicing and Other Compensation and Payment of Expenses

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing Fee" is payable monthly (or, with respect to Semi-Annual Loans, semi-annually) on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including each Specially Serviced Mortgage Loan and from REO Revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from [ ]% to [ ]%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be [ ]% per annum.

     If a borrower voluntarily prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Master Servicing Fees and, if applicable, related Swap Fee and Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date (or, with respect to any Semi-Annual Loan, the first day of the month). If such a principal prepayment occurs during any Collection Period after the Due Date (or, with respect to any Semi-Annual Loan, the first day of the month) for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Distribution Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan) that was subject to a voluntary Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (A) the Master Servicing Fee (up to a Master Servicing Fee Rate of [ ]% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (B) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this Prospectus Supplement, Principal Recovery Fees and Workout Fees. The "Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate") equal to [ ]% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Trust Fund Asset, which Principal Recovery Fee generally will be in an amount equal to [ ]% of all whole or partial cash payments of Liquidation Proceeds (as defined in the Prospectus) received in respect thereof; provided, however, in no event shall the Principal Recovery Fee be payable to the extent a Workout Fee is payable concerning the related cash payments. However, no Principal Recovery Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or Liquidation Proceeds (as defined in the Prospectus) resulting from, the purchase of any Specially Serviced Trust Fund Asset (i) by either Mortgage Loan Seller (as described in this Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions"), (ii) by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Termination" or (iii) in certain other limited circumstances. The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to [ ]% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

     As additional servicing compensation, the Master Servicer or the Special Servicer is entitled to retain all assumption and modification fees, assumption application fees, late payment charges and penalty interest (to the extent not used to offset interest on Advances) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

     As and to the extent described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--P&I Advances," each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and penalty interest on such Mortgage Loan received during the related calendar year in which such reimbursement is made and then in certain circumstances from general collections on the Mortgage Loans then on deposit in the Certificate Account.

Modifications, Waivers and Amendments

     The Pooling and Servicing Agreement permits the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan (A) with respect to [ ], is equal to or in excess of [ ]% of the then aggregate current principal balances of all Mortgage Loans or $[ ], and (B) with respect to [ ], is equal to or in excess of [ ]% of the then aggregate current principal balances of all Mortgage Loans, permit the transfer of equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than [ ]% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates or (v) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification, would increase the recovery to Certificateholders on a net present value basis and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date or, without the prior written confirmation from [ ] that such extension will not result in the downgrade or withdrawal of the ratings then assigned to the Certificates, for more than three one-year extensions, (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, unless such Mortgage Loan is a Balloon Loan and the related borrower has failed to make the Balloon Payment at its scheduled maturity and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), in which case the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification), (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 10 years (or, in the case of any Mortgage Loan that is a Balloon Loan or ARD Loan, 20 years) prior to the expiration of the term of such ground lease, (iv) reduce the Mortgage Rate to a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer or (v) defer interest due on any Mortgage Loan in excess of [ ]% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

     The Special Servicer is required to notify the Trustee, the Master Servicer and the Rating Agencies of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this Prospectus Supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgaged Loan and subject to the rights of the Special Servicer, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activity, (ii) approving certain substitute property managers and (iii) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

The Controlling Class Representative

     Subject to the succeeding paragraph, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification or waiver of a monetary term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

          (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES --Termination" in this Prospectus Supplement);

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless permitted by the underlying loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;
     and

          (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

     In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may require or cause the Special Servicer to violate any REMIC Provisions, provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's obligation to act in accordance with the servicing standards described under "--General" above, or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders.

     Limitation on Liability of Controlling Class Representative. The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

REO Properties; Sale of Mortgage Loans

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, on behalf of such holders, is required to sell the Mortgaged Property by the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer is generally required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust Fund is obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that
(i) maintains its status as "foreclosure property" under the REMIC Provisions and (ii) would, to the extent commercially feasible and consistent with the forgoing clause (i), maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code, or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to in this Prospectus Supplement as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%), or
(ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this Prospectus Supplement and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

     Each of the Majority Subordinate Certificateholder (as defined in this Prospectus Supplement), the Special Servicer and the Master Servicer, in that order, has been granted a right of first refusal to purchase any defaulted Mortgage Loan at a cash price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, all accrued but unpaid interest, and related fees and expenses. If such interested parties refuse to exercise such right, the Special Servicer may offer to sell any defaulted Mortgage Loan if the Special Servicer determines, consistent with the Servicing Standard, that such sale would be in the best economic interest of the Trust Fund. In connection with such a sale, the Special Servicer is not obligated to accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of the highest bid would be in the best interest of the Certificateholders.

Inspections; Collection of Operating Information

     The Special Servicer is required, at the Trust Fund's expense, to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter so long as it remains a Specially Serviced Mortgage Loan. In addition, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan) with a principal balance at the time of such inspection of more than or equal to $[ ] or [ ]% of the then current principal balance of all Mortgage Loans, the Master Servicer is required to inspect or cause to be inspected the related Mortgaged Property every calendar year and with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan) with a principal balance at the time of such inspection of less than $[ ] and [ ]% of the then current principal balance of all Mortgage Loans once every other year. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer or the Master Servicer is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES

General

     The First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 20[ ] -[ ] (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, dated as of [ ] [ ] , 20[ ] , among the Depositor, the Master Servicer, the Special Servicer, and the Trustee (the "Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date and in the case of Semi-Annual Loans, interest accrued before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund;
(iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REO Accounts and the Interest Reserve Account (see "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates consist of the following classes (each, a "Class") designated as: (i) the Class [ ] and Class [ ] Certificates (together, the "Class [ ] Certificates"); (ii) the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] Certificates and Class [ ] Certificates (collectively, the "Subordinate Certificates" and, together with the Class [ ] Certificates, the "Sequential Pay Certificates"); (iii) the Class [ ] Certificates (collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class [ ], Class [ ] and Class [ ] Certificates (collectively, the "REMIC Residual Certificates").

     Only the Class [ ], Class [ ], Class [ ] and Class [ ] Certificates (collectively, the "Offered Certificates") are offered hereby. The Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates (collectively, the "Non-Offered Certificates") and the REMIC Residual Certificates have not been registered under the Securities Act and are not offered hereby. Accordingly, information in this Prospectus Supplement regarding the terms of the Non-Offered Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

Registration and Denominations

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Class [ ], Class [ ] and Class [ ] Certificates will be offered in denominations of not less than $[ ] actual principal amount and in integral multiples of $[ ] in excess thereof. The Class [ ] Certificates will be offered in minimum denominations of $[ ] notional amount and in integral multiples of $[ ] in excess of those amounts.

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream Banking, societe anonyme ("Clearstream")") or Euroclear (in Europe) if they are Participants of such respective system, or indirectly through organizations that are Participants in such systems. and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").
     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, Euroclear, Clearstream and their respective Participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cedel & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the Master Servicer, nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ( "Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, [Cedel] is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to [Cedel] is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ( "Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under the contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as by the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     The information in this Prospectus Supplement concerning DTC, Clearstream or Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

Certificate Balances and Notional Amount

     Subject to a permitted variance of plus or minus [ ]%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

                                      Closing Date            Percentage of
                                      Certificate             Cut-off Date
      Class of Certificate              Balance               Pool Balance
      --------------------            ------------            -------------





     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class [ ] Certificates do not have a Certificate Balance, but represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of the [ ] Components, as described in this Prospectus Supplement. The Class [ ] Certificates have [ ] separate components (each an "[ ] Component"), each corresponding to a different Class of Sequential Pay Certificates. Each such [ ] Component has the same letter and/or numerical designation as its related Class of Sequential Pay Certificates. The notional amount of each [ ] Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates outstanding from time to time. On the Closing Date, the aggregate of the notional amounts of all the [ ] Components will equal approximately $[ ], which amount will equal the Cut-Off Date Pool Balance. References in this Prospectus Supplement to the "notional amount" of the Class [ ] Certificates shall mean the aggregate of the notional amounts of the [ ] Components.

     The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class's Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, "Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, "Certificate Deferred Interest"), such allocation being in reverse alphabetical order. The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest.

     The REMIC Residual Certificates do not have Certificate Balances or notional amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates.

Pass-Through Rates

     The Pass-Through Rate applicable to the Class [ ] and Class [ ] Certificates for each Distribution Date will equal the respective fixed rate per annum set forth on the front cover of this Prospectus Supplement. The Pass-Through Rate applicable to the Class [ ] Certificates for each Distribution Date will equal the lesser of the rate set forth on the cover of this Prospectus Supplement and the Weighted Average Net Mortgage Rate as of the commencement of the related Interest Accrual Period. Interest will accrue for each Class of Certificates (other than the REMIC Residual Certificates) during the calendar month prior to the related Distribution Date (each such period, an "Interest Accrual Period") and will be calculated assuming that each month has 30 days and a 360-day year. Each [ ] Component accrues interest on its related notional amount. The interest rate applicable to each [ ] Component for any Distribution Date will equal the excess, if any, of the Weighted Average Net Mortgage Rate for any Distribution Date over the Pass-Through Rate applicable to the corresponding Class of Sequential Pay Certificates. Because the Pass-Through Rates applicable to the Class [ ] and Class [ ] Certificates is equal to the Weighted Average Net Mortgage Rate, the Pass-Through Rate applicable to the corresponding [ ] Components will be zero.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances on the first day of such Collection Period; provided that, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event. The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-Off Date, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of such Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that, with respect to each Interest Reserve Loan (as defined in this Prospectus Supplement), the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, (b) January of each year and (c) February of each year, will be the per annum rate stated in the related Mortgage Note. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and are distributed on the Certificates on such Distribution Date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs and ends on and includes the Determination Date in the same month as such Distribution Date. The "Determination Date" will be the [ ]th day of each month (or, if not a business day, the immediately succeeding business day).

Distributions

     General. Distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the [ ]th day of each month or, if any such [ ]th day is not a business day, then on the next succeeding business day with the same force and effect (each, a "Distribution Date"); provided, however, that the Distribution Date will be no earlier than the fourth business day following the related Determination Date. Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in [ ] [ ], 20[ ] .

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

         (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the related Determination Date and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

               (ii) any Prepayment Premiums and Yield Maintenance Charges;

               (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees;

               (iv) any amounts deposited in the Certificate Account in error;

               (v) any Additional Interest on the ARD Loans; and

               (vi) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited in the Interest Reserve Account and held for future distribution;

          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period; and

          (d) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement, "--P&I Advances" below and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges."

     Interest Reserve Account. The Master Servicer has established and will maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be deposited to the Interest Reserve Account in respect of each Mortgage Loan bearing interest computed on an actual/360 basis (the "Interest Reserve Loans") an amount equal to one day's interest at the related Net Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution Date occurring in March, there will be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan the amount by which thirty days' interest at the Net Mortgage Rate exceeds the amount of interest that actually accrues on such Mortgage Loan, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

          (1) to distributions of interest to the holders of the Class [ ], Class [ ] and Class [ ] Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest (as defined in this Prospectus Supplement) in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to distributions of principal to the holders of the Class [ ] Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class [ ] Certificates) equal to the Principal Distribution Amount (as defined in this Prospectus Supplement) for such Distribution Date;

          (3) after the Class [ ] Certificates have been retired, to distributions of principal to the holders of the Class [ ] Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class [ ] Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class [ ] Certificates;

          (4) to distributions to the holders of the Class [ ] and Class [ ] Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

          (5) to distributions of interest to the holders of the Class [ ] Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (6) after the Class [ ] Certificates have been retired, to distributions of principal to the holders of the Class [ ] Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class [ ] Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class [ ] Certificates on such Distribution Date;

          (7) to distributions to the holders of the Class [ ] Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (8) to distributions of interest to the holders of the Class [ ] Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (9) after the Class [ ] and Class [ ] Certificates have been retired, to distributions of principal to the holders of the Class [ ] Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class [ ] Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class [ ] and/or Class [ ] Certificates on such Distribution Date;

          (10) to distributions to the holders of the Class [ ] Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (11) to distributions of interest to the holders of the Class [ ] Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (12) after the Class [ ], Class [ ] and Class [ ] Certificates have been retired, to distributions of principal to the holders of the Class [ ] Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class [ ] Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class [ ], Class [ ] and/or Class [ ] Certificates on such Distribution Date;

          (13) to distributions to the holders of the Class [ ] Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (14) to distributions of interest to the holders of the Class [ ] Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (15) after the Class [ ], Class [ ], Class [ ] and Class [ ] Certificates have been retired, to distributions of principal to the holders of the Class [ ] Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class [ ] Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class [ ], Class [ ], Class [ ] and/or Class [ ] Certificates;

          (16) to distributions to the holders of the Class [ ] Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (17) to distributions of interest to the holders of the Class [ ] Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (18) after the Class [ ], Class [ ], Class [ ], Class [ ] and Class
     [ ] Certificates have been retired, to distributions of principal to the holders of the Class [ ] Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class [ ] Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class [ ], Class [ ], Class [ ], Class [ ] and/or Class [ ] Certificates;

          (19) to distributions to the holders of the Class [ ] Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (20) to distributions of interest to the holders of the Class [ ] Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (21) after the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates have been retired, to distributions of principal to the holders of the Class [ ] Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class [ ] Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and/or Class [ ] Certificates;

          (22) to distributions to the holders of the Class [ ] Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (23) to distributions of interest to the holders of the Class [ ] Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (24) after the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates have been retired, to distributions of principal to the holders of the Class [ ] Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class [ ] Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and/or Class [ ] Certificates;

          (25) to distributions to the holders of the Class [ ] Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (26) to distributions of interest to the holders of the Class [ ] Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (27) after the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates have been retired, to distributions of principal to the holders of the Class [ ] Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class [ ] Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and/or Class [ ] Certificates;

          (28) to distributions to the holders of the Class [ ] Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (29) to distributions of interest to the holders of the Class [ ] Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (30) after the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates have been retired, to distributions of principal to the holders of the Class [ ] Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class [ ] Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and/or Class [ ] Certificates;

          (31) to distributions to the holders of the Class [ ] Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (32) to distributions of interest to the holders of the Class [ ] Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (33) after the Class [ ] , Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates have been retired, to distributions of principal to the holders of the Class [ ] Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class [ ] Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and/or Class [ ] Certificates;

          (34) to distributions to the holders of the Class [ ] Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (35) to distributions of interest to the holders of the Class [ ] Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (36) after the Class [ ] , Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates have been retired, to distributions of principal to the holders of the Class [ ] Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class [ ] Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and/or Class [ ] Certificates;

          (37) to distributions to the holders of the Class [ ] Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (38) to distributions of interest to the holders of the Class [ ] Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (39) after the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates have been retired, to distributions of principal to the holders of the Class [ ] Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class [ ] Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and/or Class [ ] Certificates;

          (40) to distributions to the holders of the Class [ ] Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

          (41) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (40) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero (prior to retirement of the Class [ ] Certificates) as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement), the payments of principal to be made as contemplated by clauses (2) and (3) above with respect to the Class [ ] Certificates will be so made to the holders of the respective Classes of such Certificates up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date equals the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than in the case of the Class [ ] Certificates) (to not less than zero) by (i) such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and (ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates.

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class [ ] Certificates for any Distribution Date will equal the aggregate of one month's interest at the applicable Pass-Through Rate on the notional amount of each [ ] Component outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates (other than the Class [ ] Certificates) will equal the product of
(a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates (other than the Class [ ] Certificates) for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or the Trustee, as applicable:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or Trustee, as applicable, prior to such Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of the principal portion of all Liquidation Proceeds, Insurance Proceeds (each as defined in the Prospectus), condemnation awards and proceeds of Mortgage Loan repurchases and Substitution Shortfall Amounts and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and (iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Yield Maintenance Charge or any Prepayment Premium, the amount of such payments actually collected will be distributed in respect of the Offered Certificates and the Class [ ], Class [ ], Class [ ] and Class [ ] Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums."

     Prepayment Premiums collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums, the holders of each Class of Offered Certificates and the Class [ ], Class [ ], Class [ ] and Class [ ] Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount of Prepayment Premiums equal to the product of (a) the amount of such Prepayment Premiums, multiplied by
(b) a fraction, the numerator of which is equal to the amount of principal distributable to such Class of Offered Certificates or applicable Non-Offered Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date, multiplied by (c) [ ]%. The remaining portion of Prepayment Premiums will be distributed to the Class [ ] Certificates.

     Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Yield Maintenance Charges, the holders of each Class of Offered Certificates or applicable Non-Offered Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount of Yield Maintenance Charges equal to the product of (a) the amount of such Yield Maintenance Charges, multiplied by (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Offered Certificates or applicable Class of Non-Offered Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Offered Certificates or applicable Class of Non-Offered Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one Class of Offered Certificates and applicable Class of Non-Offered Certificates entitled to distributions of principal on any particular Distribution Date on which a Yield Maintenance Charge is distributable, the aggregate amount of such Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the foregoing sentence. The portion, if any, of the Yield Maintenance Charges remaining after any such payments to the holders of the Offered Certificates and applicable Non-Offered Certificates will be distributed to the holders of the Class [ ] Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates or Non-Offered Certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent a discount rate is not stated therein, the "Discount Rate" will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this Prospectus Supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement.

     Distributions of Additional Interest. On each Distribution Date, [ ]% of any Additional Interest collected on an ARD Loan during the related Collection Period will be distributed among all the holders of the Class [ ], Class [ ] and Class [ ] Certificates, on a pro rata basis in accordance with the respective initial Certificate Balances of such Classes of Certificates, and the remainder of such Additional Interest will be distributed to the holders of the Class [ ] Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

Subordination; Allocation of Losses and Certain Expenses

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this Prospectus Supplement, to the rights of holders of the Senior Certificates and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class [ ] Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class [ ] Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded to the holders of the Class [ ] Certificates by means of the subordination of the Non-Offered Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class [ ] Certificates will receive principal payments only after the Certificate Balance of the Class [ ] Certificates has been reduced to zero. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class [ ] and Class [ ] Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class [ ], Class [ ] and Class [ ] Certificates will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class [ ] and Class [ ] Certificates (unless the aggregate Certificate Principal Balance of each Class of Subordinate Certificates has been reduced to zero, first to the Class [ ] Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class [ ] Certificates until the Certificate Balance thereof has been reduced to zero), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class [ ] and Class [ ] Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class [ ] and Class [ ] Certificates, the percentage interest in the Trust Fund evidenced by such Class [ ] and Class [ ] Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class [ ] and Class [ ] Certificates by the Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution
Date: first, to the Class [ ] Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class
[ ] Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class [ ] Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class [ ] Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class
[ ] Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class [ ] Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class [ ] Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class
[ ] Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class [ ] Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class [ ] Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class [ ] Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class [ ] Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class [ ] Certificates and the Class [ ] Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     Any Realized Losses or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount for the [ ] Component of the Class [ ] Certificates that is related to such Class of Sequential Pay Certificates.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premiums or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees, Principal Recovery Fees, or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement, and (iii) any of certain unanticipated, expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Trustee" in the Prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes, and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Prohibited Transactions Tax and Other Taxes" in the Prospectus and "SERVICING OF THE MORTGAGE LOANS--REO Properties; Sale of Mortgage Loans" in this Prospectus Supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I Advances

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees and, if applicable, Swap Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the related Determination Date. With respect to each Semi-Annual Loan, the Master Servicer will make a P&I Advance each month (other than any month in which its Due Date occurs) in an amount equal to one-sixth of the interest portion of the following Periodic Payment due on such Mortgage Loan, net of related Servicing Fees and, if applicable, Swap Fees, due or deemed due, and shall be entitled to reimbursement for such advances from the related Periodic Payment when collected or, if non-recoverable from such Periodic Payment, then from general collections, in accordance with the next paragraph. No interest shall accrue on P&I Advances made in respect of any Semi-Annual Loan until after any Due Date on which no related Periodic Payment is collected in respect of such Semi-Annual Loan. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees and Trustee Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the product of (a) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, multiplied by (b) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor Trustee will be required to make a P&I Advance for Balloon Payments, default interest, Yield Maintenance Charges, Prepayment Premiums or Additional Interest.

     The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Servicing Fees with respect to collections of interest and net of related Principal Recovery Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or Liquidation Proceeds, or any other recovery of the related Mortgage Loan or REO Property or, with respect to any Semi-Annual Loan, the related Periodic Payment ("Related Proceeds"). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it determines in accordance with the servicing standards described in this Prospectus Supplement, would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer or the Trustee, as applicable, is entitled to be paid (subject to the second preceding paragraph with respect to Semi-Annual Loans), out of penalty interest and late payment charges that have been collected on the related Mortgage Loan during the calendar year in which such reimbursement is made and, in certain circumstances, out of any other amounts then on deposit in the Certificate Account, interest compounded annually at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this Prospectus Supplement.

Appraisal Reductions

     Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $1 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer upon the later of 30 days after the Required Appraisal Date if no new appraisal is required or upon receipt of a new appraisal (or internal valuation, if applicable) and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum (without duplication), as of the Determination Date immediately succeeding the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan,
(ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Servicing Fees and any Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows and reserves held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

Reports to Certificateholders; Available Information

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website initially located at "www.[ ]") or by first class mail on each Distribution Date to each Certificateholder:

          1. A statement (a "Distribution Date Statement"), substantially in the form of Annex C to this Prospectus Supplement, setting forth, among other things, for each Distribution Date:

               (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

               (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest;

               (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

               (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

               (v) the Available Distribution Amount for such Distribution
          Date;

               (vi) A) the aggregate amount of P&I Advances made in respect of such Distribution Date and (B) the aggregate amount of servicing advances as of the close of business on the related Determination Date; (C) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

               (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

               (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

               (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

               (x) the number and aggregate Stated Principal Balance (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, and (D) as to which foreclosure proceedings have been commenced;

               (xi) as to each Mortgage Loan referred to in the preceding clause (x) above; (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date and (C) a brief description of any loan modification;

               (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and
          (C) the amount of any Realized Loss in connection with such liquidation event;

               (xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final Recovery Determination") was made during the related Collection Period, (A) the loan number of the related Mortgage Loan,
          (B) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

               (xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

               (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

               (xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

               (xvii) the Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

               (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated on such Distribution Date;

               (xx) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class [ ] Certificates) and the notional amount of each [ ] Component immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

               (xxi) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

               (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee during the related Collection Period;

               (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee during the related Collection Period;

               (xxiv) the aggregate amount of servicing fees and Trustee fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

               (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

               (xxvi) the original and then current credit support levels for each Class of REMIC Regular Certificates;

               (xxvii) the original and then current ratings for each Class of REMIC Regular Certificates; and

               (xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected during the related Collection Period.

          2. A "CMSA Loan File" and a "CMSA Property File" (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          3. A "CMSA Collateral File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgaged Properties and the Certificates, respectively.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee) to the Trustee prior to each Distribution Date, and the Trustee is required to provide or make available either electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following eight reports providing the required information (unless otherwise specified below) as of the Determination Date immediately preceding the preparation of each such report:

          (a) A "Delinquent Loan Status Report" containing substantially the content set forth in Annex D attached to this Prospectus Supplement, prepared by the Master Servicer (combining reports prepared by the Master Servicer and the Special Servicer) setting forth, among other things, those Mortgage Loans that were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property and status of resolution.

          (b) An "Historical Loan Modification Report" containing substantially the content set forth in Annex E attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, those Mortgage Loans that have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

          (c) An "Historical Liquidation Report" containing substantially the content set forth in Annex F attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a loan-by-loan basis.

          (d) An "REO Status Report" containing substantially the content set forth in Annex G attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, with respect to each REO Property then currently included in the Trust Fund, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

          (e) A "Watch List Report" containing substantially the content set forth in Annex H attached to this Prospectus Supplement, prepared by the Master Servicer identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a debt service coverage ratio of less than 1.05x (other than in the case of Credit Lease Loans), (ii) that has a stated maturity date occurring in the next sixty days, (iii) that is delinquent in respect of its real estate taxes, (iv) for which any outstanding Advances exist, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the debt service coverage ratio has decreased by more than 10% in the prior 12 months,
     (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months, (viii) that is late in making its Periodic Payment three or more times in the preceding 12 months, (ix) with material deferred maintenance at the related Mortgaged Property or
     (x)that is 30 or more days delinquent.

          (f) An "Operating Statement Analysis" containing substantially the content set forth in Annex I attached to this Prospectus Supplement, together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information). The Master Servicer or the Special Servicer is required consistent with the servicing standards described in this Prospectus Supplement to endeavor to obtain such operating statements and rent rolls.

          (g) With respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" containing substantially the content set forth in Annex J attached to this Prospectus Supplement, for such property (with the related annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

          (h) A "Comparative Financial Status Report" containing substantially the content set forth in Annex K attached to this Prospectus Supplement, setting forth, among other things, the occupancy, revenue, net operating income and DSCR for each Mortgage Loan or the related Mortgaged Property, as applicable, as of the end of the calendar month immediately preceding the preparation of such report for each of the following three periods (to the extent such information is in the Master Servicer's or Special Servicer's possession, as applicable): (i) the most current available year-to-date, (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-Off Date).

     The reports identified in clauses (a), (b), (c) and (d) above are referred to in this Prospectus Supplement as the "Unrestricted Servicer Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this Prospectus Supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Book-Entry Certificates. Until such time as Definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. The Trustee will make available each month, to any interested party, the Distribution Date Statement via the Trustee's internet website and its fax-on-demand service. In addition, the Trustee will make available each month the Unrestricted Servicer Reports on the Trustee's internet website. The Trustee's internet website will initially be located at "www.[ ]". The Trustee's fax-on-demand service may be accessed by calling[ ]. For assistance with the above mentioned services, investors may call [ ]. In addition, the Trustee will also make Mortgage Loan information as presented in the CMSA loan setup file, CMSA Collateral File, CMSA Bond File and CMSA Loan File format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, or any other interested party via the Trustee's internet website. In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or this Prospectus Supplement under the securities laws), the Pooling and Servicing Agreement, the Prospectus and this Prospectus Supplement via the Trustee's internet website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     The Trustee will make available each month, the Restricted Servicer Reports and the CMSA Property File, to any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee as a prospective transferee of an Offered Certificate or any interest therein, any designee of the Depositor, the Rating Agencies, the Underwriters and to any of the parties to the Pooling and Servicing Agreement (collectively, "Privileged Persons") via the Trustee's internet website with the use of a password provided by the Trustee to such person upon receipt by the Trustee from such person of a certification in the form attached to the Pooling and Servicing Agreement (and located on the Trustee's internet website); provided, however, that the Rating Agencies, the Underwriters and the parties to the Pooling and Servicing Agreement will not be required to provide such certification.

     The Master Servicer may make available each month via the Master Servicer's internet website, initially located at "www.firstunion.com", to any interested party, the Delinquent Loan Status Report, the Historical Loan Modification Report, the Historical Liquidation Report, the REO Status Report, the Watch List Report, the Comparative Financial Status Report, the CMSA loan setup file, the CMSA Loan File, the CMSA Property File, and, as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws) the Prospectus and this Prospectus Supplement. For assistance with the Master Servicer's internet website, investors may call [ ].

     In connection with providing access to the Trustee's internet website or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

Assumed Final Distribution Date; Rated Final Distribution Date

     The "Assumed Final Distribution Date" with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates (or, in the case of the Class [ ] Certificates, the aggregate of the notional amounts of the respective [ ] Components) would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this Prospectus Supplement, which Distribution Date shall in each case be as follows:

                                                   Assumed Final
           Class Designation                     Distribution Date







     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a [ ]% CPR (as defined in this Prospectus Supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY CONSIDERATIONS" in this Prospectus Supplement and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and in the accompanying Prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered Certificates is the Distribution Date in [ ] [ ], 20[ ], the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this Prospectus Supplement.

Voting Rights

     At all times during the term of the Pooling and Servicing Agreement, [ ]% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) [ ]% in the case of the Class [ ] Certificates and (ii) in the case of any other Class of Certificates, a percentage equal to the product of [ ]% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Certificates, determined as of the Distribution Date immediately preceding such time. The Class [ ], Class [ ] and Class [ ] Certificates will not be entitled to any Voting Rights of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class [ ] and Class [ ] Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the Prospectus.

Termination

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer, the Depositor or any single Certificateholder that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the latest alphabetical class designation then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described in this Prospectus Supplement under "--Distributions--Application of the Available Distribution Amount", except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

The Trustee

     [ ] ("[ ] ") is acting as Trustee pursuant to the Pooling and Servicing Agreement. [ ], a direct, wholly owned subsidiary of [ ], is a national banking association originally chartered in [ ] and is engaged in a wide range of activities typical of a national bank. [ ]'s principal office is located at[ ], [ ], [ ]. Certificate transfer services are conducted at [ ]'s offices in[ ]. [ ] otherwise conducts its trustee and securities administration services at its offices in [ ], [ ]. Its address there is [ ]. Certificateholders and other interested parties should direct their inquires to[ ]'s CMBS Customer Service office. The telephone number is [ ]. See "DESCRIPTION OF THE POOLING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the trustee fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The trustee fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.

     The Trustee also has certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Reporting and Other Administrative Matters" in the Prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate (deemed, in the case of a Class [ ] Certificate, to equal the weighted average of the Pass-Through Rates for the respective [ ] Components from time to time), (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance or notional amount of the related Class or [ ] Component, as the case may be,
(iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or notional amount of the related Class or [ ]Component, as the case may be, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of the Class [ ] Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates and, correspondingly, the notional amount of any [ ] Component. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class [ ] Certificates until the Certificate Balance thereof is reduced to zero, and thereafter will generally be distributable entirely in respect of the Class [ ] Certificates, the Class [ ] Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Any reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related [ ] Component. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates or the notional amount of an [ ] Component, as the case may be, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer or the Special Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the ARD Loans documents.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance or notional amount of a Component, as the case may be, of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class [ ] Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance (or notional amount of an [ ] Component, as applicable) of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class [ ] Certificates should fully consider the risk that a rapid rate of principal prepayments on the Mortgage Loans could result in the failure of such investors to recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates, to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this Prospectus Supplement, to the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class [ ] and Class [ ] Certificates (and the Class [ ] Certificates with respect to shortfalls of interest). Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related [ ] Component. As more fully described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class [ ] Certificates) on a pro rata basis.

     Pass-Through Rates. The Pass-Through Rates applicable to each [ ] Component will be variable and will be equal to the excess, if any, of the Weighted Average Net Mortgage Rate for such Distribution Date over the Pass-Through Rate applicable to the corresponding Class of Sequential Pay Certificates. Accordingly, the Pass-Through Rate on the [ ] Components and, correspondingly, the yield on the Class [ ] Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations and to changes in the relative sizes of the Certificate Balances of the respective Classes of Sequential Pay Certificates. The yield on the Class [ ] and Class [ ] Certificates could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those classes bear interest at a rate limited by the Weighted Average Net Mortgage Rate of the Mortgage Loans.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums and Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and "Yield Considerations--Prepayment Considerations" in the Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period and/or any period when the holder of a Mortgage may require a borrower to pledge Defeasance Collateral in lieu of prepaying the related Mortgage Loan (a "Required Defeasance Period"), subject, in most cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to [ ] days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES --Distributions--Application of the Available Distribution Amount" in this Prospectus Supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Yield Sensitivity of the Class [ ] Certificates. The yield to maturity on the Class [ ] Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) and interest rate reductions on the Mortgage Loans. Accordingly, investors in the Class [ ] Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Prepayment Premiums and Yield Maintenance Charges to the Class [ ] Certificates is intended to reduce those risks; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Class of Certificates that the related prepayments may otherwise have.

     Any optional termination of the Trust Fund would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class [ ] Certificates because a termination would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in the Class [ ] Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See " DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement.

Price/Yield Tables

     The tables beginning on page B-1 of this Prospectus Supplement (the "Yield Tables") show the pre-tax corporate bond equivalent ("CBE") yield to maturity, modified duration (except in the case of the Class [ ] Certificates), weighted average life, first Distribution Date on which principal is to be paid ("First Principal Payment Date") and final Distribution Date on which principal is to be paid ("Last Principal Payment Date") with respect to each Class of Offered Certificates, prepared using the Table Assumptions (as described below) and, where applicable, the specified assumed purchase prices (which prices do not include accrued interest). Assumed purchase prices are expressed in 32nds (i.e., 100/04 means 100 4/32%) as a percentage of the initial Certificate Balance (or, in the case of the Class [ ] Certificates, of the aggregate of the initial notional amounts of the respective [ ] Components) of each Class of Offered Certificates. For purposes of the Yield Tables relating to the Class [ ] Certificates, the information therein relating to weighted average life, First Principal Payment Date and Last Principal Payment Date is being calculated in respect of the aggregate notional amount of the respective [ ] Components of the Class [ ] Certificates.

     The yields set forth in the Yield Tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including [ ] [ ] , 20[ ] to but excluding [ ] [ ] , 20[ ] , and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. For purposes of the Yield Tables (except in the case of the Class [ ] Certificates), "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies; accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used in this Prospectus Supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the Mortgage Loans and extensions in respect of Balloon Payments that actually occur during the life of the Class [ ] and Class [ ] Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the Yield Tables.
     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the Yield Tables, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed "[ ]% CPR", "[ ]% CPR", "[ ]% CPR" and "[ ]% CPR," respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The Yield Tables were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged (otherwise, in the case of each of the Yield Tables, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this Prospectus Supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this Prospectus Supplement (i.e., a 30/360 basis or an actual/360 basis), (viii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the applicable Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans, (x) no Prepayment Premiums or Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund described in this Prospectus Supplement, (xii) distributions on the Certificates are made on the [ ]th day (each assumed to be a business day) of each month, commencing in [ ]
[ ] 20[ ] , and (xiii) the Closing Date for the sale of the Offered Certificates is [ ] [ ], 20[ ].

     The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an "Open Period") with respect to all the Mortgage Loans, have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date as applicable.

     The characteristics of the Mortgage Loans differ in certain respects from those assumed in preparing the Yield Tables, and the Yield Tables are presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments. Thus neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with the designated Scenario for the Yield Tables. In addition, there can be no assurance that the Mortgage Loans will prepay at any particular rate, that the Mortgage Loans will not prepay (involuntarily or otherwise) despite prepayment restrictions, that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the Yield Tables, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Weighted Average Life

     The weighted average life of any Class [ ], Class [ ] or Class [ ] Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class [ ] Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter generally be distributable entirely in respect of the Class [ ] Certificates and the Class [ ] Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of the Table Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class [ ], Class [ ] and/or Class [ ] Certificates may mature earlier or later than indicated by the tables. In particular, voluntary prepayments on the Mortgage Loans in fact are not permitted. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     The tables set forth below were prepared on the basis of the Table Assumptions and indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class [ ] Certificates) and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate (other than the Class [ ] Certificates) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

                 Percentages of the Closing Date Certificate Balance of the Class [ ] Certificates


                                                             0% CPR During Lockout and Defeasance
                                                                  Otherwise at Indicated CPR
                                             ---------------------------------------------------------------------
Distribution Date                            0% CPR        [ ]% CPR        [ ]% CPR        [ ]% CPR       [ ]% CPR
-----------------                            ------        --------        --------        --------       --------











                 Percentages of the Closing Date Certificate Balance of the Class [ ] Certificates

                                                             0% CPR During Lockout and Defeasance
                                                                  Otherwise at Indicated CPR
Distribution Date                            0% CPR        [ ]% CPR        [ ]% CPR        [ ]% CPR       [ ]% CPR
-----------------                            ------        --------        --------        --------       --------










                 Percentages of the Closing Date Certificate Balance of the Class [ ] Certificates


                                                             0% CPR During Lockout and Defeasance
                                                                  Otherwise at Indicated CPR
Distribution Date                            0% CPR        [ ]% CPR        [ ]% CPR        [ ]% CPR       [ ]% CPR
-----------------                            ------        --------        --------        --------       --------









Yield Sensitivity of the Class [ ] Certificates

     The yield to maturity on the Class [ ] Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments), principal losses and interest rate reductions due to modifications on the Mortgage Loans and to other factors set forth above. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments or principal losses on the Mortgage Pool could result in the failure by investors in the Class [ ] Certificates to fully recoup their initial investments.

     Any optional termination by the Special Servicer, the Master Servicer, the Depositor or the Majority Subordinate Certificateholder would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class [ ] Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in the Class [ ] Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement.

     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class [ ] Certificates at various prices and constant prepayment rates. The allocations and calculations do not take account of any Prepayment Premiums or Yield Maintenance Charges. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class [ ] Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such Class of Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class [ ] Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered.

     The table below has been prepared based on the assumption that distributions are made in accordance with "DESCRIPTION OF THE CERTIFICATES--Distributions" in this Prospectus Supplement and on the Table Assumptions and with the assumed respective purchase prices (as a percentage of the aggregate of the notional amounts of the components of the Class [ ] Certificates) of the Class [ ] Certificates set forth in the table, plus accrued interest thereon from [ ], 20[ ] to the Closing Date and on the additional assumption that the Pass-Through Rates for all of the Sequential Pay Certificates are as stated on page S-[ ] of this Prospectus Supplement.

                            Sensitivity to Principal of the Pre-Tax Yields to Maturity
                         of the Class [ ] Certificates

Assumed Purchased Price                              0% CPR       [ ]% CPR      [ ]% CPR     [ ]% CPR      [ ]% CPR
-----------------------                              ------       --------      --------     --------      --------















     There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class [ ] Certificates will correspond to the cash flows assumed for purposes of the above table or that the aggregate purchase price of the Class [ ] Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay at any of the specified percentages of CPR until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class [ ] Certificates.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of [ ], counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     For federal income tax purposes, one or more separate REMIC elections will be made with respect to segregated asset pools that make up the trust, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, [ ] will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes each REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates (or, in the case of the Class [ ] Certificates, the respective Components thereof) will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

     Certificateholders' entitlement to a portion of the Additional Interest will be treated as a Grantor Trust Strip Certificate (as defined in the accompanying Prospectus) issued by an entity treated as a grantor trust for United States federal income tax purposes. Certificateholders will be required to allocate their basis between the portion of the Offered Certificates treated as a REMIC regular interest (or in the case of the Class [ ] Certificate, the [ ] Components treated as REMIC regular interests) and their right to Additional Interest based on the relative fair market value of such REMIC regular interest and their right to Additional Interest as of the date of issuance. The accrual of income with respect to Additional Interest is not entirely clear and Certificateholders should consult their own tax advisor regarding the accrual of income with respect to the Additional Interest. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Taxation of Owners of Grantor Trust Strip Certificates" in the accompanying Prospectus.

     Based on expected issue prices, the Class [ ] Certificates will, and certain of the Sequential Pay Certificates, depending on their issue price, may, be treated as having been issued with original issue discount for federal income tax reporting purposes. In addition, although there is no clear authority, the trust intends to treat the respective [ ] Components as instruments issued with OID. The prepayment assumption that will be used in determining the rate of accrual of original issue discount for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs-- Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of a Class [ ] Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class
[ ] Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and
Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     The OID Regulations provide in general that original issue discount with respect to debt instruments issued in connection with the same or related transactions are treated as a single debt instrument for purposes of computing the accrual of original issue discount with respect to such debt instruments. This aggregation rule ordinarily is only to be applied when single debt instruments are issued by a single issuer to a single holder. Although it is not entirely clear that this aggregation rule applies to REMIC Regular Certificates and other debt instruments subject to Section 1272(a)(6) of the Code, information reports or returns sent to holders of the Class [ ] Certificates and the IRS with respect to the Class [ ] Certificates will be based on such aggregate method. However, a literal reading of the regulations addressing integration would not allow the integration of the portion of the Trust Fund treated as a Grantor Trust Strip Certificate and the portion treated as a REMIC regular interest held by a Certificateholder. Prospective purchasers of the Class [ ] Certificates are advised to consult their own tax advisers about the use of this methodology and potential consequences of being required to report original issue discount on the Class [ ] Certificates. Certain classes of the Offered Certificates bear interest at the lesser of a fixed rate and a Weighted Average Net Mortgage Rate. Although it is not entirely clear that such interest constitutes "qualified stated interest" for purposes of the OID Regulations, the Trust Fund will report it as such.

     The Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying Prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in
Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums and Yield Maintenance Charges will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Prepayment Premium or Yield Maintenance Charge. It is not entirely clear whether Prepayment Premiums or Yield Maintenance Charges give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Prepayment and Yield Maintenance Charges in general.

     The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding, and information reporting rules described in the prospectus. The New Regulations attempt to unify certification requirements and to modify reliance standards. The New Regulations will be generally effective for payments made after December 31, 2000 , subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Regulations.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

                             ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     The U.S. Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption 96-22 (April 3, 1996) to First Union Corporation, and its subsidiaries and its affiliates, which include First Union Securities, Inc.; and Prohibited Transaction Exemption 90-29 ([ ] , 20[ ]) to [ ] ("[ ] ") (each, an "Exemption" and collectively, the "Exemptions"), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) First Union Securities, Inc., (b) [ ] , (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with First Union Securities, Inc. or [ ] and (d) any member of the underwriting syndicate or selling group of which First Union Securities or [ ] or a person described in
(c) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Certificates by a Plan only if specific conditions (certain of which are described below) are met. It is not clear whether the Exemptions apply to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title 1 of ERISA, such as certain Keogh plans and certain individual retirement accounts. In addition, when it issued the Exemptions, the Department of Labor did not consider mortgages containing defeasance provisions as described in this Prospectus Supplement. Accordingly, it is not clear what the impact on the Exemptions would be if such defeasance provisions were exercised.

     The Exemptions set forth six general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of Class [ ], Class [ ] and Class [ ] Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), ("Standard & Poor's Rating Services"), Duff & Phelps Credit Rating Co. ("DCR"). "), Moody's Investors Service, Inc. ("Moody's") and Fitch IBCA, Inc. ("Fitch")") (each, an "NRSRO"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Certificates. Fifth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, a Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any such Certificate must make its own determination that, at the time of such purchase, such Certificate satisfies the general conditions set forth above.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of S&P, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of such Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates.

     If the general conditions of the Exemptions are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the Certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the assets contained in the Trust and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in Certificates does not exceed 25% of all of the Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and
(iv) in the case of the acquisition of the Certificates in connection with their initial issuance, at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Before purchasing any Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     The characteristics of the Class [ ] Certificates do not meet the requirements of the Exemptions. Accordingly, Certificates of those Classes may not be acquired by a Plan, other than an insurance company general account, which may be able to rely on Section III of PTE 95-60 (discussed below).

     Section III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class [ ] Certificates) which do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of Certificates in the Trust Fund and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, DCR, Moody's or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing Class [ ] Certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that it is eligible for, and has satisfied all applicable conditions and other requirements of relief under such section.

     Any Plan fiduciary considering the purchase of Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans, under applicable Federal, state or local law). Each purchaser of Class [ ] or Class
[ ] Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold Class [ ] or Class [ ] Certificates unless such Certificates are rated in one of the top three rating categories by at least one NRSRO at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Part III of Prohibited Transaction Class Exemption 95-60. Each Purchaser of Class [ ] Certificates shall be deemed to represent that it is eligible for, and meets all of the requirements of, Part III of Prohibited Transaction Class Exemption 95-60.

                               LEGAL INVESTMENT

     Any Offered Certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). All other Offered Certificates (the "Non-SMMEA Certificates") will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Non-SMMEA Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "LEGAL INVESTMENT" in the Prospectus.

     The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and First Union Securities, Inc. and [ ] ("[ ]", and together with First Union Securities, Inc., the "Underwriters"), the Depositor has agreed to sell to each of First Union Securities, Inc. and [ ], and each of First Union Securities and [ ], has agreed to purchase, severally but not jointly, the respective Certificate Balances, or notional amounts, as applicable, of each Class of the Offered Certificates as set forth below subject in each case to a variance of [ ]%;



Class                     First Union Securities, Inc.                 [    ]
-----                   --------------------------------            ------------



     First Union Securities, Inc. and [ ] are acting as co-lead managers of the offering.

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $[ ], which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, First Union Securities and [ ] may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, neither Underwriter has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Limited Liquidity for Offered Certificates" in this Prospectus Supplement and in the Prospectus.

     This Prospectus Supplement and the Prospectus may be used by the Depositor, First Union Securities, Inc., an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Securities, Inc. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     First Union Securities, Inc., one of the Underwriters, is an affiliate of the Depositor, First Union National Bank and the Master Servicer. [ ] , one of the Underwriters, is an affiliate of [ ], one of the Mortgage Loan Sellers.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by [ ], [ ], [ ] and certain legal matters will be passed upon for the Underwriters by[ ],
[ ], [ ].

                                    RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from [ ] and [ ] (the "Rating Agencies"):

                                                  Ratings from
                  Class                              [ ]/[ ]
               ----------                       ----------------





     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class [ ] Certificates, distributions of principal by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class [ ] Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized. As described in this Prospectus Supplement, the amounts payable with respect to the Class [ ] Certificates consist only of interest. If the entire Mortgage Pool were to prepay in the initial month, with the result that the holders of the Class [ ] Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class [ ] Certificates. The Class [ ] Certificates' notional amount upon which interest is calculated is reduced by the allocation of Realized Losses, Additional Trust Fund Expenses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of the notional amounts of the [ ] Components, but only the obligation to pay interest timely on the notional amount as reduced from time to time. Accordingly, the ratings of the Class [ ] Certificates should be evaluated independently from similar ratings on other types of securities.

     [ ] assigns the additional symbol of "r" to highlight classes of securities that [ ] believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.

     A downgrade, qualification (if applicable) or withdrawal of a rating with respect to the Enhancement Insurer, a Residual Value Insurer, a Tenant or a Guarantor may adversely affect the ratings of the Offered Certificates.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS--Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the Prospectus.

                        INDEX OF PRINCIPAL DEFINITIONS



                                                                                                               Page
                                                                                                               ----
[ ] Component..................................................................................................100
30/360 basis....................................................................................................58
AA..............................................................................................................39
AAA............................................................................................................131
Accrued Certificate Interest...................................................................................106
Actual/360 basis................................................................................................58
Additional Interest.............................................................................................58
Additional Rights...............................................................................................63
Administrative Cost Rate........................................................................................67
Advance........................................................................................................111
Anticipated Repayment Date......................................................................................58
Appraisal Reduction Amount.....................................................................................112
ARD Loans.......................................................................................................58
Assumed Final Distribution Date................................................................................117
Assumed Scheduled Payment......................................................................................107
Available Distribution Amount..................................................................................102
B...............................................................................................................63
Balloon Loans...................................................................................................58
banking organization............................................................................................97
base year......................................................................................................116
Bond-Type Leases................................................................................................63
Capital Imp. Reserve............................................................................................67
Casualty or Condemnation Rights.................................................................................63
CBE............................................................................................................123
Certificate Balance............................................................................................100
Certificate Deferred Interest..................................................................................100
Certificateholders.............................................................................................101
Certificates....................................................................................................97
Class...........................................................................................................97
Class [ ] Certificates..........................................................................................97
clearing agency.................................................................................................97
clearing corporation............................................................................................97
Clearstream.....................................................................................................97
Clearstream Participants........................................................................................99
CMSA Bond File.................................................................................................114
CMSA Collateral File...........................................................................................114
CMSA Loan File.................................................................................................114
CMSA Property File.............................................................................................114
Code............................................................................................................64
Collection Period..............................................................................................101
Comparative Financial Status Report............................................................................115
Compensating Interest Payment...................................................................................91
Constant Prepayment Rate.......................................................................................123
Controlling Class Representative................................................................................89
Cooperative.....................................................................................................99
CPR............................................................................................................123
Credit Lease....................................................................................................62
Credit Lease Assignment.........................................................................................64
Credit Lease Default............................................................................................63
Credit Lease Loan Table.........................................................................................62
Credit Lease Loans..............................................................................................62
Custodian.......................................................................................................84
Cut-Off Date DSC Ratio..........................................................................................65
Cut-Off Date DSCR...............................................................................................65
Cut-Off Date LTV................................................................................................66
Cut-Off Date LTV Ratio..........................................................................................66
D...............................................................................................................67
DCR............................................................................................................129
Defeasance......................................................................................................67
Delinquent Loan Status Report..................................................................................115
Depositaries....................................................................................................97
Determination Date.............................................................................................101
Discount Rate..................................................................................................108
Distribution Date..............................................................................................101
Distribution Date Statement....................................................................................113
DSC Ratio.......................................................................................................65
DSCR............................................................................................................65
DTC.............................................................................................................97
Due Date........................................................................................................58
Due-On-Sale and Due-On-Encumbrance..............................................................................60
ERISA..........................................................................................................129
Euroclear Operator..............................................................................................99
Euroclear Participants..........................................................................................99
Excess Cash Flow................................................................................................58
Excluded Plan..................................................................................................130
Exemption......................................................................................................129
Exemptions.....................................................................................................129
Final Recovery Determination...................................................................................113
First Principal Payment Date...................................................................................123
Fitch..........................................................................................................129
foreclosure property............................................................................................95
Form 8-K........................................................................................................88
Fully Amortizing Loans..........................................................................................58
Guarantor.......................................................................................................62
Historical Liquidation Report..................................................................................115
Historical Loan Modification Report............................................................................115
HUD.............................................................................................................64
Indirect Participants...........................................................................................98
Insured Balloon Payment.........................................................................................58
Interest Accrual Period........................................................................................101
Interest Reserve Amount........................................................................................102
Interest Reserve Loans.........................................................................................102
IRS............................................................................................................128
L ( )...........................................................................................................67
Last Principal Payment Date....................................................................................123
Loan per Sq Ft, Unit, Bed, Pad or Room..........................................................................66
Lockout.........................................................................................................67
LTV at ARD or Maturity..........................................................................................66
Maintenance Rights..............................................................................................63
Majority Subordinate Certificateholder.........................................................................119
Master Servicer.................................................................................................89
Master Servicing Fee............................................................................................91
Master Servicing Fee Rate.......................................................................................91
Maturity Date LTV Ratio.........................................................................................66
modified duration..............................................................................................123
Monthly Rental Payments.........................................................................................62
Mortgage........................................................................................................57
Mortgage Deferred Interest.....................................................................................100
Mortgage File...................................................................................................84
Mortgage Loan..................................................................................................108
Mortgage Loan Purchase Agreements...............................................................................82
Mortgage Loans.................................................................................................108
Mortgage Note...................................................................................................57
Mortgage Rate...................................................................................................58
Mortgaged Property..............................................................................................57
NAP.............................................................................................................67
NAV.............................................................................................................67
Net Aggregate Prepayment Interest Shortfall....................................................................106
net cash flow...................................................................................................66
New Regulations................................................................................................128
NNN.............................................................................................................63
NOI Adjustment Worksheet.......................................................................................115
Non-Offered Certificates........................................................................................97
Nonrecoverable P&I Advance.....................................................................................111
non-service.....................................................................................................95
Non-SMMEA Certificates.........................................................................................131
NRSRO..........................................................................................................129
O ( )...........................................................................................................67
Occupancy Percentage............................................................................................67
Offered Certificates............................................................................................97
OID Regulations................................................................................................128
Open Period................................................................................................67, 124
Operating Statement Analysis...................................................................................115
Original Term to Maturity.......................................................................................67
P&I Advance....................................................................................................111
Party in Interest..............................................................................................130
Periodic Payments...............................................................................................58
Plan...........................................................................................................129
Pooling and Servicing Agreement.................................................................................97
Prepayment Interest Excess......................................................................................91
Prepayment Interest Shortfall...................................................................................91
Prepayment Premiums............................................................................................108
Primary Term....................................................................................................62
Principal Recovery Fee..........................................................................................92
Privileged Persons.............................................................................................116
prohibited transactions.........................................................................................95
PSA Standard Formulas..........................................................................................123
PTE 95-60......................................................................................................130
Purchase Price..................................................................................................85
Qualified Appraiser............................................................................................112
Qualified Substitute Mortgage Loan..............................................................................85
Rating Agencies................................................................................................132
real estate assets.............................................................................................128
Reimbursement Rate.............................................................................................112
Related Proceeds...............................................................................................111
REMIC Administrator............................................................................................119
REMIC Regular Certificates......................................................................................97
REMIC Regulations..............................................................................................127
REMIC Residual Certificates.....................................................................................97
Rental Property.................................................................................................65
REO Extension...................................................................................................95
REO Mortgage Loan..............................................................................................108
REO Property....................................................................................................90
REO Status Report..............................................................................................115
REO Tax.........................................................................................................95
Replacement Reserve.............................................................................................68
Required Appraisal Date........................................................................................112
Required Appraisal Loan........................................................................................112
Required Defeasance Period.....................................................................................122
Residual Value Insurance Policy.................................................................................59
Residual Value Insurer..........................................................................................59
Restricted Group...............................................................................................129
Restricted Servicer Reports....................................................................................116
Rules...........................................................................................................98
S&P............................................................................................................129
Scenario.......................................................................................................123
Scheduled Payment..............................................................................................107
Semi-Annual Loans...............................................................................................58
Sequential Pay Certificates.....................................................................................97
service.........................................................................................................95
Servicing Fees..................................................................................................91
Servicing Transfer Event........................................................................................90
SMMEA..........................................................................................................131
Special Servicing Fee Rate......................................................................................92
Specially Serviced Mortgage Loans...............................................................................90
Specially Serviced Trust Fund Assets............................................................................90
Stated Principal Balance.......................................................................................101
Substitution Shortfall Amount...................................................................................85
Swap Fee........................................................................................................67
Table Assumptions..............................................................................................123
Tax Credits.....................................................................................................64
Tenant Balloon Payment..........................................................................................59
Tenants.........................................................................................................62
Terms and Conditions............................................................................................99
TI/LC Reserve...................................................................................................68
Triple Net Leases...............................................................................................63
Trust Fund......................................................................................................97
Underwriter....................................................................................................129
Underwriters...................................................................................................131
Underwriting Agreement.........................................................................................131
Underwritten Replacement Reserves...............................................................................66
Voting Rights..................................................................................................118
Watch List Report..............................................................................................115
Workout Fee.....................................................................................................92
X ( )...........................................................................................................67
Year Built......................................................................................................66
Yield Maintenance Charges......................................................................................108
Yield Tables...................................................................................................123
YMx% ( )........................................................................................................67



PROSPECTUS

                 Commercial Mortgage Pass-Through Certificates
                             (Issuable in Series)

               First Union Commercial Mortgage Securities, Inc.

                                   Depositor

         First Union Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

         Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

         The primary assets of the trust fund may include:

             o multifamily and commercial mortgage loans, including participations therein;

             o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

             o direct obligations of the United States or other government agencies; or

             o    a combination of the assets described above.

     Investing in the offered certificates involves risks. You should review the information appearing under the caption "Risk Factors" on page 13 and in the prospectus supplement before purchasing any offered certificate.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         [                      ], 2000



             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


         We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

         o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

         o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

         If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

         This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, First Union Securities, Inc., our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. First Union Securities, Inc. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 138 in this prospectus.

         In this prospectus, the terms "depositor", "we", "us" and "our" refer to First Union Commercial Mortgage Securities, Inc.

                           ------------------------

         Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

         You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                               TABLE OF CONTENTS

ADDITIONAL INFORMATION......................................................4
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........................4
SUMMARY OF PROSPECTUS.......................................................5
RISK FACTORS...............................................................13
DESCRIPTION OF THE TRUST FUNDS.............................................36
YIELD CONSIDERATIONS.......................................................43
THE DEPOSITOR..............................................................50
USE OF PROCEEDS............................................................50
DESCRIPTION OF THE CERTIFICATES............................................50
DESCRIPTION OF THE POOLING AGREEMENTS......................................61
DESCRIPTION OF CREDIT SUPPORT..............................................78
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES.........................80
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...................................98
STATE AND OTHER TAX CONSEQUENCES..........................................128
ERISA CONSIDERATIONS......................................................128
LEGAL INVESTMENT..........................................................134
METHOD OF DISTRIBUTION....................................................136
LEGAL MATTERS.............................................................137
FINANCIAL INFORMATION.....................................................138
RATINGS...................................................................138
INDEX OF PRINCIPAL DEFINITIONS............................................139

                            ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. You may inspect and copy, at prescribed rates, the registration statement and exhibits at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Securities and Exchange Commission's phone number is 800-SEC-0330. The Securities and Exchange Commission also maintains a Web site at http://www.sec.gov containing reports, proxy and information statements, and other information regarding registrants, including First Union Commercial Mortgage Securities, Inc., that file electronically with the Securities and Exchange Commission.

         We will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Because of the limited number of certificateholders expected for each series, we anticipate that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to First Union Commercial Mortgage Securities, Inc., One First Union Center, Charlotte, North Carolina 28288-0630, Attention: Secretary, or by telephone at 704-374-6611.

                             SUMMARY OF PROSPECTUS

         The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.



The Trust Assets...............      Each series of certificates will represent
                                     the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

                                     o   mortgage assets;

                                     o   certificate accounts;

                                     o   forms of credit support;

                                     o   cash flow agreements; and

                                     o   amounts on deposit in a pre-funding
                                         account.

The Mortgage Assets...........       The mortgage assets with respect to each
                                     series of certificates may consist of any of the following:

                                     o    multifamily and commercial mortgage
                                          loans, including participations
                                          therein;

                                     o    commercial mortgage-backed
                                          securities, including participations
                                          therein;

                                     o    direct obligations of the United
                                          States or other government agencies;
                                          and

                                     o    a combination of the assets described
                                          above.

                                     The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

                                     o      residential properties consisting
                                            of five or more rental or
                                            cooperatively owned dwelling
                                            units;

                                     o      shopping centers;

                                     o      retail buildings or centers;

                                     o      hotels and motels;

                                     o      office buildings;

                                     o      nursing homes;

                                     o      hospitals or other health-care
                                            related facilities;

                                     o      industrial properties;

                                     o      warehouse, mini-warehouse or self-
                                            storage facilities;

                                     o      mobile home parks;

                                     o      mixed use properties; and

                                     o      other types of commercial
                                            properties.

                                     Some or all of the mortgage loans may
                                     also be secured by an assignment of one
                                     or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

                                     A mortgage loan may have an interest rate that has any of the following features:

                                     o    is fixed over its term;

                                     o    adjusts from time to time;

                                     o    is partially fixed and partially
                                          floating;

                                     o    is floating based on one or more
                                          formulae or indices;

                                     o    may be converted from a floating to
                                          a fixed interest rate;

                                     o    may be converted from a fixed to a
                                          floating interest rate; or

                                     o    interest is not paid currently but
                                          is accrued and added to the
                                          principal balance.

                                     A mortgage loan may provide for any of
                                     the following:

                                     o    scheduled payments to maturity;

                                     o    payments that adjust from time to
                                          time;

                                     o    negative amortization or accelerated
                                          amortization;

                                     o    full amortization or require a
                                          balloon payment due on its stated
                                          maturity date;

                                     o    prohibitions on prepayment;

                                     o    releases or substitutions of
                                          collateral, including defeasance
                                          thereof with direct obligations of
                                          the United States; and

                                     o    payment of a premium or a yield
                                          maintenance penalty in connection
                                          with a principal prepayment.

                                     Unless otherwise described in the
                                     prospectus supplement for a series of
                                     certificates:

                                     o    the mortgaged properties may be
                                          located in any one of the 50
                                          states, the District of Columbia
                                          or the Commonwealth of Puerto
                                          Rico;

                                     o    all mortgage loans will have original
                                          terms to maturity of not more than
                                          40 years;

                                     o    all mortgage loans will have
                                          individual principal balances at
                                          origination of not less than
                                          $100,000;

                                     o    all mortgage loans will have been
                                          originated by persons other than the
                                          depositor; and

                                     o    all mortgage assets will have been
                                          purchased, either directly or
                                          indirectly, by the depositor on or
                                          before the date of initial issuance
                                          of the related series of
                                          certificates.

                                     Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the prospectus supplement.

Certificate Accounts...........      Each trust fund will include one or more
                                     accounts established and maintained on
                                     behalf of the certificateholders. All
                                     payments and collections received or
                                     advanced with respect to the mortgage
                                     assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support.................       The following types of credit support may
                                     be used to enhance the likelihood of
                                     distributions on certain classes of
                                     certificates:

                                     o    subordination of junior certificates;

                                     o    over collateralization;

                                     o    letters of credit;

                                     o    insurance policies;

                                     o    guarantees;

                                     o    reserve funds; and/or

                                     o    other types of credit support
                                          described in the prospectus
                                          supplement and a combination of any
                                          of the above.

Cash Flow Agreements..........       Cash flow agreements are used to reduce
                                     the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets and increase the likelihood of timely distributions on the certificates. The trust fund may include any of the following types of cash flow agreements:

                                     o    guaranteed investment contracts;

                                     o    interest rate swap or exchange
                                          contracts;

                                     o    interest rate cap or floor
                                          agreements;

                                     o    currency exchange agreements;

                                     o    yield supplement agreements; or

                                     o    other types of similar agreements
                                          described in the prospectus
                                          supplement.
Pre-Funding Account;
Capitalized Interest
Account.......................       A trust fund may use monies deposited
                                     into a pre-funding account to acquire
                                     additional mortgage assets following a
                                     closing date for the related series of
                                     certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

                                     If provided in the prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement.

                                     Amounts on deposit in any pre-funding
                                     account or any capitalized interest
                                     account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the prospectus supplement.

Description of Certificates...       Each series of certificates will include
                                     one or more classes. Each series of
                                     certificates will represent in the
                                     aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the prospectus supplement.
                                     The non-offered certificates are the
                                     classes of certificates not being offered to you pursuant to the prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on
Certificates..................       The certificates may provide for
                                     different methods of distributions to
                                     specific classes. Any class of
                                     certificates may:

                                     o    provide for the accrual of interest
                                          thereon based on fixed, variable or
                                          floating rates;

                                     o    be senior or subordinate to one or
                                          more other classes of certificates
                                          with respect to interest or
                                          principal distribution and the
                                          allocation of losses on the assets
                                          of the trust fund;

                                     o    be entitled to principal
                                          distributions, with
                                          disproportionately low, nominal or
                                          no interest distributions;

                                     o    be entitled to interest
                                          distributions, with
                                          disproportionately low, nominal or
                                          no principal distributions;

                                     o    provide for distributions of
                                          principal or accrued interest only
                                          after the occurrence of certain
                                          events, such as the retirement of
                                          one or more other classes of
                                          certificates;

                                     o    provide for distributions of
                                          principal to be made at a rate that
                                          is faster or slower than the rate at
                                          which payments are received on the
                                          mortgage assets in the related trust
                                          fund;

                                     o    provide for distributions of
                                          principal sequentially, based on
                                          specified payment schedules or other
                                          methodologies; and

                                     o    provide for distributions based on a
                                          combination of any of the above
                                          features.

                                     Interest on each class of offered
                                     certificates of each series will accrue
                                     at the applicable pass-through rate on
                                     the outstanding certificate balance or
                                     notional amount. Distributions of
                                     interest with respect to one or more
                                     classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the prospectus supplement. The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances......................       A servicer may be obligated as part of
                                     its servicing responsibilities to make
                                     certain advances with respect to
                                     delinquent scheduled payments and
                                     property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for related series of certificates.

Termination...................       A series of certificates may be subject
                                     to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates..       One or more classes of the offered
                                     certificates may be initially represented
                                     by one or more certificates registered in
                                     the name of Cede & Co. as the nominee of
                                     The Depository Trust Company. If your
                                     offered certificates are so registered,
                                     you will not be entitled to receive a
                                     definitive certificate representing your
                                     interest except in the event that
                                     physical certificates are issued under
                                     the limited circumstances described in
                                     this prospectus and the prospectus
                                     supplement.
Tax Status of the
Certificates..................       The certificates of each series will
                                     constitute either:

                                     o    "regular interests" or "residual
                                          interests" in a trust fund treated
                                          as a "real estate mortgage
                                          investment conduit" under the
                                          Internal Revenue Code of 1986, as
                                          amended;

                                     o    interests in a trust fund treated as
                                          a grantor trust under applicable
                                          provisions of the Internal Revenue
                                          Code of 1986, as amended; or

                                     o    "regular interests" or "residual
                                          interests" in a trust fund treated
                                          as a "financial assets
                                          securitization investment trust"
                                          under the Internal Revenue Code of
                                          1986, as amended.

ERISA Considerations..........       If you are a fiduciary of an employee
                                     benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any person who proposes to use "plan assets" of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The prospectus supplement will specify if investment in some certificates may require a representation that the investor is not a plan or similar arrangement or investing on behalf of a plan or similar arrangement.

Legal Investment..............       The prospectus supplement will specify
                                     whether the offered certificates will
                                     constitute "mortgage related securities" for purposes of the Secondary Mortgage
                                     Market Enhancement Act of 1984. If your
                                     investment authority is subject to legal restrictions you should consult your legal counsel to determine whether and to what extent the offered certificates constitute legal investments for you.

Rating........................       At the date of issuance, as to each series,
                                     each class of offered certificates will
                                     not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

                                 RISK FACTORS

         You should consider the following risk factors, in addition to the risk factors in the prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the prospectus supplement under "Risk Factors", summarize the material risks relating to your certificates.

Your Ability to Resell
Certificates May Be
Limited Because of Their
Characteristics                        You may not be able to resell your
                                       certificates and the value of your
                                       certificates may be less than you
                                       anticipated for a variety of reasons
                                       including:

                                       o    a secondary market for your
                                            certificates may not develop;

                                       o    interest rates fluctuations;

                                       o    the absence of redemption rights;
                                            and

                                       o    the limited sources of
                                            information about the
                                            certificates other than that
                                            provided in this prospectus,
                                            the prospectus supplement
                                            and the monthly report to
                                            certificateholders.

The Assets of the Trust Fund
May Not Be Sufficient to Pay
Your Certificates                       Unless otherwise specified in the
                                        prospectus supplement, neither the
                                        offered certificates of any series nor
                                        the mortgage assets in the related
                                        trust fund will be guaranteed or
                                        insured by us or any of our
                                        affiliates, by any governmental agency
                                        or instrumentality or by any other
                                        person. No offered certificate of any
                                        series will represent a claim against
                                        or security interest in the trust fund
                                        for any other series. Accordingly, if
                                        the related trust fund has
                                        insufficient assets to make payments
                                        on the certificates, there will be no
                                        other assets available for payment of
                                        the deficiency.

                                        Additionally, the trustee, master
                                        servicer, special servicer or other
                                        specified person may under certain
                                        circumstances withdraw some amounts on
                                        deposit in certain funds or accounts
                                        constituting part of a trust fund,
                                        including the certificate account and
                                        any accounts maintained as credit
                                        support, as described in the
                                        prospectus supplement. The trustee,
                                        master servicer, special servicer or
                                        other specified person may have the
                                        authority to make these withdrawals
                                        for purposes other than the payment of
                                        principal of or interest on the
                                        related series of certificates.

                                        The prospectus supplement for a series
                                        of certificates may provide for one
                                        or more classes of certificates that
                                        are subordinate to one or more other
                                        classes of certificates in entitlement
                                        to certain distributions on the
                                        certificates. On any distribution date
                                        in which the related trust fund has
                                        incurred losses or shortfalls in
                                        collections on the mortgage assets,
                                        the subordinate certificates initially
                                        will bear the amount of such losses or
                                        shortfalls and, thereafter, the
                                        remaining classes of certificates will
                                        bear the remaining amount of such
                                        losses or shortfalls. The priority,
                                        manner and limitations on the
                                        allocation of losses and shortfalls
                                        will be specified in the prospectus
                                        supplement.

Prepayments and Repurchases of
the Mortgage Assets Will Affect
the Timing of Your Cash Flow
and May Affect Your Yield               Prepayments (including those caused by
                                        defaults on the mortgage loans and
                                        repurchases for breach of
                                        representation or warranty) on the
                                        mortgage loans in a trust fund
                                        generally will result in a faster rate
                                        of principal payments on one or more
                                        classes of the related certificates
                                        than if payments on such mortgage
                                        assets were made as scheduled. Thus,
                                        the prepayment experience on the
                                        mortgage assets may affect the average
                                        life of each class of related
                                        certificates. The rate of principal
                                        payments on mortgage loans varies
                                        between pools and from time to time is
                                        influenced by a variety of economic,
                                        demographic, geographic, social, tax,
                                        legal and other factors.

                                        We cannot provide any assurance as to
                                        the rate of prepayments on the
                                        mortgage loans in any trust fund or
                                        that such rate will conform to any
                                        model described in this prospectus or
                                        in any prospectus supplement. As a
                                        result, depending on the anticipated
                                        rate of prepayment for the mortgage
                                        loans in any trust fund, the
                                        retirement of any class of
                                        certificates could occur significantly
                                        earlier or later than you expected.

                                        The rate of voluntary prepayments will
                                        also be affected by:

                                        o   the voluntary prepayment terms of
                                            the mortgage loan, including
                                            prepayment lock-out periods and
                                            prepayment premiums;

                                        o   then-current interest rates being
                                            charged on similar mortgage loans;
                                            and

                                        o   the availability of mortgage
                                            credit.

                                        A series of certificates may include
                                        one or more classes of certificates
                                        with entitlements to payments prior to
                                        other classes of certificates. As a
                                        result, yields on classes of
                                        certificates with a lower priority of
                                        payment, including classes of offered
                                        certificates, of such series may be
                                        more sensitive to prepayments on
                                        mortgage assets. A series of
                                        certificates may include one or more
                                        classes offered at a significant
                                        premium or discount. Yields on such
                                        classes of certificates will be
                                        sensitive, and in some cases extremely
                                        sensitive, to prepayments on mortgage
                                        assets and, where the amount of
                                        interest payable with respect to a
                                        class is disproportionately high, as
                                        compared to the amount of principal, a
                                        holder might, in some prepayment
                                        scenarios, fail to recoup its original
                                        investment.

                                        If a mortgage loan is in default it
                                        may not be possible to collect a
                                        prepayment premium. No person will be
                                        required to pay any premium if a
                                        mortgage loan is repurchased for a
                                        breach of representation or warranty.

                                        The yield on your certificates may be
                                        less than anticipated because:

                                        o   the prepayment premium or yield
                                            maintenance required under the
                                            certain prepayment scenarios may
                                            not be enforceable in some states
                                            or under federal bankruptcy laws;
                                            and

                                        o   some courts may consider the
                                            prepayment premium to be usurious.

Optional Early Termination of
the Trust Fund May Result in
an Adverse Impact on Your Yield
or May Result in a Loss                 A series of certificates may be
                                        subject to optional early termination
                                        by means of the repurchase of the
                                        mortgage assets in the related trust
                                        fund. We cannot assure you that
                                        the proceeds from a sale of the
                                        mortgage assets will be sufficient to
                                        distribute the outstanding certificate
                                        balance plus accrued interest and any
                                        undistributed shortfalls in interest
                                        accrued on the certificates that are
                                        subject to the termination.
                                        Accordingly, the holders of such
                                        certificates may suffer an adverse
                                        impact on the overall yield on their
                                        certificates, may experience repayment
                                        of their investment at an
                                        unpredictable and inopportune time or
                                        may even incur a loss on their
                                        investment.

Ratings Do Not Guarantee
Payment and Do Not Address
Prepayment Risks                        Any rating assigned by a rating agency
                                        to a class of offered certificates
                                        will reflect only its assessment of
                                        the likelihood that holders of
                                        certificates of such class will
                                        receive payments to which such
                                        certificateholders are entitled under
                                        the related pooling agreement. Ratings
                                        do not address:

                                        o   the likelihood that principal
                                            prepayments (including those
                                            caused by defaults) on the related
                                            mortgage loans will be made;

                                        o   the degree to which the rate of
                                            prepayments on the related
                                            mortgage loans might differ from
                                            that originally anticipated;

                                        o   the likelihood of early optional
                                            termination of the related trust
                                            fund;

                                        o   the possibility that prepayments
                                            on the related mortgage loans at a
                                            higher or lower rate than
                                            anticipated by an investor may
                                            cause such investor to experience
                                            a lower than anticipated yield; or

                                        o   the possibility that an investor
                                            that purchases an offered
                                            certificate at a significant
                                            premium might fail to recoup its
                                            initial investment under certain
                                            prepayment scenarios.

                                        The amount, type and nature of credit
                                        support, if any, provided with respect
                                        to a series of certificates will be
                                        determined on the basis of criteria
                                        established by each rating agency
                                        rating classes of certificates of such
                                        series. Those criteria are sometimes
                                        based upon an actuarial analysis of
                                        the behavior of mortgage loans in a
                                        larger group. However, we cannot
                                        provide assurance that the historical
                                        data supporting any such actuarial
                                        analysis will accurately reflect
                                        future experience, or that the data
                                        derived from a large pool of mortgage
                                        loans will accurately predict the
                                        delinquency, foreclosure or loss
                                        experience of any particular pool of
                                        mortgage loans. In other cases, a
                                        rating agency may base their criteria
                                        upon determinations of the values of
                                        the mortgaged properties that provide
                                        security for the mortgage loans.
                                        However, we cannot provide assurance
                                        that those values will not decline in
                                        the future.

Unused Amounts in
Pre-Funding Accounts May
be Returned to You
as a Prepayment                         The prospectus supplement will
                                        disclose when we are using a
                                        pre-funding account to purchase
                                        additional mortgage assets in
                                        connection with the issuance of
                                        certificates. Amounts on deposit in a
                                        pre-funding account that are not used
                                        to acquire additional mortgage assets
                                        by the end of the pre-funding period
                                        for a series of certificates may be
                                        distributed to holders of those
                                        certificates as a prepayment of
                                        principal, which may materially and
                                        adversely affect the yield on those
                                        certificates.

Additional Mortgage Assets Acquired
in Connection with the Use of
a Pre-Funding Account May Change
the Aggregate Characteristics
of a Trust Fund                         Any additional mortgage assets
                                        acquired by a trust fund with funds in
                                        a pre-funding account may possess
                                        substantially different
                                        characteristics than the mortgage
                                        assets in the trust fund on the
                                        closing date for a series of
                                        certificates. Therefore, the aggregate
                                        characteristics of a trust fund
                                        following the pre-funding period may
                                        be substantially different than the
                                        characteristics of a trust fund on the
                                        closing date for that series of
                                        certificates.

Net Operating Income Produced by a
Mortgaged Property May Be Inadequate
to Repay the Mortgage Loans             The value of a mortgage loan secured
                                        by a multifamily or commercial
                                        property is directly related to the
                                        net operating income derived from that
                                        property because the ability of a
                                        borrower to repay a loan secured by an
                                        income-producing property typically
                                        depends primarily upon the successful
                                        operation of that property rather than
                                        upon the existence of independent
                                        income or assets of the borrower. The
                                        reduction in the net operating income
                                        of the property may impair the
                                        borrower's ability to repay the loan.

                                        Many of the mortgage loans included in
                                        a trust fund may be secured by liens
                                        on owner-occupied mortgaged properties
                                        or on mortgaged properties leased to a
                                        single tenant. Accordingly, a decline
                                        in the financial condition of the
                                        borrower or single tenant may have a
                                        disproportionately greater affect on
                                        the net operating income from such
                                        mortgaged properties than would be the
                                        case with respect to mortgaged
                                        properties with multiple tenants.

Future Value of a Mortgaged
Property and Net Operating Income
and Cash Flow is Not Predictable        Commercial and multifamily property
                                        values and cash flows and net its
                                        operating income from such mortgaged
                                        properties are volatile and may be
                                        insufficient to cover debt service on
                                        the related mortgage loan at any given
                                        time. Property value, cash flow and
                                        net operating income depend upon a
                                        number of factors, including:

                                        o   changes in general or local
                                            economic conditions and/or
                                            specific industry segments;

                                        o   declines in real estate values;

                                        o   an oversupply of commercial or
                                            multifamily properties in the
                                            relevant market;

                                        o   declines in rental or occupancy
                                            rates;

                                        o   increases in interest rates, real
                                            estate tax rates and other
                                            operating expenses;

                                        o   changes in governmental rules,
                                            regulations and fiscal policies,
                                            including environmental
                                            legislation;

                                        o   perceptions by prospective tenants
                                            and, if applicable, their
                                            customers, of the safety,
                                            convenience, services and
                                            attractiveness of the property;

                                        o   the age, construction quality and
                                            design of a particular property;

                                        o   whether the mortgaged properties
                                            are readily convertible to
                                            alternative uses;

                                        o   acts of God; and

                                        other factors beyond our control or
                                        the control of a servicer.


Nonrecourse Loans Limit the Remedies
Available Following a Mortgagor
Default The mortgage loans will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the servicer, the trustee or any of their respective affiliates.

                                        Each mortgage loan included in a trust
                                        fund generally will be a nonrecourse
                                        loan. If there is a default (other
                                        than a default resulting from
                                        voluntary bankruptcy, fraud or wilful
                                        misconduct) there will generally only
                                        be recourse against the specific
                                        mortgaged properties and other assets
                                        that have been pledged to secure such
                                        mortgage loan. Even if a mortgage loan
                                        provides for recourse to a mortgagor
                                        or its affiliates, it is unlikely the
                                        trust fund ultimately could recover
                                        any amounts not covered by the
                                        mortgaged property.

Special Risks of Mortgage Loans
Secured by Multifamily Properties       Mortgage loans secured by multifamily
                                        properties may constitute a material
                                        concentration of the mortgage loans in
                                        a trust fund. Adverse economic
                                        conditions, either local, regional or
                                        national, may limit the amount of rent
                                        that a borrower may charge for rental
                                        units, and may result in a reduction
                                        in timely rent payments or a reduction
                                        in occupancy levels. Occupancy and
                                        rent levels may also be affected by:

                                        o   construction of additional housing
                                            units;

                                        o   local military base closings;

                                        o   developments at local colleges and
                                            universities;

                                        o   national, regional and local
                                            politics, including, in the case
                                            of multifamily rental properties,
                                            current or future rent
                                            stabilization and rent control
                                            laws and agreements;

                                        o   the level of mortgage interest
                                            rates, which may encourage tenants
                                            in multifamily rental properties
                                            to purchase housing;

                                        o   tax credit and city, state and
                                            federal housing subsidy or similar
                                            programs which may impose rent
                                            limitations and may adversely
                                            affect the ability of the
                                            applicable borrowers to increase
                                            rents to maintain the mortgaged
                                            properties in proper condition
                                            during periods of rapid inflation
                                            or declining market value of the
                                            mortgaged properties;

                                        o   tax credit and city, state and
                                            federal housing subsidy or similar
                                            programs which may impose income
                                            restrictions on tenants and which
                                            may reduce the number of eligible
                                            tenants in such mortgaged
                                            properties and result in a
                                            reduction in occupancy rates
                                            applicable thereto; and

                                        o   the possibility that some eligible
                                            tenants may not find any
                                            differences in rents between
                                            subsidized or supported properties
                                            and other multifamily rental
                                            properties in the same area to be
                                            a sufficient economic incentive to
                                            reside at a subsidized or
                                            supported property, which may have
                                            fewer amenities or otherwise be
                                            less attractive as a residence.

                                        All of these conditions and events may
                                        increase the possibility that a
                                        borrower may be unable to meet its
                                        obligations under its mortgage loan.

                                        The multifamily projects market is
                                        characterized generally by low
                                        barriers to entry. Thus, a particular
                                        apartment market with historically low
                                        vacancies could experience substantial
                                        new construction, and a resultant
                                        oversupply of units, in a relatively
                                        short period of time. Because
                                        multifamily apartment units are
                                        typically leased on a short-term
                                        basis, the tenants who reside in a
                                        particular project within such a
                                        market may easily move to alternative
                                        projects with more desirable amenities
                                        or locations.

Special Risks of
Mortgage Loans Secured
by Retail Properties                    Mortgage loans secured by retail
                                        properties may constitute a material
                                        Secured by Retail Properties
                                        concentration of the mortgage loans in
                                        a trust fund. Significant factors
                                        determining the value of retail
                                        properties are:

                                        o   the quality of the tenants; and

                                        o   the fundamental aspects of real
                                            estate such as location and
                                            market demographics.

                                        The correlation between the success of
                                        tenant businesses and property value
                                        is more direct with respect to retail
                                        properties than other types of
                                        commercial property because a
                                        significant component of the total
                                        rent paid by retail tenants is often
                                        tied to a percentage of gross sales.
                                        Significant tenants at a retail
                                        property play an important part in
                                        generating customer traffic and making
                                        a retail property a desirable location
                                        for other tenants at that property.
                                        Accordingly, retail properties may be
                                        adversely affected if a significant
                                        tenant ceases operations at those
                                        locations, which may occur on account
                                        of a voluntary decision not to renew a
                                        lease, bankruptcy or insolvency of the
                                        tenant, the tenant's general cessation
                                        of business activities or for other
                                        reasons. In addition, some tenants at
                                        retail properties may be entitled to
                                        terminate their leases or pay reduced
                                        rent if an anchor tenant ceases
                                        operations at the property. In those
                                        cases, we cannot provide assurance
                                        that any anchor tenants will continue
                                        to occupy space in the related
                                        shopping centers.

                                        Shopping centers, in general, are
                                        affected by the health of the retail
                                        industry. In addition, a shopping
                                        center may be adversely affected by
                                        the bankruptcy or decline in drawing
                                        power of an anchor tenant, the risk
                                        that an anchor tenant may vacate
                                        notwithstanding that tenant's
                                        continuing obligation to pay rent, a
                                        shift in consumer demand due to
                                        demographic changes (for example,
                                        population decreases or changes in
                                        average age or income) and/or changes
                                        in consumer preference (for example,
                                        to discount retailers).

                                        Unlike other income producing
                                        properties, retail properties also
                                        face competition from sources outside
                                        a given real estate market, such as:

                                        o   catalogue retailers;

                                        o   home shopping networks;

                                        o   the internet;

                                        o   telemarketing; and

                                        o   outlet centers.

                                        Continued growth of these alternative
                                        retail outlets (which are often
                                        characterized by lower operating
                                        costs) could adversely affect the
                                        rents collectible at the retail
                                        properties which secure mortgage loans
                                        in a trust fund.

Special Risks of
Mortgage Loans
Secured by Hospitality
Properties                              Mortgage loans secured by hospitality
                                        properties (e.g., a hotel or motel)
                                        may constitute a material
                                        concentration of the mortgage loans in
                                        a trust fund. Various factors affect
                                        the economic viability of a
                                        hospitality property, including:

                                        o   location, quality and franchise
                                            affiliation (or lack thereof);

                                        o   adverse economic conditions,
                                            either local, regional or
                                            national, which may limit the
                                            amount that a consumer is willing
                                            to pay for a room and may result
                                            in a reduction in occupancy
                                            levels;

                                        o   the construction of competing
                                            hospitality properties, which may
                                            result in a reduction in occupancy
                                            levels;

                                        o   the increased sensitivity of
                                            hospitality properties (relative
                                            to other commercial properties) to
                                            adverse economic conditions and
                                            competition, as hotel rooms
                                            generally are rented for short
                                            periods of time;

                                        o   the financial strength and
                                            capabilities of the owner and
                                            operator of a hospitality
                                            property, which may have a
                                            substantial impact on the
                                            property's quality of service and
                                            economic performance; and

                                        o   the generally seasonal nature of
                                            the hospitality industry, which
                                            can be expected to cause periodic
                                            fluctuations in room and other
                                            revenues, occupancy levels, room
                                            rates and operating expenses.


                                        In addition, the successful operation
                                        of a hospitality property with a
                                        franchise affiliation may depend in
                                        part upon the strength of the
                                        franchisor, the public perception of
                                        the franchise service mark and the
                                        continued existence of any franchise
                                        license agreement. The transferability
                                        of a franchise license agreement may
                                        be restricted, and a lender or other
                                        person that acquires title to a
                                        hospitality property as a result of
                                        foreclosure may be unable to succeed
                                        to the borrower's rights under the
                                        franchise license agreement. Moreover,
                                        the transferability of a hospitality
                                        property's operating, liquor and other
                                        licenses upon a transfer of the
                                        hospitality property, whether through
                                        purchase or foreclosure, is subject to
                                        local law requirements and may not be
                                        transferable.



Special Risks of Mortgage Loans
Secured by Office Buildings             Mortgage loans secured by office
                                        buildings may constitute a material
                                        concentration of the mortgage loans in
                                        a trust fund. Significant factors
                                        determining the value of office
                                        buildings include:

                                        o   the quality of the tenants in the
                                            building;

                                        o   the physical attributes of the
                                            building in relation to competing
                                            buildings; and

                                        o   the strength and stability of the
                                            market area as a desirable
                                            business location.

                                        An economic decline in the business
                                        operated by the tenants may adversely
                                        affect an office building. That risk
                                        is increased if revenue is dependent
                                        on a single tenant or if there is a
                                        significant concentration of tenants
                                        in a particular business or industry.

                                        Office buildings are also subject to
                                        competition with other office
                                        properties in the same market.
                                        Competition is affected by a
                                        property's:

                                        o   age;

                                        o   condition;

                                        o   design (e.g., floor sizes and
                                            layout);

                                        o   access to transportation; and

                                        o   ability or inability to offer
                                            certain amenities to its tenants,
                                            including sophisticated building
                                            systems (such as fiber optic
                                            cables, satellite communications
                                            or other base building
                                            technological features).


                                        The success of an office building also
                                        depends on the local economy. A
                                        company's decision to locate office
                                        headquarters in a given area, for
                                        example, may be affected by such
                                        factors as labor cost and quality, tax
                                        environment and quality of life issues
                                        such as schools and cultural
                                        amenities. A central business district
                                        may have an economy which is markedly
                                        different from that of a suburb. The
                                        local economy and the financial
                                        condition of the owner will impact on
                                        an office building's ability to
                                        attract stable tenants on a consistent
                                        basis. In addition, the cost of
                                        refitting office space for a new
                                        tenant is often more costly than for
                                        other property types.

Special Risks of Mortgage Loans
Secured by Warehouse and Self
Storage Facilities                      Mortgage loans secured by warehouse
                                        and storage facilities may constitute
                                        a material concentration of the
                                        mortgage loans in a trust fund. The
                                        storage facilities market contains low
                                        barriers to entry. Increased
                                        competition among self storage
                                        facilities may reduce income available
                                        to repay mortgage loans secured by a
                                        self storage facility. Furthermore,
                                        the inability of a borrower to police
                                        what is stored in a self storage
                                        facility due to privacy considerations
                                        may increase environmental risks.

Special Risks of Mortgage Loans
Secured by Healthcare-Related
Properties                              The mortgaged properties may include
                                        health care-related facilities,
                                        including senior housing, assisted
                                        living facilities, skilled nursing
                                        facilities and acute care facilities.

                                        o   Senior housing generally consists
                                            of facilities with respect to
                                            which the residents are
                                            ambulatory, handle their own
                                            affairs and typically are couples
                                            whose children have left the home
                                            and at which the accommodations
                                            are usually apartment style.

                                        o   Assisted living facilities are
                                            typically single or double room
                                            occupancy, dormitory-style housing
                                            facilities which provide food
                                            service, cleaning and some
                                            personal care and with respect to
                                            which the tenants are able to
                                            medicate themselves but may
                                            require assistance with certain
                                            daily routines.

                                        o   Skilled nursing facilities provide
                                            services to post trauma and frail
                                            residents with limited mobility
                                            who require extensive medical
                                            treatment.

                                        o   Acute care facilities generally
                                            consist of hospital and other
                                            facilities providing short-term,
                                            acute medical care services.


                                        Certain types of health care-related
                                        properties, particularly acute care
                                        facilities, skilled nursing facilities
                                        and some assisted living facilities,
                                        typically receive a substantial
                                        portion of their revenues from
                                        government reimbursement programs,
                                        primarily Medicaid and Medicare.
                                        Medicaid and Medicare are subject to
                                        statutory and regulatory changes,
                                        retroactive rate adjustments,
                                        administrative rulings, policy
                                        interpretations, delays by fiscal
                                        intermediaries and government funding
                                        restrictions. Moreover, governmental
                                        payors have employed cost-containment
                                        measures that limit payments to health
                                        care providers, and there exist
                                        various proposals for national health
                                        care reform that could further limit
                                        those payments. Accordingly, we cannot
                                        provide assurance that payments under
                                        government reimbursement programs
                                        will, in the future, be sufficient to
                                        fully reimburse the cost of caring for
                                        program beneficiaries. If those
                                        payments are insufficient, net
                                        operating income of health
                                        care-related facilities that receive
                                        revenues from those sources may
                                        decline, which consequently could have
                                        an adverse affect on the ability of
                                        the related borrowers to meet their
                                        obligations under any mortgage loans
                                        secured by health care-related
                                        facilities.

                                        Moreover, health care-related
                                        facilities are generally subject to
                                        federal and state laws that relate to
                                        the adequacy of medical care,
                                        distribution of pharmaceuticals, rate
                                        setting, equipment, personnel,
                                        operating policies and additions to
                                        facilities and services. In addition,
                                        facilities where such care or other
                                        medical services are provided are
                                        subject to periodic inspection by
                                        governmental authorities to determine
                                        compliance with various standards
                                        necessary to continued licensing under
                                        state law and continued participation
                                        in the Medicaid and Medicare
                                        reimbursement programs. Furthermore,
                                        under applicable federal and state
                                        laws and regulations, Medicare and
                                        Medicaid reimbursements are generally
                                        not permitted to be made to any person
                                        other than the provider who actually
                                        furnished the related medical goods
                                        and services. Accordingly, in the
                                        event of foreclosure, the trustee, the
                                        master servicer, the special servicer
                                        or a subsequent lessee or operator of
                                        any health care-related facility
                                        securing a defaulted mortgage loan
                                        generally would not be entitled to
                                        obtain from federal or state
                                        governments any outstanding
                                        reimbursement payments relating to
                                        services furnished at such property
                                        prior to foreclosure. Any of the
                                        aforementioned events may adversely
                                        affect the ability of the related
                                        borrowers to meet their mortgage loan
                                        obligations.

                                        Providers of assisted living services
                                        are also subject to state licensing
                                        requirements in certain states. The
                                        failure of an operator to maintain or
                                        renew any required license or
                                        regulatory approval could prevent it
                                        from continuing operations at a health
                                        care-related facility or, if
                                        applicable, bar it from participation
                                        in government reimbursement programs.
                                        In the event of foreclosure, we cannot
                                        provide assurance that the trustee or
                                        any other purchaser at a foreclosure
                                        sale would be entitled to the rights
                                        under the licenses, and the trustee or
                                        other purchaser may have to apply in
                                        its own right for the applicable
                                        license. We cannot provide assurance
                                        that the trustee or other purchaser
                                        could obtain the applicable license or
                                        that the related mortgaged property
                                        would be adaptable to other uses.

                                        Government regulation applying
                                        specifically to acute care facilities,
                                        skilled nursing facilities and certain
                                        types of assisted living facilities
                                        includes health planning legislation,
                                        enacted by most states, intended, at
                                        least in part, to regulate the supply
                                        of nursing beds. The most common
                                        method of control is the requirement
                                        that a state authority first make a
                                        determination of need, evidenced by
                                        its issuance of a certificate of need,
                                        before a long-term care provider can
                                        establish a new facility, add beds to
                                        an existing facility or, in some
                                        states, take certain other actions
                                        (for example, acquire major medical
                                        equipment, make major capital
                                        expenditures, add services, refinance
                                        long-term debt, or transfer ownership
                                        of a facility). States also regulate
                                        nursing bed supply in other ways. For
                                        example, some states have imposed
                                        moratoria on the licensing of new
                                        beds, or on the certification of new
                                        Medicaid beds, or have discouraged the
                                        construction of new nursing facilities
                                        by limiting Medicaid reimbursements
                                        allocable to the cost of new
                                        construction and equipment. In
                                        general, a certificate of need is site
                                        specific and operator specific; it
                                        cannot be transferred from one site to
                                        another, or to another operator,
                                        without the approval of the
                                        appropriate state agency. Accordingly,
                                        in the case of foreclosure upon a
                                        mortgage loan secured by a lien on a
                                        health care-related mortgaged
                                        property, the purchaser at foreclosure
                                        might be required to obtain a new
                                        certificate of need or an appropriate
                                        exemption. In addition, compliance by
                                        a purchaser with applicable
                                        regulations may in any case require
                                        the engagement of a new operator and
                                        the issuance of a new operating
                                        license. Upon a foreclosure, a state
                                        regulatory agency may be willing to
                                        expedite any necessary review and
                                        approval process to avoid interruption
                                        of care to a facility's residents, but
                                        we cannot provide assurance that any
                                        state regulatory agency will do so or
                                        that the state regulatory agency will
                                        issue any necessary licenses or
                                        approvals.

                                        Federal and state government "fraud
                                        and abuse" laws also apply to health
                                        care-related facilities. "Fraud and
                                        abuse" laws generally prohibit payment
                                        or fee-splitting arrangements between
                                        health care providers that are
                                        designed to induce or encourage the
                                        referral of patients to, or the
                                        recommendation of, a particular
                                        provider for medical products or
                                        services. Violation of these
                                        restrictions can result in license
                                        revocation, civil and criminal
                                        penalties, and exclusion from
                                        participation in Medicare or Medicaid
                                        programs. The state law restrictions
                                        in this area vary considerably from
                                        state to state. Moreover, the federal
                                        anti-kickback law includes broad
                                        language that potentially could be
                                        applied to a wide range of referral
                                        arrangements, and regulations designed
                                        to create "safe harbors" under the law
                                        provide only limited guidance.
                                        Accordingly, we cannot provide
                                        assurance that such laws will be
                                        interpreted in a manner consistent
                                        with the practices of the owners or
                                        operators of the health care-related
                                        mortgaged properties that are subject
                                        to those laws.

                                        The operators of health care-related
                                        facilities are likely to compete on a
                                        local and regional basis with others
                                        that operate similar facilities, some
                                        of which competitors may be better
                                        capitalized, may offer services not
                                        offered by such operators, or may be
                                        owned by non-profit organizations or
                                        government agencies supported by
                                        endowments, charitable contributions,
                                        tax revenues and other sources not
                                        available to such operators. The
                                        successful operation of a health
                                        care-related facility will generally
                                        depend upon:

                                        o   the number of competing facilities
                                            in the local market;

                                        o   the facility's age and appearance;

                                        o   the reputation and management of
                                            the facility;

                                        o   the types of services the facility
                                            provides; and

                                        o   where applicable, the quality of
                                            care and the cost of that care.

                                        The inability of a health care-related
                                        mortgaged property to flourish in a
                                        competitive market may increase the
                                        likelihood of foreclosure on the
                                        related mortgage loan, possibly
                                        affecting the yield on one or more
                                        classes of the related series of
                                        offered certificates.


Special Risks of Mortgage Loans
Secured by Industrial
Mixed-Use Facilities                    Mortgage loans secured by industrial
                                        and mixed-use facilities may and
                                        constitute a material concentration of
                                        the mortgage loans in a trust fund.
                                        Significant factors determining the
                                        value of industrial properties
                                        include:

                                        o   the quality of tenants;

                                        o   building design and adaptability;
                                            and

                                        o   the location of the property.

                                        Concerns about the quality of tenants,
                                        particularly major tenants, are
                                        similar in both office properties and
                                        industrial properties, although
                                        industrial properties are more
                                        frequently dependent on a single
                                        tenant. In addition, properties used
                                        for many industrial purposes are more
                                        prone to environmental concerns than
                                        other property types.

                                        Aspects of building site design and
                                        adaptability affect the value of an
                                        industrial property. Site
                                        characteristics which are valuable to
                                        an industrial property include clear
                                        heights, column spacing, zoning
                                        restrictions, number of bays and bay
                                        depths, divisibility, truck turning
                                        radius and overall functionality and
                                        accessibility. Location is also
                                        important because an industrial
                                        property requires the availability of
                                        labor sources, proximity to supply
                                        sources and customers and
                                        accessibility to rail lines, major
                                        roadways and other distribution
                                        channels.

                                        Industrial properties may be adversely
                                        affected by reduced demand for
                                        industrial space occasioned by a
                                        decline in a particular industry
                                        segment (e.g. a decline in defense
                                        spending), and a particular industrial
                                        property that suited the needs of its
                                        original tenant may be difficult to
                                        relet to another tenant or may become
                                        functionally obsolete relative to
                                        newer properties.

Poor Property Management Will
Adversely Affect the Performance
of the Related Mortgaged Property       Each mortgaged property securing a
                                        mortgage loan which has been sold into
                                        a trust fund is managed by a property
                                        manager (which generally is an
                                        affiliate of the borrower) or by the
                                        borrower itself. The successful
                                        operation of a real estate project is
                                        largely dependent on the performance
                                        and viability of the management of
                                        such project. The property manager is
                                        responsible for:

                                        o   operating the property;

                                        o   providing building services;

                                        o   responding to changes in the local
                                            market; and

                                        o   planning and implementing the
                                            rental structure, including
                                            establishing levels of rent
                                            payments and advising the
                                            borrowers so that maintenance and
                                            capital improvements can be
                                            carried out in a timely fashion.

                                        We cannot provide assurance regarding
                                        the performance of any operators,
                                        leasing agents and/or property
                                        managers or persons who may become
                                        operators and/or property managers
                                        upon the expiration or termination of
                                        management agreements or following any
                                        default or foreclosure under a
                                        mortgage loan. In addition, generally
                                        the property managers are operating
                                        companies and unlike limited purpose
                                        entities, may not be restricted from
                                        incurring debt and other liabilities
                                        in the ordinary course of business or
                                        otherwise. There can be no assurance
                                        that the property managers will at all
                                        times be in a financial condition to
                                        continue to fulfill their management
                                        responsibilities under the related
                                        management agreements throughout the
                                        terms of those agreements.

Balloon Payments on Mortgage
Loans Result Heightened Risk
of Borrower Default                     Some of the mortgage loans included in
                                        a trust fund may not be fully in
                                        amortizing (or may not amortize at
                                        all) over their terms to maturity and,
                                        thus, will require substantial
                                        principal payments (that is, balloon
                                        payments) at their stated maturity.
                                        Mortgage loans of this type involve a
                                        greater degree of risk than
                                        self-amortizing loans because the
                                        ability of a borrower to make a
                                        balloon payment typically will depend
                                        upon either:

                                        o   its ability to fully refinance the
                                            loan; or

                                        o   its ability to sell the related
                                            mortgaged property at a price
                                            sufficient to permit the borrower
                                            to make the balloon payment.

                                        The ability of a borrower to
                                        accomplish either of these goals will
                                        be affected by a number of factors,
                                        including:

                                        o   the value of the related mortgaged
                                            property;

                                        o   the level of available mortgage
                                            interest rates at the time of sale
                                            or refinancing;

                                        o   the borrower's equity in the
                                            related mortgaged property;

                                        o   the financial condition and
                                            operating history of the borrower
                                            and the related mortgaged
                                            property;

                                        o   tax laws;

                                        o   rent control laws (with respect to
                                            certain residential properties);

                                        o   Medicaid and Medicare
                                            reimbursement rates (with respect
                                            to hospitals and nursing homes);

                                        o   prevailing general economic
                                            conditions; and

                                        o   the availability of credit for
                                            loans secured by commercial or
                                            multifamily, as the case may be,
                                            real properties generally.


The Servicer Will Have
Discretion to Handle or Avoid
Obligor Defaults Manner Which
May be Adverse to Your
Interests                               If and to the extent specified in the
                                        prospectus supplement defaulted in a
                                        mortgage loans exist or are imminent,
                                        in order to maximize recoveries on
                                        defaulted mortgage loans, the related
                                        pooling agreement will permit (within
                                        prescribed limits) the master servicer
                                        or a special servicer to extend and
                                        modify mortgage loans that are in
                                        default or as to which a payment
                                        default is imminent. While the related
                                        pooling agreement generally will
                                        require a master servicer to determine
                                        that any such extension or
                                        modification is reasonably likely to
                                        produce a greater recovery on a
                                        present value basis than liquidation,
                                        we cannot provide assurance that any
                                        such extension or modification will in
                                        fact increase the present value of
                                        receipts from or proceeds of the
                                        affected mortgage loans.

                                        In addition, a master servicer or a
                                        special servicer may receive a workout
                                        fee based on receipts from or proceeds
                                        of such mortgage loans.

Proceeds Received Upon Foreclosure of
Mortgage Loans Secured Primarily by
Junior Mortgage May Result in Losses    To the extent specified in the
                                        prospectus supplement, some of the
                                        mortgage loans included in a trust
                                        fund may be secured primarily by
                                        junior mortgages. When liquidated,
                                        mortgage loans secured by junior
                                        Losses mortgages are entitled to
                                        satisfaction from proceeds that remain
                                        from the sale of the related mortgaged
                                        property after the mortgage loans
                                        senior to such mortgage loans have
                                        been satisfied. If there are
                                        insufficient funds to satisfy both the
                                        junior mortgage loans and senior
                                        mortgage loans, the junior mortgage
                                        loans would suffer a loss and,
                                        accordingly, one or more classes of
                                        certificates would bear such loss.
                                        Therefore, any risks of deficiencies
                                        associated with first mortgage loans
                                        will be greater with respect to junior
                                        mortgage loans.

Credit Support May Not Cover Losses or
Risks Which Could Adversely Affect
Payment on Your Certificates            The prospectus supplement for the
                                        offered certificates of each series
                                        will describe any credit support
                                        provided with respect to those
                                        certificates. Use of credit support
                                        will be subject to the conditions and
                                        limitations described in this
                                        prospectus and in the related
                                        prospectus supplement. Moreover,
                                        credit support may not cover all
                                        potential losses or risks; for
                                        example, credit support may or may not
                                        cover fraud or negligence by a
                                        mortgage loan originator or other
                                        parties.

                                        A series of certificates may include
                                        one or more classes of subordinate
                                        certificates (which may include
                                        offered certificates), if so provided
                                        in the prospectus supplement. Although
                                        subordination is intended to reduce
                                        the risk to holders of senior
                                        certificates of delinquent
                                        distributions or ultimate losses, the
                                        amount of subordination will be
                                        limited and may decline under certain
                                        circumstances. In addition, if
                                        principal payments on one or more
                                        classes of certificates of a series
                                        are made in a specified order of
                                        priority, any limits with respect to
                                        the aggregate amount of claims under
                                        any related credit support may be
                                        exhausted before the principal of the
                                        lower priority classes of certificates
                                        of such series has been fully repaid.
                                        As a result, the impact of losses and
                                        shortfalls experienced with respect to
                                        the mortgage assets may fall primarily
                                        upon those classes of certificates
                                        having a lower priority of payment.
                                        Moreover, if a form of credit support
                                        covers more than one series of
                                        certificates, holders of certificates
                                        of one series will be subject to the
                                        risk that such credit support will be
                                        exhausted by the claims of the holders
                                        of certificates of one or more other
                                        series.

                                        Regardless of the form of credit
                                        enhancement provided, the amount of
                                        coverage will be limited in amount and
                                        in most cases will be subject to
                                        periodic reduction in accordance with
                                        a schedule or formula. The master
                                        servicer will generally be permitted
                                        to reduce, terminate or substitute all
                                        or a portion of the credit enhancement
                                        for any series of certificates if the
                                        applicable rating agency indicates
                                        that the then-current rating of those
                                        certificates will not be adversely
                                        affected. The rating of any series of
                                        certificates by any applicable rating
                                        agency may be lowered following the
                                        initial issuance of those certificates
                                        as a result of the downgrading of the
                                        obligations of any applicable credit
                                        support provider, or as a result of
                                        losses on the related mortgage assets
                                        substantially in excess of the levels
                                        contemplated by that rating agency at
                                        the time of its initial rating
                                        analysis. None of the depositor, the
                                        master servicer or any of our or the
                                        master servicer's affiliates will have
                                        any obligation to replace or
                                        supplement any credit enhancement, or
                                        to take any other action to maintain
                                        any rating of any series of
                                        certificates.
Mortgagors of Commercial Mortgage
Loans are Sophisticated and May
Take Actions Adverse to Your Interests  Mortgage loans made to partnerships, corporations or other entities may
                                        entail risks of loss from delinquency
                                        and foreclosure that are greater than
                                        those of mortgage loans made to
                                        individuals. The mortgagor's
                                        sophistication and form of
                                        organization may increase the
                                        likelihood of protracted litigation or
                                        bankruptcy in default situations.

Some Actions Allowed by the Mortgage
May Be Limited by Law                   Mortgages securing mortgage loans
                                        included in a trust fund may containa
                                        due-on-sale clause, which permits the
                                        lender to accelerate the maturity of
                                        the mortgage loan if the borrower
                                        sells, transfers or conveys the
                                        related mortgaged property or its
                                        interest in the mortgaged property.
                                        Mortgages security mortgage loans
                                        included in a trust fund may also
                                        include a debt-acceleration clause,
                                        which permits the lender to accelerate
                                        the debt upon a monetary or
                                        non-monetary default of the borrower.
                                        Such clauses are not always
                                        enforceable. The courts of all states
                                        will enforce clauses providing for
                                        acceleration in the event of a
                                        material payment default. The equity
                                        courts of any state, however, may
                                        refuse the foreclosure of a mortgage
                                        or deed of trust when an acceleration
                                        of the indebtedness would be
                                        inequitable or unjust or the
                                        circumstances would render the
                                        acceleration unconscionable.

Assignment of Leases and Rents to
Provide Further Security for Mortgage
Loans Poses Special Risks               The mortgage loans included in any
                                        trust fund typically will be secured
                                        by an assignment of leases and rents
                                        pursuant to which the borrower assigns
                                        to the lender its right, title and
                                        interest as landlord under the leases
                                        of the related mortgaged property, and
                                        the income derived therefrom, as
                                        further security for the related
                                        mortgage loan, while retaining a
                                        license to collect rents for so long
                                        as there is no default. If the
                                        borrower defaults, the license
                                        terminates and the lender is entitled
                                        to collect rents. Some state laws may
                                        require that the lender take
                                        possession of the mortgaged property
                                        and obtain a judicial appointment of a
                                        receiver before becoming entitled to
                                        collect the rents. In addition,
                                        bankruptcy or the commencement of
                                        similar proceedings by or in respect
                                        of the borrower may adversely affect
                                        the lender's ability to collect the
                                        rents.

Inclusion in a Trust Fund of
Delinquent Mortgage Loans May
Adversely Affect the Rate of
Defaults and Prepayments on the
Mortgage Loans                          If so provided in the prospectus
                                        supplement, the trust fund for a
                                        series of certificates may include
                                        mortgage loans that are delinquent as
                                        of the date they are deposited in the
                                        trust fund. A mortgage loan will be
                                        considered "delinquent" if it is 30
                                        days or more past its most recently
                                        contractual scheduled payment date in
                                        payment of all amounts due according
                                        to its terms. In any event, at the
                                        time of its creation, the trust fund
                                        will not include delinquent loans
                                        which by principal amount are more
                                        than 20% of the aggregate principal
                                        amount of all mortgage loans in the
                                        trust fund. If so specified in the
                                        prospectus supplement, the servicing
                                        of such mortgage loans will be
                                        performed by a special servicer.

                                        Credit support provided with respect
                                        to a series of certificates may not
                                        cover all losses related to delinquent
                                        mortgage loans, and investors should
                                        consider the risk that the inclusion
                                        of such mortgage loans in the trust
                                        fund may adversely affect the rate of
                                        defaults and prepayments on the
                                        mortgage loans in the trust fund and
                                        the yield on the offered certificates
                                        of such series.

Environmental Liability May Affect
the Lien on a Mortgaged Property
and Expose the Lender to Costs          Under certain laws, contamination of
                                        real property may give rise to a lien
                                        on the property to assure the costs of
                                        cleanup. In severalstates, that lien
                                        has priority over an existing mortgage
                                        lien on a property. In addition, under
                                        the laws of some states and under the
                                        federal Comprehensive Environmental
                                        Response, Compensation and Liability
                                        Act of 1980, a lender may be liable,
                                        as an "owner" or "operator," for costs
                                        of addressing releases or threatened
                                        releases of hazardous substances at a
                                        property, if agents or employees of
                                        the lender have become sufficiently
                                        involved in the operations of the
                                        borrower, regardless of whether or not
                                        the environmental damage or threat was
                                        caused by the borrower. A lender also
                                        risks such liability on foreclosure of
                                        the mortgage. In addition, liabilities
                                        imposed upon a borrower by CERCLA or
                                        other environmental laws may adversely
                                        affect a borrower's ability to repay a
                                        loan. If a trust fund includes
                                        mortgage loans and the prospectus
                                        supplement does not otherwise specify,
                                        the related pooling agreement will
                                        contain provisions generally to the
                                        effect that the master servicer,
                                        acting on behalf of the trust fund,
                                        may not acquire title to a mortgaged
                                        property or assume control of its
                                        operation unless the master servicer,
                                        based upon a report prepared by a
                                        person who regularly conducts
                                        environmental site assessments, has
                                        made the determination that it is
                                        appropriate to do so. These provisions
                                        are designed to reduce substantially
                                        the risk of liability for costs
                                        associated with remediation of
                                        hazardous substances, but we cannot
                                        provide assurance in a given case that
                                        those risks can be eliminated
                                        entirely. In addition, it is likely
                                        that any recourse against the person
                                        preparing the environmental report,
                                        and such person's ability to satisfy a
                                        judgment, will be limited.

One Action Jurisdiction May Limit the
Ability of the Special Servicer to
Foreclose on a Mortgaged Property       Several states (including California)
                                        have laws that prohibit more than one
                                        "judicial action" to enforce a
                                        mortgage obligation, and some courts
                                        have construed the term "judicial
                                        action" broadly. The special servicer
                                        may need to obtain advice of counsel
                                        prior to enforcing any of the trust
                                        fund's rights under any of the
                                        mortgage loans that include mortgaged
                                        properties where the rule could be
                                        applicable.

                                        In the case of a mortgage loan secured
                                        by mortgaged properties located in
                                        multiple states, the special servicer
                                        may be required to foreclose first on
                                        properties located in states where
                                        "one action" rules apply (and where
                                        non-judicial foreclosure is permitted)
                                        before foreclosing on properties
                                        located in states where judicial
                                        foreclosure is the only permitted
                                        method of foreclosure.

Rights Against Tenants May be Limited
if Leases Are Not Subordinate to the
Mortgage or Do Not Contain Attornment
Provisions                              Some of the tenant leases contain
                                        provisions that require the tenant to
                                        attorn to (that is, recognize as
                                        landlord under the lease) a successor
                                        owner of the property following
                                        foreclosure. Some of the leases may be
                                        either subordinate to the liens
                                        created by the mortgage loans or else
                                        contain a provision that requires the
                                        tenant to subordinate the lease if the
                                        mortgagee agrees to enter into a
                                        non-disturbance agreement.

                                        In some states, if tenant leases are
                                        subordinate to the liens created by
                                        the mortgage loans and such leases do
                                        not contain attornment provisions,
                                        such leases may terminate upon the
                                        transfer of the property to a
                                        foreclosing lender or purchaser at
                                        foreclosure. Accordingly, in the case
                                        of the foreclosure of a mortgaged
                                        property located in such a state and
                                        leased to one or more desirable
                                        tenants under leases that do not
                                        contain attornment provisions, such
                                        mortgaged property could experience a
                                        further decline in value if such
                                        tenants' leases were terminated (e.g.,
                                        if such tenants were paying
                                        above-market rents).

                                        If a lease is senior to a mortgage,
                                        the lender will not (unless it has
                                        otherwise agreed with the tenant)
                                        possess the right to dispossess the
                                        tenant upon foreclosure of the
                                        property, and if the lease contains
                                        provisions inconsistent with the
                                        mortgage (e.g., provisions relating to
                                        application of insurance proceeds or
                                        condemnation awards), the provisions
                                        of the lease will take precedence over
                                        the provisions of the mortgage.

If Mortgaged Properties Are Not in
Compliance With Current Zoning Laws,
You May Not Be Able to Restore
Compliance Following a Casualty Loss    Due to changes in applicable building
                                        and zoning ordinances and codes which
                                        have come into effect after the
                                        construction of improvements on
                                        certain of the mortgaged properties,
                                        some improvements may not comply fully
                                        with current zoning laws (including
                                        density, use, parking and set-back
                                        requirements) but may qualify as
                                        permitted non-confirming uses. Such
                                        changes may limit the ability of the
                                        related mortgagor to rebuild the
                                        premises "as is" in the event of a
                                        substantial casualty loss. Such
                                        limitations may adversely affect the
                                        ability of the mortgagor to meet its
                                        mortgage loan obligations from cash
                                        flow. Insurance proceeds may not be
                                        sufficient to pay off such mortgage
                                        loan in full. In addition, if the
                                        mortgaged property were to be repaired
                                        or restored in conformity with then
                                        current law, its value could be less
                                        than the remaining balance on the
                                        mortgage loan and it may produce less
                                        revenue than before such repair or
                                        restoration.

Inspections of the Mortgaged
Properties Were Limited                 The mortgaged properties were
                                        inspected by licensed engineers at the
                                        time the mortgage loans were
                                        originated to assess the structure,
                                        exterior walls, roofing interior
                                        construction, mechanical and
                                        electrical systems and general
                                        condition of the site, buildings and
                                        other improvements located on the
                                        mortgaged properties. We cannot
                                        provide assurance that all conditions
                                        requiring repair or replacement have
                                        been identified in such inspections.

Litigation Concerns                     There may be legal proceedings pending
                                        and, from time to time, threatened
                                        against the mortgagors or their
                                        affiliates relating to the business,
                                        or arising out of the ordinary course
                                        of business, the mortgagors and their
                                        affiliates. We cannot provide
                                        assurance that such litigation will
                                        not have a material adverse effect on
                                        the distributions to you on your
                                        certificates.

                        DESCRIPTION OF THE TRUST FUNDS

General

         The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, or (iii) a combination of mortgage loans, participations therein and/or CMBS. Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "- Mortgage Loans-Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans-Leases

         General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds or trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

         If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

         Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Leases-Leases and Rents." Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

         To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

         If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

         Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

         Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than
(i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

         The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

         Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "-Leases" above.

         While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

         Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

         Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors - Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans" and "-Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default."

         Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

         Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

         CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

         The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

         Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

         The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "-Mortgage Loans-Leases-Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

         To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Certificate Accounts

         Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

Credit Support

         If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors - Credit support may not cover losses or risks which could adversely affect payment on your certificates" and "Description of Credit Support."

Cash Flow Agreements

         If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.

Pre-Funding

         If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.

         In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk Factors-Unused amounts in pre-funding accounts may be returned to you as a prepayment."

                             YIELD CONSIDERATIONS

General

         The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors-Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

         The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

         A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

         When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "Description of the Pooling Agreements-Servicing Compensation and Payment of Expenses."

Prepayment Considerations

         A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

         The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

         In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

         The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

         The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

         The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

         The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

         A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amoritzation class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

         In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

         Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

         Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

         A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage moan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

         Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

         Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

         The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

         Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

         The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

                                 THE DEPOSITOR

         First Union Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of First Union National Bank, a national banking association with its main office located in Charlotte, North Carolina. First Union National Bank is a subsidiary of First Union Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. First Union Corporation has filed with the appropriate Federal Reserve Bank a declaration to become a financial holding company pursuant to the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College St., Charlotte, N.C. 28288-0600. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

                                USE OF PROCEEDS

         The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

General

         In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

         Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors-Your Ability to Resell Certificates May Be Limited Because of Their Characteristics," and "-The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates".

Distributions

         Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

         Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

         Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

         If so specified in the prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance
of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield Considerations-Shortfalls in Collections of Interest Resulting from Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors-Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield Considerations."

Distributions of Principal of the Certificates

         Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

         As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

         To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "-General" above. To that extent, the descriptions set forth under "-Distributions of Interest on the Certificates" and "-Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

         If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.

Allocation of Losses and Shortfalls

         If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

         With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

         If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

         If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

         The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling agreement or of a party to the related CMBS agreement.

Reports to Certificateholders

         On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

         (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

         (ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

         (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to (A) prepayment premiums and (B) payments on account of a lender's equity participation in the related mortgaged property;

         (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

         (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on such distribution date;

         (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

         (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

         (viii) with respect to each mortgage loan that is delinquent in respect of three or more scheduled payments, (A) the loan number, (B) the unpaid balance, (C) whether the delinquency is in respect of any balloon payment, (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect of the mortgage loan, (E) if applicable, the aggregate amount of any interest accrued and payable to the related master servicer, a special servicer and/or any other entity on related servicing expenses and related advances, (F) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice and (G) a brief description of the status of any foreclosure proceedings or negotiations with the borrower;

         (ix) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund, (A) the loan number, (B) the manner in which the mortgage loan was liquidated, (C) the aggregate amount of liquidation proceeds received, (D) the portion of liquidation proceeds payable or reimbursable to the related master servicer or a special servicer in respect of the mortgage loan and (E) the amount of any loss to certificateholders;

         (x) with respect to each REO Property included in the related trust fund as of the end of the related due period or prepayment period, as applicable, (A) the loan number of the related mortgage loan, (B) the date of acquisition, (C) the principal balance of the related mortgage loan (calculated as if such mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the related pooling agreement), (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect of the related mortgage loan, and (E) if applicable, the aggregate amount of interest accrued and payable to the related master servicer, a special servicer and/or any other entity on related servicing expenses and related advances;

         (xi) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds,
                  (C) the portion of such sales proceeds payable or reimbursable to the related master servicer or a special servicer in respect of such REO Property or the related mortgage loan and (D) the amount of any loss to certificateholders in respect of the related mortgage loan;

         (xii) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) at the close of business on such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans and any increase in the certificate balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

         (xiii) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

         (xiv) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

         (xv) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date;

         (xvi) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date; and

         (xvii) if the related trust fund includes one or more types of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such distribution date.

         In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

         Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force. See, however, "Description of the Certificates-Book-Entry Registration and Definitive Certificates."

         If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

         The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

         Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling agreement and as otherwise specified in the prospectus supplement. See "Description of the Pooling Agreements-Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling agreement on the part of the master servicer. See "Description of the Pooling Agreements-Events of Default," "-Rights upon Event of Default" and "-Resignation and Removal of the Trustee."

Termination

         The obligations created by the pooling agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a pooling agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

         If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

         If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities Exchange Commission.

         Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate owner's ownership interest as an actual purchaser of a book-entry certificate will in turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

         DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

         As may be provided in the prospectus supplement, the only "certificateholder" (as such term is used in the related pooling agreement) of a book-entry certificate will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

         Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

         As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if (i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (ii) the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling agreement.

                     DESCRIPTION OF THE POOLING AGREEMENTS

General

         The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement. In general, the parties to a pooling agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling agreement. However, a pooling agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling agreement under which certificates of a series are issued will be identified in the prospectus supplement.

         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires. The depositor will provide a copy of the pooling agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to First Union Commercial Mortgage Securities, Inc., One First Union Center, Charlotte, N.C. 28288-0166,
Attention: Securitization Services.

Assignment of Mortgage Assets; Repurchases

         As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

         With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

         The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

         If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

         With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

         The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

         Each pooling agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

         The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Certificate Account

         General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         Deposits. Unless otherwise provided in the related pooling agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

               (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

               (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

               (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

               (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

               (v) any advances made as described under "Description of the Certificates-Advances in Respect of Delinquencies;"

               (vi) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds-Cash Flow Agreements;"

               (vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under "-Assignment of Mortgage Assets; Repurchases" and "-Representations and Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "-Realization Upon Defaulted Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under "Description of the Certificates-Termination";

               (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "-Servicing Compensation and Payment of Expenses;"

               (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

               (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance Policies;"

               (xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

               (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling agreement and described in the prospectus supplement.

         Withdrawals. Unless otherwise provided in the related pooling agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

               (i) to make distributions to the certificateholders on each distribution date;

               (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates-Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

               (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

               (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling agreement and described in the prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

               (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

               (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "-Realization Upon Defaulted Mortgage Loans;"

               (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "-Certain Matters Regarding the Master Servicer and the Depositor;"

               (viii) if and to the extent described in the prospectus supplement, to pay the fees of the trustee;

               (ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "-Certain Matters Regarding the Trustee;"

               (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account;

               (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

               (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences-Taxation of Owners of REMIC Residual Certificates-Prohibited Transactions Tax and Other Taxes;"

               (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

               (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling agreement for the benefit of certificateholders;

               (xv) to make any other withdrawals permitted by the related pooling agreement and described in the prospectus supplement; and

               (xvi) to clear and terminate the certificate account upon the termination of the trust fund.

Collection and Other Servicing Procedures

         Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the pooling agreement.

         The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

         A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

         Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

         Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling agreement. See "-Certificate Account" and "-Servicing Compensation and Payment of Expenses."

         Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

Realization upon Defaulted Mortgage Loans

         A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

         The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases."

         A pooling agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the servicing standard specified in the pooling agreement, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related mortgaged property. Generally, the related pooling agreement will require that the master servicer accept the highest cash bid received from any person (including itself, an affiliate of the master servicer or any certificateholder) that constitutes a fair price for such defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling agreement to be fair, the master servicer will generally be required to proceed with respect to such defaulted mortgage loan as described below.

         If a default on a mortgage loan has occurred or, in the master servicer's judgment, is imminent, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

               (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

               (ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and Leases-Environmental Considerations."

         If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or
(ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling agreement.

         If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

         If any mortgaged property suffers damage that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore, the master servicer will not be required to expend its own funds to restore the damaged property unless (and to the extent not otherwise provided in the prospectus supplement) it determines (i) that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (ii) that such expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

Hazard Insurance Policies

         Each pooling agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

         The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

         Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans and Leases-Due-on-Sale and Due-on Encumbrance."

Servicing Compensation and Payment of Expenses

         Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

         In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

         If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

         See "Yield Considerations-Shortfalls in Collections of Interest Resulting from Prepayments."

Evidence as to Compliance

         Each pooling agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related pooling agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, either the Audit Program for Mortgages serviced for Freddie Mac or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, as the case may be, requires it to report. Each pooling agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling agreement throughout the preceding calendar year or other specified twelve-month period.

         Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders without charge upon written request to the master servicer.

Certain Matters Regarding the Master Servicer and the Depositor

         The master servicer under a pooling agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling agreement may permit the master servicer to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling agreement. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling agreement. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

         Each pooling agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the prospectus supplement, each pooling agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not reimbursable pursuant to the pooling agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each pooling agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

         Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling agreement.

Events of Default

         The events of default for a series of certificates under the related pooling agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that one such failure is permitted in every consecutive twelve-month period so long as the failure is corrected by 10:00 a.m. on the related distribution date,
(ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.

Rights upon Event of Default

         So long as an event of default under a pooling agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

         No certificateholder will have the right under any pooling agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

         Each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling agreement that are not inconsistent with the provisions thereof,
(iv) to comply with any requirements imposed by the Internal Revenue Code or
(v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes; provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling agreement, the trustee will be prohibited from consenting to any amendment of a pooling agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

         Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee

         The trustee under each pooling agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

         The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling agreement.

Certain Matters Regarding the Trustee

         The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling agreement. As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

         The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

         Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

         Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

General

         Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

         The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

         If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and
(iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors-Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates."

Subordinate Certificates

         If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

         If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

         If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

         If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling agreement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

Credit Support with Respect to CMBS

         If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

              CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

         The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds-Mortgage Loans-Leases." For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying a CMBS.

General

         Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

         The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

         There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

         Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "-Environmental Considerations."

         In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "-Bankruptcy Laws."

Personalty

         In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

         If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations
(i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

         An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "-Foreclosure-Cooperative Loans" below.

Junior Mortgages; Rights of Senior Lenders

         Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer asserts its subordinate interest in a property in a foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

         The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

         The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

         Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

         The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

         General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

         Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

         Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

         Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

         Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the current Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. ss.ss.101-1330) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and
(ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett were rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

         Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

         Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain these provisions.

         Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

         Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

         Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor would stay the senior lender from proceeding with any foreclosure action.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's second claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

         Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "-Leases and Rents."

         In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

         If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

         In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

         A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

         To the extent described in the related prospectus supplement, certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

         In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

         General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         Superlien Laws. Under certain laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of the facility prior to foreclosure, holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender protection from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

         In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous substances from underground storage tanks under the Federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

         The Federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management."

         Importantly, the Lender Liability Act does not, among other things:
(1) completely eliminate potential liability to lenders under CERCLA or RCRA,
(2) reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or
(4) affect liabilities or potential liabilities under state environmental laws.

         Certain Other State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

         To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements-Realization upon Defaulted Mortgage Loans."

         If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

         Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

         Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

         The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

         In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeitures in Drug and RICO Proceedings

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986 (the "Code") and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (e.g., banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

         The following discussion addresses securities of two general types:
(i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. If no REMIC election is made, the trust fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The prospectus supplement relating to such an election will describe the requirements for the classification of the trust as a FASIT and the consequences to a holder of owning certificates in a FASIT. The prospectus supplement for each series of certificates also will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

         The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements."

         Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

         Classification of REMICs. It is the opinion of Brown & Wood LLP, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling agreement and based upon the law on the date hereof, for federal income tax purposes the related trust will qualify as a REMIC and the REMIC Certificates offered will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") under the REMIC provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

         Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. Nonetheless, the REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage.

         Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual certificates in the related REMIC within the meaning of the REMIC provisions.

         For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate, or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

         It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether such an election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (presumably taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations. If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the present value, as of the end of the accrual period, of all of the distributions remaining plus the distributions made during the accrual period of amounts included in the stated redemption price less the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost excluding accrued qualified stated interest less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of the adjusted issue price at the beginning of the accrual period and the daily portions of original issue discount for all days during the related accrual period.

         Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

         o  on the basis of a constant yield method;

         o in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

         o in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

         Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest; discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

         Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

         The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

         General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

         An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed, as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

         It is uncertain how payments received by a holder of a REMIC Residual interest in connection with the acquisition of such REMIC Residual interest should be treated and holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distribution received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates. If a class of REMIC Certificates is not sold initially, the REMIC will have an initial aggregate basis in its assets equal to the fair market values of such certificates as of the closing date. Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

         A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificate---Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

         If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

         In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

         o the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

         o the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

         The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         For REMIC Residual Certificateholders, an excess inclusion:

         o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

         o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and; and

         o will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

         Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer except to the extent that the dealer has specifically identified a security as held for investment. The regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus cannot be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

         o 3% of the excess of the individual's adjusted gross income over such amount; or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset within the meaning of section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

         o the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular Certificate, over

         o the amount of ordinary income actually includible in the seller's income prior to such sale.

         In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under"--Taxation of Owners of REMIC Regular Certificates--Market Discount and "--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

         Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

         o  the disposition of a mortgage loan;

         o the receipt of income from a source other than a mortgage loan or certain other permitted investments;

         o  the receipt of compensation for services; or

         o gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

         o the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

         o the highest marginal federal income tax rate applicable to corporations.

         The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

         For these purposes, a "disqualified organization" generally means:

         o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

         o any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

         o  any organization described in section 1381(a)(2)(C) of the Code.

         For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

         Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

         As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

         Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. The IRS recently issued notice 99-25 which generally makes the new regulations effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

         Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means:

         o  a citizen or resident of the United States;

         o a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

         o an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

         o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

         o a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

         o to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgage or a controlled foreign corporation of which such mortgagor is a "United States shareholder" within the meaning of section 951(b) of the Code.

         If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling agreement.

Grantor Trust Funds

         Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

         For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

Characterization of Investments in Grantor Trust Certificates

         Grantor Trust Fractional Interest Certificates Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

         o  assets described in section 7701(a)(19)(C) of the Code;

         o "obligation[s] which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and

         o "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.

         In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

         The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates

         General. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "-Taxation of Owners of REMIC Residual Certificates-Possible Pass-Through of Miscellaneous Itemized Deductions".

         Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the "stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-Market Discount." Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report interest income from its grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

         With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates-Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provide for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

         Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

         A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

         Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "Taxation of Owners of REMIC Regular Certificates-Market Discount".

         Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply." Further, under the rules described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

         The OID regulations in so far as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

         As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

         The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

         Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

         Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

         Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

         Foreign Investor. In general, the discussion with respect to REMIC Regular Certificates in "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

         To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                             ERISA CONSIDERATIONS

General

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and
Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law (which may contain restrictions substantially similar to those in ERISA and the Internal Revenue Code).

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue Code.

         Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

         Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Internal Revenue Code.

Prohibited Transaction Exemptions

         First Union Corporation ("First Union") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Internal Revenue Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA Considerations," the term "underwriter" includes (i) First Union, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with First Union, and (iii) any member of the underwriting syndicate or selling group of which First Union or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of Distribution."

         The Exemption sets forth six general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

         First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the offered certificates must evidence rights and interests which are not subordinated to the rights and interests evidenced by other certificates of the same trust.

         Third, the offered certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("Duff & Phelps") or Fitch IBCA, Inc. ("Fitch").

         Fourth, the trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

         Fifth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling agreement and reimbursement of such person's reasonable expenses in connection therewith.

         Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Exchange Commission under the Securities Act of 1933, as amended.

         In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling agreement; (ii) the date on which an event of default occurs under the pooling agreement; or
(iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

         The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

         The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund, but it is not clear whether the Exemption would apply to a trust fund that included mortgage loans secured by liens on real estate projects under construction or cash flow agreements. In addition, it is not clear whether the Exemption applies to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. Also, when it issued the Exemptions, the DOL did not consider mortgages containing defeasance provisions that may be contained in some of the mortgage loans. Accordingly, it is not clear what the impact on the Exemption would be if such defeasance provisions were exercised. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer that the term of the relevant mortgage loan. Also, as noted, classes of Subordinated Certificates are not covered by the Exemption.

         If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1) (A) through (D) of the Internal Revenue Code) in connection with
(i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c)(1)(E) of the Internal Revenue Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

         The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling agreement and (b) the pooling agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund. The pooling agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling agreement.

         The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of certificates and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, Duff & Phelps or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations expected to be promulgated by the DOL pursuant to Section 1460 of the Small Business Job Protection Act of 1996.

         Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Internal Revenue Code (or, in the case of governmental plans, under applicable Federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate that is subordinate to other certificates of the trust fund shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top three rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Part III of Prohibited Transaction Class Exemption 95-60. Each purchaser of Subordinated Certificates shall be deemed to represent that it is eligible for, and meets all of the requirements of, Part III of Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.

                               LEGAL INVESTMENT

         The offered certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the prospectus supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the offered certificates constitute legal investments for them.

         Generally, only classes of offered certificates that (i) are rated in one of the two highest rating categories by one or more rating agencies and
(ii) are part of a series evidencing interests in a trust fund consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain multifamily loans, and originated by types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute, legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico), the authorized investments of which are subject to state regulation.

         Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Reglue Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R.
Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interest in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by thence effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying" and, with regard to any offered certificates issued in book-entry form.

         Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institutional regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulation, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                            METHOD OF DISTRIBUTION

         The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by First Union Securities, Inc., acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by First Union Securities, Inc. acting as agent. If First Union Securities, Inc. acts as agent in the sale of offered certificates, First Union Securities, Inc. will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that First Union Securities, Inc. elects to purchase offered certificates as principal, First Union Securities, Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

         This prospectus and prospectus supplements also may be used by the depositor, First Union Securities, Inc., an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. First Union Securities, Inc. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including First Union Securities, Inc. to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including First Union Securities, Inc.

         The depositor will agree to indemnify First Union Securities, Inc. and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

         In the ordinary course of business, First Union Securities, Inc. and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

         The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

         Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

                                 LEGAL MATTERS

         Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Brown & Wood LLP, New York, New York.

                             FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.

                                    RATINGS

         It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

         Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

         There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

                        INDEX OF PRINCIPAL DEFINITIONS

         "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

         "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the Certificates" in this prospectus.

         "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

         "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.

         "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

         "DTC" means The Depository Trust Company.

         "Fannie Mae" or "FNMA" means the Federal National Mortgage
Association.

         "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage Corporation.

         "Freddie Mac" or "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "Ginnie Mae" or "GNMA" means the Government National Mortgage Association.

         "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

         "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

         "REMIC" means a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986.

         "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

         "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

         "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

         "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

         "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following sets forth the estimated expenses and costs expected to be incurred in connection with the issuance and distribution of the Certificates being registered hereby.

          Registration Fee....................................     $      264
          Rating Agency Fees..................................     $3,000,000
          Printing and Engraving Expenses.....................     $  300,000
          Accounting Fees and Expenses........................     $  250,000
          Legal Fees and Expenses.............................     $1,500,000
          Blue Sky and Legal Investment Fees and Expenses.....     $   20,000
          Trustee Fees and Expenses...........................     $  200,000
          Miscellaneous.......................................     $  500,000

          Total...............................................     $5,770,264


         Item 15..Indemnification of Directors and Officers

         The Pooling and Servicing Agreements will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Certificateholders, except for any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of duties under such Pooling and Servicing Agreements, or by reason of reckless disregard of such duties. The Pooling and Servicing Agreements will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreements and related Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms of such Pooling and Servicing Agreements, or otherwise incidental to the performance of obligations and duties thereunder; and (ii) incurred in connection with any violation of any state or federal securities law.

         Sections 55-8-50 through 55-8-58 of the revised North Carolina Business Corporation Act (the "NCBCA") contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statute provides that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation, by contract or by resolution provide indemnification in addition to that provided by the statute, subject to certain conditions set forth in the statute.

         The Articles of Incorporation of the Registrant provide that the personal liability of each director of the corporation is eliminated to the fullest extent permitted by the provisions of the NCBCA, as presently in effect or as amended. No amendment, modification or repeal of this provision of the Articles of Incorporation shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

         First Union Corporation maintains directors and officers liability insurance for the benefit of its subsidiaries. In general, the policy insures
(i) the Registrant's directors and, in certain cases, its officers against loss by reason of any of their wrongful acts, and/or (ii) the Registrant against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and condition contained in the policy.

         In connection with an agreement between the Registrant and Wayne K. Brown, an independent director of the Registrant, the Registrant has agreed to indemnify and hold harmless Mr. Brown from any and all loss, claim, damage or cause of action, including reasonable attorneys' fees related thereto (collectively, "Claims"), incurred by Mr. Brown in the performance of his duties as a director; provided, however, that Mr. Brown shall not be so indemnified for such Claims if they arise from his own negligence or wilful misconduct.

         Under agreements which may be entered into by the Registrant, certain controlling persons, directors and officers of the Registrant may be entitled to indemnification by underwriters and agents who participate in the distribution of Certificates covered by the Registration Statement against certain liabilities, including liabilities under the Securities Act.

Item 16.  Exhibits

Exhibits

1(a)   Form of Underwriting Agreement.*
4(a)   Form of Pooling and Servicing Agreement.*
5(a)   Opinion of Brown & Wood LLP with respect to legality.
5(b)   Opinion of Senior Vice President and Assistant General
       Counsel of First Union Corporation.
8(a)   Opinion of Brown & Wood LLP.
23(a)  Consent of Brown & Wood LLP (included as part of Exhibit 5(a) and
       Exhibit 8(a)).
23(b) Consent of Senior Vice President and Assistant General Counsel of First Union Corporation (included as part of Exhibit 5(b)).
24(a)  Power of Attorney (included as part of signature page).+
       -----------------------------

+      Filed herewith

* Incorporated by reference to the Registrant's Registration Statement on Form S-3 (33-97994)

Item 17.  Undertakings.

A.  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to the Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided however, that paragraph (A) (1) (i) and (A) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         D. Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defence of any action, suit or proceeding) is asserted by such director, office or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         E. The Registrant reasonably believes that the security rating requirement for the eligibility of this Form S-3 will be met at the time of sale for each series of Certificates.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on February 9, 2000.

                                      First Union Commercial Mortgage
                                      Securities, Inc.
                                      By:      /s/ Brian E. Simpson
                                               --------------------
                                               President

         Each of the undersigned directors and officers of First Union Commercial Mortgage Securities, Inc. hereby severally constitutes and appoints Vincent Altamura, Timothy F. Danello, James F. Powers and Benjamin F. Williams, Jr., and each of them as agents and attorneys-in-fact of the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under Securities Act of 1933 and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said agents and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said agent and attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


Signature                          Capacity                            Date


/s/    Brian E. Simpson            President and Director              February 9, 2000
--------------------------------
       Brian E. Simpson

/s/    James H. Hatch              Senior Vice President and           February 9, 2000
--------------------------------
       James H. Hatch              Treasurer (Chief Financial Officer
                                   and Chief Accounting Officer)

/s/    Wayne K. Brown              Director                            February 9, 2000
--------------------------------
       Wayne K. Brown

/s/    Benjamin F. Williams, Jr.   Director                            February 9, 2000
--------------------------------
       Benjamin F. Williams, Jr.


                                                                  Exhibit 5(a)

                               BROWN & WOOD LLP
                            ONE TRADE WORLD CENTER
                           NEW YORK, N.Y. 10048-0557
                            TELEPHONE: 212-839-5300
                            FACSIMILE: 212-839-5599

                                                             February 11, 2000


First Union Commercial Mortgage Securities, Inc.
One First Union Center
301 South College Street
Charlotte, North Carolina  28288-0600

                  Re: First Union Commercial Mortgage Securities, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to First Union Commercial Mortgage Securities, Inc., a North Carolina corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of Commercial Mortgage Pass-Through Certificates (the "Certificates"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). Each series of such Certificates will be issued pursuant to a separate pooling and servicing agreement (the "Pooling and Servicing Agreement"), among the Registrant, a trustee, a master servicer or servicer and/or a special servicer, each to be identified in the prospectus supplement for such series of Certificates.

We have made such investigation of law as we deem appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of such Certificates.

Based on the foregoing, we are of the opinion that:

(i) When each Pooling and Servicing Agreement in respect of which we have participated as your counsel has been duly authorized by all necessary corporate action and has been duly executed and delivered, it will constitute a valid and binding obligation of the Registrant enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(ii) When the issuance, execution and delivery of the Certificates in respect of which we have participated as your counsel have been duly authorized by all necessary corporate action, and when such Certificates have been duly executed, authenticated and delivered and sold as described in the Registration Statement, such Certificates will be legally and validly issued and the holders of such Certificates will be entitled to the benefits provided by the Pooling and Servicing Agreement pursuant to which such Certificates were issued.

In rendering the foregoing opinions, we have assumed the accuracy and truthfulness of all public records of the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each such Pooling and Servicing Agreement and the related Certificates will be executed and delivered in substantially the form filed as exhibits to the Registration Statement, and that such Certificates will be sold as described in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus and the Prospectus Supplement forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                              Very truly yours,

                                                              BROWN & WOOD LLP



                                                                  Exhibit 5(b)

                            FIRST UNION CORPORATION

                               February 11, 2000

First Union Commercial Mortgage Securities, Inc.
One First Union Center
301 South College Street
Charlotte, North Carolina  28288

Brown & Wood, LLP
New York, New York  10048

         Re: First Union Commercial Mortgage Securities, Inc. Commercial Mortgage Pass-Through Certificates
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         I am Senior Vice President and Assistant General Counsel of First Union Corporation, the parent of First Union National Bank which is the owner of all issued and outstanding voting stock of First Union Commercial Mortgage Securities, Inc., a North Carolina corporation (the "Registrant"). As such, I am familiar with the Registrant, the registration under the Securities Act of 1933, as amended (the "Act"), of the Registrant's Commercial Mortgage Pass-Through Certificates (the "Certificates"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement") among the Registrant and a trustee, a master servicer and/or a special servicer to be identified in the prospectus supplement for such series of Certificates. Each Pooling and Servicing Agreement will be substantially in the form filed as an Exhibit to the Registration Statement.

         In connection with rendering this opinion letter, I have examined such documents as I have deemed necessary. As to matters of fact, I have examined and relied upon representations or certifications of officers of the Registrant or public officials. I have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all documents submitted to me as copies.

         In rendering this opinion letter, I express no opinion as to the laws of any jurisdiction other than the laws of the State of North Carolina and the federal laws of the United States, nor do I express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

         Based upon and subject to the foregoing, I am of the opinion that the Registrant has the corporate power and authority to enter into and perform all obligations of the Registrant under the pooling and servicing agreement.

         I hereby consent to the filing of this opinion letter as an attachment to the opinion of Brown & Wood LLP, which will be filed as an Exhibit to the Registration Statement, without admitting that I am an "expert" within the meaning of the Act and the rules and regulations thereunder with respect to any part of the Registration Statement, including this opinion.

                                                     Very truly yours,

                                                     /s/ TIMOTHY F. DANELLO

                                                     Timothy F. Danello



                                                                  Exhibit 8(a)

                               BROWN & WOOD LLP
                            ONE TRADE WORLD CENTER
                           NEW YORK, N.Y. 10048-0557
                            TELEPHONE: 212-839-5300
                            FACSIMILE: 212-839-5599

                                                             February 11, 2000


First Union Commercial Mortgage Securities, Inc.
One First Union Center
301 South College Street
Charlotte, North Carolina  28288-0600


                  Re: First Union Commercial Mortgage Securities, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to First Union Commercial Mortgage Securities, Inc., a North Carolina corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of Commercial Mortgage Pass-Through Certificates that evidence interests in certain pools of mortgage loans (the "Certificates"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). Each series of Certificates will be issued pursuant to a Pooling and Servicing Agreement among the Registrant, a trustee, a master servicer or servicer and/or a special servicer, each to be specified in the Prospectus Supplement for such series of Certificates. We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Certificates. This advice is summarized under the headings "Summary of Prospectus -- Tax Status of the Certificates" and "Material Federal Income Tax Consequences" in the Prospectus and "Summary of Prospectus Supplement -- Material Federal Income Tax Consequences" and "Material Federal Income Tax Consequences" in the Prospectus Supplement relating to the Certificates in respect of which we participated as your counsel for the registration of such Certificates under the Act. The information set forth in the Prospectus and the Prospectus Supplement under the captions "Summary of Prospectus -- Tax Status of the Certificates" and "Material Federal Income Tax Consequences" and "Summary of Prospectus Supplement -- Material Federal Income Tax Consequences" and "Material Federal Income Tax Consequences", to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the heading "Material Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of this Registration Statement, including this exhibit.

                                                              Very truly yours,

                                                              BROWN & WOOD LLP